                                                                   EXHIBIT 10.64
                                                                   -------------

________________________________________________________________________________



                               CREDIT AGREEMENT


                                     among


                            SYNBIOTICS CORPORATION


                            THE BANKS NAMED HEREIN


                                      and


                                BANQUE PARIBAS


                                   As Agent


                           Dated as of July 9, 1997


                                  $15,000,000


________________________________________________________________________________

SECTION 1   DEFINITIONS..........................................................    1

            Section 1.1     Definitions..........................................    1

SECTION 2.  AMOUNT AND TERMS OF CREDIT FACILITIES................................   24

            Section 2.1     Term Loans...........................................   24
            Section 2.2     Revolving Loans......................................   25
            Section 2.3     Letters of Credit....................................   26
            Section 2.4     Notice of Borrowing..................................   29
            Section 2.5     Disbursement of Funds................................   30
            Section 2.6     Notes................................................   31
            Section 2.7     Interest.............................................   31
            Section 2.8     Interest Periods.....................................   32
            Section 2.9     Minimum Amount of Eurodollar Loans...................   34
            Section 2.10    Conversion or Continuation...........................   34
            Section 2.11    Voluntary Reduction of Commitments...................   35
            Section 2.12    Voluntary Prepayments................................   35
            Section 2.13    Mandatory Prepayments................................   36
            Section 2.14    Application of Prepayments...........................   37
            Section 2.15    Method and Place of Payment..........................   37
            Section 2.16    Fees.................................................   38
            Section 2.17    Interest Rate Unascertainable,
                            Increased Costs, Illegality..........................   39
            Section 2.18    Funding Losses.......................................   41
            Section 2.19    Increased Capital....................................   42
            Section 2.20    Taxes................................................   42
            Section 2.21    Use of Proceeds......................................   44
            Section 2.22    Participations Purchased by Banks
                            in the Letter of Credit Liability....................   44

SECTION 3.  CONDITIONS PRECEDENT.................................................   46

            Section 3.1     Conditions Precedent to Initial Loans................   46

            Section 3.2     Conditions Precedent to All Loans....................   52

SECTION 4.  REPRESENTATIONS AND WARRANTIES.......................................   53

            Section 4.1     Corporate Status.....................................   53
            Section 4.2     Corporate Power and Authority........................   53
            Section 4.3     No Violation.........................................   53
            Section 4.4     Litigation...........................................   54

            Section 4.5     Financial Statements; Financial Condition; etc.......   54
            Section 4.6     Solvency.............................................   54
            Section 4.7     Material Adverse Change..............................   54
            Section 4.8     Use of Proceeds; Margin Regulations..................   54
            Section 4.9     Governmental Approvals...............................   54
            Section 4.10    Security Interests and Liens.........................   55
            Section 4.11    Tax Returns and Payments.............................   55
            Section 4.12    ERISA................................................   55
            Section 4.13    Investment Company Act; Public
                            Utility Holding Company Act..........................   56
            Section 4.14    Representations and Warranties in Transaction
                            Documents............................................   57
            Section 4.15    True and Complete Disclosure.........................   57
            Section 4.16    Corporate Structure; Capitalization..................   58
            Section 4.17    Environmental Matters................................   58
            Section 4.18    Patents, Trademarks, etc.............................   59
            Section 4.19    Ownership of Property................................   59
            Section 4.20    No Default...........................................   60
            Section 4.21    Licenses, etc........................................   60
            Section 4.22    Compliance With Law..................................   60
            Section 4.23    Brokers' Fees........................................   60
            Section 4.24    Labor Matters........................................   60

SECTION 5.  AFFIRMATIVE COVENANTS................................................   61

            Section 5.1     Information Covenants................................   61
            Section 5.2     Books, Records and Inspections.......................   67
            Section 5.3     Maintenance of Insurance.............................   68
            Section 5.4     Taxes................................................   68
            Section 5.5     Corporate Franchises.................................   68
            Section 5.6     Compliance with Law..................................   69
            Section 5.7     Performance of Obligations...........................   69
            Section 5.8     Maintenance of Properties............................   69
            Section 5.9     Interest Rate Protection.............................   69
            Section 5.10    Additional Collateral................................   69

SECTION 6.  NEGATIVE COVENANTS...................................................   70

            Section 6.1     Financial Covenants..................................   70
            Section 6.2     Indebtedness.........................................   72
            Section 6.3     Liens................................................   73
            Section 6.4     Restriction on Fundamental Changes...................   74
            Section 6.5     Sale of Assets.......................................   75
            Section 6.6     Contingent Obligations...............................   75
            Section 6.7     Dividends............................................   75
            Section 6.8     Advances, Investments and Loans......................   76

            Section 6.9     Transactions with Affiliates.........................   76
            Section 6.10    Limitation on Voluntary
                            Payments and Modifications of Certain Documents......   76
            Section 6.11    Changes in Business..................................   77
            Section 6.12    Certain Restrictions.................................   77
            Section 6.14    Sales and Leasebacks.................................   77
            Section 6.15    Plans................................................   78
            Section 6.16    Fiscal Year; Fiscal Quarter..........................   78

SECTION 7.  EVENTS OF DEFAULT....................................................   78

            Section 7.1      Events of Default...................................   78
            Section 7.2      Rights and Remedies.................................   82

SECTION 8.  THE AGENT............................................................   82

            Section 8.1     Appointment..........................................   82
            Section 8.2     Delegation of Duties.................................   83
            Section 8.3     Exculpatory Provisions...............................   84
            Section 8.4     Reliance by Agent....................................   84
            Section 8.5     Notice of Default....................................   85
            Section 8.6     Non-Reliance on Agent and Other Banks................   85
            Section 8.7     Indemnification......................................   86
            Section 8.8     Agent in its Individual Capacity.....................   87
            Section 8.9     Resignation by the Agent.............................   87

SECTION 9.  MISCELLANEOUS........................................................   87

            Section 9.1     Payment of Expenses, Indemnity etc...................   87
            Section 9.2     Right of Setoff......................................   89
            Section 9.3     Notices..............................................   90
            Section 9.4     Successors and Assigns; Participation; Assignments...   90
            Section 9.5     Amendments and Waivers...............................   93
            Section 9.6     No Waiver; Remedies Cumulative.......................   94
            Section 9.7     Sharing of Payments..................................   95
            Section 9.8     Governing Law; Submission to Jurisdiction...........    95
            Section 9.9     Counterparts.........................................   96
            Section 9.10    Effectiveness........................................   96
            Section 9.11    Headings Descriptive.................................   96
            Section 9.12    Marshalling; Recapture...............................   96
            Section 9.13    Severability.........................................   97
            Section 9.14    Survival.............................................   97

            Section 9.15    Domicile of Loans....................................   97
            Section 9.16    Limitation of Liability..............................   97
            Section 9.17    Calculations; Computations...........................   97
            Section 9.18    Waiver of Trial by Jury..............................   98
            Section 9.19    Confidentiality......................................   98

Schedule 1     --  Banks and Commitments
Schedule 4.4   --  Litigation
Schedule 4.18  --  Subsidiaries; Capital Stock
Schedule 4.22  --  Real Property
Schedule 4.23  --  Brokers' Fees
Schedule 4.24  --  Labor Matters
Schedule 6.02  --  Existing Indebtedness
Schedule 6.03  --  Existing Liens
Schedule 6.06  --  Existing Contingent Obligations

Exhibit A-1    --  Form of Tranche A Note
Exhibit A-2    --  Form of Tranche B Note
Exhibit A-3    --  Form of Revolving Note
Exhibit B      --  Form of Security Agreement
Exhibit C      --  Form of Pledge Agreement
Exhibit D      --  Form of Leasehold Mortgage
Exhibit E-1    --  Form of Opinion of Borrower's Counsel
Exhibit E-2    --  Form of Opinion of Agent's Counsel
Exhibit F      --  Form of Borrowing Base Certificate
Exhibit G      --  Form of Assignment and Acceptance
Exhibit H      --  Form of Environmental Indemnity Agreement
Exhibit I      --  Form of Compliance Certificate

          CREDIT AGREEMENT, dated as of July 9, 1997, among Synbiotics Corporation, a California corporation (the "Borrower"), the Banks (as hereinafter defined) and Banque Paribas, acting in its capacity as agent for the Banks.


SECTION 1.     DEFINITIONS.


          Section 1.1  Definitions.  As used herein, the following terms shall
                       -----------
have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.


          "Account" shall mean, with respect to any Person, any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of California, now or hereafter owned by such Person and any proceeds arising therefrom and, in any event, shall include, but shall not be limited to, in the case of the Borrower, Eligible Accounts Receivable and, in all other cases, all of such Person's rights to payment for goods sold or leased or services performed by such Person, whether due or to become due, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, instrument, document or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by such Person to secure the foregoing, (b) all of such Person's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith,
(e) all books, records, ledger cards, customer lists and invoices relating thereto, (f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto, and (h) all other writings related in any way to the foregoing.

          "Account Debtor" shall mean any Person who is or may become obligated to the Borrower or one of its Subsidiaries under, with respect to, or on account of, an Account.

          "Acquisition" shall mean the consummation of the transactions contemplated by the Acquisition Documents.

          "Acquisition Documents" shall mean the Stock Purchase Agreement, the Asset Purchase Agreement and all agreements and instruments executed and delivered in connection therewith.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to (i) vote 5% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, neither of SmithKline Beecham nor S.R. One shall be deemed to be an Affiliate of the Borrower.

          "Agent" shall mean Banque Paribas acting in its capacity as agent for the Banks and any successor agent appointed in accordance with Section 8.9.

          "Agent's Office" shall mean the office of the Agent located at 2029 Century Park East, Suite 3900, Los Angeles, CA 90067, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

          "Agreement" shall mean this Credit Agreement as the same may from time to time hereafter be modified, supplemented or amended.

          "Applicable Margin" shall mean as of any date the applicable margin (expressed as a percentage) determined by reference to the Leverage Ratio of the Borrower and its Consolidated Subsidiaries for the previous Fiscal Quarter, as set forth in (i) the following table, with respect to any Tranche A Loans and Revolving Loans:

===========================================================================================
    Leverage Ratio                        Eurodollar Margin       Base Margin
    --------------                        -----------------       -----------
-------------------------------------------------------------------------------------------
    less than 4.00:1                      3.00%                   1.25%
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         3.50-4.00:1                      2.50%                   0.75%
-------------------------------------------------------------------------------------------
    more than 3.50:1                      2.25%                   0.50%
===========================================================================================

and (ii) the following table with respect to any Tranche
 B Loans:

===========================================================================================
    Leverage Ratio                        Eurodollar Margin       Base Margin
    --------------                        -----------------       -----------
-------------------------------------------------------------------------------------------
    less than 4.00:1                      3.50%                   1.50%
-------------------------------------------------------------------------------------------
         3.50-4.00:1                      3.00%                   1.25%
-------------------------------------------------------------------------------------------
    more than 3.50:1                      2.75%                   1.00%
===========================================================================================

provided, however, that prior to the first anniversary of the Closing Date the Applicable Margin shall be no lower than (i) with respect to all Tranche A Loans and Revolving Loans, (x) 2.50% for Eurodollar Loans and (y) 0.75% for Base Rate Loans and (ii) with respect to all Tranche B Loans, (x) 3.00% for Eurodollar Loans and (y) 1.25% for Base Rate Loans.


          "Asset Purchase Agreement" shall mean the Asset Purchase Agreement, dated May 14, 1997, between the Borrower and Rhone Merieux, Inc. together with all schedules and exhibits referred to therein, in the form delivered to the Agent on the Closing Date without giving effect to any amendment, modification or waiver thereof effected without the written consent of the Required Banks.


          "Assignee" shall have the meaning provided in Section 9.4(c).

          "Assignment and Acceptance" shall have the meaning provided in Section 9.4(c).


          "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.


          "Banks" shall mean the persons listed on Schedule 1 hereto and the persons which from time to time become a party hereto in accordance with Section 9.4(c).


          "Base Rate" shall mean, at any particular date, the higher of (x) the rate which is 1/2 of 1% plus the Federal Funds Effective Rate and (y) the Prime Rate in effect from time to time.


          "Base Rate Loans" shall mean Loans made and/or being maintained at a rate of interest based upon the Base Rate.


          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.


          "Borrowing" shall mean the incurrence of one Type of Loan of one Facility from all the Banks on a given date (or resulting from conversions or continuations on a given date), having in the case of Eurodollar Loans the same Interest Period.


          "Borrowing Base" shall mean, as of any date of determination, an amount equal to the sum of the following, as determined from the Borrowing Base Certificate most recently delivered to the Agent: (a) 80% of Eligible Accounts Receivable; and (b) the lesser of (i) 50% of Eligible Inventory and (ii) $3,500,000, minus (c) any amount outstanding under any Revolving Loan or any
            -----
Letter of Credit.


          "Borrowing Base Certificate" shall have the meaning provided in
Section 5.1(e).


          "Borrowing Base Supplement" shall mean a report setting forth the following information for the preceding month: the aging of Accounts; a listing of inventory; the aging of accounts payable; and a breakdown of ineligible Accounts and inventory.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in California a legal holiday or a day on which banking institutions are authorized or required by law or other government actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks for U.S. dollar deposits in the relevant interbank Eurodollar market.


          "Capital Expenditures" shall mean, for any period, all expenditures (whether paid in cash or accrued as a liability, including the portion of Capitalized Leases originally incurred during such period that is capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries) by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are included in "capital expenditures", "additions to property, plant or equipment" or comparable items in the consolidated financial statements of the Borrower and its Subsidiaries.


          "Capitalized Lease" shall mean (i) any lease of property, real or personal, the obligations under which are capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries, and (ii) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.


          "Capitalized Lease Obligations" shall mean all obligations of the Borrower and its Subsidiaries under or in respect of Capitalized Leases.


          "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than 90 days from the date of acquisition, (ii) time deposits and certificates of deposit of any Bank or any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 with maturities of not more than 90 days from the date of acquisition, (iii) fully secured repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) entered into with any bank meeting the qualifications specified in clause (ii) above, and (iv) commercial paper issued by the parent corporation of any Bank or any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investor Services, Inc. and in each case maturing within 90 days after the date of acquisition.


          "Closing Date" shall mean the date on which the initial Loans are advanced hereunder.


          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.


          "Collateral" shall mean all property and interests in property now owned or hereafter acquired in or upon which a Lien has been or is purported or intended to have been granted to the Agent or any Bank under any of the Security Documents.


          "Commitment" shall mean, for each Bank at any given time, the sum of such Bank's Tranche A Commitment, its Tranche B Commitment and its Revolving Loan Commitment.


          "Commitment Percentage" shall mean, for each Bank at any given time, the percentage equivalent of such Bank's Commitment divided by the Total Commitment.


          "Company" shall mean Rhone Merieux Diagnostics S.A.S., a French Societe par actions simplifee.


          "Competitor" shall mean any industrial enterprise whose principal business competes directly with the business of the Borrower, provided that no
                                                              -------- ----
bank, financial institution, insurance company or any Affiliate thereof shall be included in the definition of "Competitor."

          "Compliance Certificate" shall mean a certificate signed by the chief financial officer of the Borrower setting forth a reasonably detailed calculation of the covenants set forth in Sections 6.1(a), (b), (c), (d) and (e) of the Agreement and attesting to the compliance of the Borrower with the requirements of the Agreement in respect of such ratios, substantially in the form of Exhibit I.


          "Consolidated Cash Interest Expense" shall mean, for any period, Consolidated Interest Expense for such period minus the amount of such
                                              -----
Consolidated Interest Expense not paid or payable in cash.


          "Consolidated Current Assets" shall mean, at any time, the current assets of the Borrower and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP.


          "Consolidated Current Liabilities" shall mean, at any time, the current liabilities of the Borrower and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP.


          "Consolidated EBITDA" shall mean with respect to any Person, for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period adjusted to add thereto (to the extent deducted from revenues in determining Consolidated Net Income) (i) consolidated income tax expense, (ii) depreciation and amortization expense and (iii) interest expense, in each case determined for such period on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.


          "Consolidated Interest Expense" shall mean, for any fiscal period of the Borrower, the total interest expense (including, without limitation, interest expense attributable to Capitalized Leases in accordance with GAAP) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.


          "Consolidated Net Income" for any period, means the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period

(taken as a single accounting period) determined in accordance with GAAP.


          "Consolidated Tangible Net Worth" shall mean, at any time, the sum of the amount by which the total consolidated assets of the Borrower and its Subsidiaries minus the intangible assets of the Borrower and its Subsidiaries
             -----
exceeds the total consolidated liabilities of the Borrower and its Subsidiaries at such time, as determined in accordance with GAAP.


          "Consolidated Total Indebtedness" shall mean, at any time, all Indebtedness of the Borrower and its Subsidiaries, as determined in accordance with GAAP.


          "Consolidated Working Capital" shall mean at any time an amount equal to Consolidated Current Assets minus Consolidated Current Liabilities at such time.


          "Contingent Obligation" as to any Person shall mean any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") (but excluding any Subsidiary of the first Person) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent
                                 --------  -------
Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.


          "Credit Exposure" shall have the meaning provided in Section 9.4(b).


          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.


          "Default Rate" shall have the meaning provided in Section 2.7(c).


          "Delinquent Account" shall mean any account that remains unpaid for more than 90 days past the original invoice due date.


          "Dividends" shall have the meaning provided in Section 6.7.


          "Domestic Lending Office" shall mean, as to any Bank, the office of such Bank designated as such on Annex I, or such other office designated by such Bank from time to time by written notice to the Agent and the Borrower.


          "Eligible Accounts Receivable" shall mean the   gross dollar amount of
the Borrower's Accounts which arise in the ordinary course of business and which conform to the warranties contained herein and in the Security Documents and which shall not have become unacceptable to the Required Banks in their reasonable judgment, and less reserves for any other matter affecting the creditworthiness of Account Debtors, and excluding:


          (a) Accounts with respect to goods not yet delivered or accepted or services not yet performed;


          (b) Delinquent Accounts;


          (c) Accounts owed by Overdue Account Parties or Parties which are not Solvent;


          (d) cooperative advertising Accounts;

          (e) Accounts subject to any dispute, offset, counterclaim (including, without limitation, any "contra" claims), credit hold or defense whatsoever;


          (f) Accounts subject to the Federal Assignment of Claims Act, 41 U.S.C. Section 15;


          (g) Accounts with respect to which the Account Debtor is a non-U.S. Person (other than RM and its successors);


          (h) Accounts that are denominated in a currency other than Dollars;


          (i) bill and hold Accounts (or deferred shipment transactions);


          (j) consigned sale Accounts;


          (k) Accounts with non-standard sale terms;


          (l) The amount of Accounts due from any Account Debtor which is in excess of 10% of the then-existing value of the total Accounts due to the Borrower, less any reserves; provided that with respect to Accounts due from RM, Vedco or Henry Schein, only amounts in excess of 25% of the then-existing value of the total Accounts due to the Borrower shall be excluded from Eligible Accounts Receivable, less any reserves, (i) with respect to Accounts due from RM, and (ii) with respect to Accounts due from Vedco or Henry Schein, as long as the Borrower has delivered to the Agent the quarterly financial statements, satisfactory in form and substance to the Agent, of Vedco or Henry Schein, as applicable;


          (m) Accounts that have been pledged to secure any Indebtedness other than Indebtedness created pursuant to the Loan Documents;


          (n) Accounts not reflected in the general ledger of the Borrower;


          (o) credits in past due Accounts; and


          (p) Accounts from Affiliates of the Borrower.

          "Eligible Inventory" shall mean the dollar value shown on the consolidated financial statements of the Borrower of all tangible personal property wheresoever located which is owned by the Borrower and held for sale or to be furnished under contracts of sale, and which meet all of the following specifications: (a) the inventory is lawfully owned by the Borrower, is not subject to any lien, claim, security interest or prior assignment (other than those Liens contemplated in Sections 6.3(a), (b), (c) and (f)) and, in the case of finished goods, has at least six months remaining until its expiry, except that finished goods with initial time to expiry of twelve months or less may be included in Eligible Inventory until such time as such goods have four months remaining until their expiry; (b) the Borrower has the right of assignment thereof and the power to grant liens and security interests therein; (c) the inventory was acquired in the ordinary course of the Borrower's business; (d) no document of title has been created or issued with respect to such inventory; (e) the inventory is readily marketable for sale by the Borrower; and (f) the inventory is not otherwise regarded by the Required Banks, in their reasonable judgment, as unsuitable collateral for Loans and Letters of Credit; less
                                                                    ----
(without duplication) the following amounts recorded in the general ledger of the Borrower in accordance with GAAP:


          (A) the cost of inventory not located in the United States or at places of business of the Borrower;


          (B)  that amount for purchase discount reserve;


          (C)  that amount for obsolescence reserve;


          (D)  that amount for damaged inventory;


          (E)  that amount for unprocessed invoices;


          (F)  that amount for customer return reserve;


          (G)  that amount for work in process;


          (H)  that amount for packaging and labels;


          (I)  that amount prepaid for inventory; and

          (J) that amount in respect of goods which the Borrower has decided to discontinue producing.


          "Environmental Affiliate" shall mean, with respect to any Person, any other Person whose liability for any Environmental Claim such Person has or may have retained, assumed or otherwise become liable for (contingently or otherwise), either contractually or by operation of law.


          "Environmental Approvals" shall mean any permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.


          "Environmental Claim" shall mean, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from
(i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by such Person or
(ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.


          "Environmental Indemnity Agreement" shall have the meaning provided in
Section 3.1(a)(vi).


          "Environmental Laws" shall mean all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.


          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.


          "ERISA Controlled Group" means a group consisting of any ERISA Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control with such Person that, together with such Person, are treated as a single employer under regulations of the PBGC.


          "ERISA Person" shall have the meaning set forth in Section 3(9) of ERISA for the term "person."


          "ERISA Plan" means (i) any Plan that (x) is not a Multiemployer Plan and (y) has Unfunded Benefit Liabilities in excess of $50,000 and (ii) any Plan that is a Multiemployer Plan.


          "Eurocurrency Reserve Requirements" shall mean, with respect to each day during an Interest Period for Eurodollar Loans, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board or other governmental authority or agency having jurisdiction with respect thereto for determining the maximum reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.


          "Eurodollar Base Rate" shall mean, with respect to any Loan to be made, continued as or converted into a Eurodollar Loan, the London Inter-Bank Offered Rate (determined by the Agent), rounded upward to the nearest 1/16th of one percent (0.0625%), at which dollar deposits are offered to Banque Paribas by major banks in the London interbank market at or about 11:00 a.m., London time, on the Interest Rate Determination Day with respect to such Loan in an aggregate amount approximately equal to the amount of such Loan and for a period of time comparable to the number of days in the applicable Interest Period. The determination of the Eurodollar Base Rate by the Agent shall be conclusive in the absence of manifest error.

          "Eurodollar Lending Office" shall mean, as to any Bank, the office of such Bank designated as such on Annex I, or such other office designated by such Bank from time to time by written notice to the Agent and the Borrower.


          "Eurodollar Loans" shall mean Loans made and/or being maintained at a rate of interest based upon the Eurodollar Rate.


          "Eurodollar Rate" shall mean with respect to each day during an Interest Period for Eurodollar Loans, a rate per annum determined for such day in accordance with the following formula (rounded upwards to the nearest whole multiple of 1/100th of one percent):


                     Eurodollar Base Rate
          ----------------------------------------

          1.00 - Eurocurrency Reserve Requirements


          "Event of Default" shall have the meaning provided in Section 7.


          "Excess Cash Flow" shall mean, with respect to any fiscal period of the Borrower, a positive number, if any, equal to (i) Consolidated Net Income for such period plus (ii) to the extent deducted in the calculation of
                ----
Consolidated Net Income for such period, depreciation and amortization expense, plus (iii) federal and state income taxes expensed but not paid in cash for such
----
period, plus (or minus) (iv) decreases (or increases) in Consolidated Working
        ----     -----
Capital (other than decreases or increases in any cash included therein) from the last day of the preceding fiscal period to the last day of such fiscal period, minus (v) the aggregate amount actually paid in cash by the Borrower and
        -----
its Subsidiaries during such fiscal period for Capital Expenditures permitted pursuant to Section 6.1(g) (except to the extent financed with the proceeds of purchase money Indebtedness or insurance), minus (vi) all principal repayments
                                           -----
and prepayments of the Loans made during such fiscal period, provided that repayments or prepayments of Revolving Loans other than pursuant to Section 2.13(d) shall not be included in the computation of Excess Cash Flow, minus
                                                                      -----
(vii) all regularly scheduled principal payments made during such fiscal period in respect of other Indebtedness to the extent such Indebtedness and payments are permitted to be incurred and made hereunder.

          "Facility" shall mean either the Term Loans or the Revolving Loans (including any Letters of Credit).


          "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.


          "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System as constituted from time to time.


          "Fee Letter" shall mean that certain letter, dated the date hereof, from the Agent to the Borrower, in respect of certain fees payable by the Borrower.


          "Fees" shall mean all amounts payable pursuant to Section 2.16.


          "Final Maturity Date" shall mean the later of the Revolving Loan Maturity Date, the Tranche A Loan Maturity Date and the Tranche B Loan Maturity Date.


          "Fixed Charges" shall mean, without duplication, for any period, (i) all Consolidated Cash Interest Expense for such period, plus (ii) scheduled
                                                        ----
payments due in such period for principal of the Term Loans and other permitted Indebtedness, plus (iii) all rents accrued in such period under Capitalized
              ----
Leases under which the Borrower or any of its Subsidiaries is the lessee, plus
                                                                          ----
(iv) all cash taxes paid by the Borrower for such period.


          "GAAP" shall mean United States generally accepted accounting principles as in effect on the date hereof and consistent with those utilized in the preparation of the financial statements referred to in Section 4.05.

          "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or foreign.


          "ICG Warrants" shall have the meaning provided in Section 4.16.


          "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables on terms of 30 days or less incurred in the ordinary course of business of such Person), (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the principal component of all Capitalized Lease Obligations of such Person, (iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (v) all indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, (vi) all Contingent Obligations of such Person, and (vii) all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements.


          "Interest Rate Determination Date" shall mean each date for calculating the Eurodollar Base Rate for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for such Eurodollar Loan.


          "Interest Period" shall have the meaning provided in Section 2.8.


          "Issuing Bank" shall mean Banque Paribas or any other Bank which shall be designated in writing from time to time by the Agent as the issuing bank hereunder and shall consent in writing to such designation.


          "Leasehold Mortgage" shall have the meaning set forth in Section 3.1(a)(v).

          "Letter of Credit" shall mean any standby letter of credit issued pursuant hereto by the Issuing Bank for the account of the Borrower.


          "Letter of Credit Liability" shall mean, as of any date of determination, the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding plus without duplication the face amount of all drafts which have been presented under Letters of Credit but have not yet been honored.


          "Letter of Credit Request" shall have the meaning provided in Section 2.3(b).


          "Leverage Ratio" shall have the meaning provided in Section 6.1(a)


          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.


          "Loans" shall mean and include the Term Loans and the Revolving Loans (including the Letters of Credit).


          "Loan Documents" shall mean this Agreement, the Notes, the Warrant, the Environmental Indemnity Agreement, each Letter of Credit, each Letter of Credit Request, each Compliance Certificate, each Borrowing Base Certificate, each Notice of Borrowing, each Notice of Conversion or Continuation and the Security Documents.


          "Margin Stock" shall have the meaning provided such term in Regulation U and Regulation G of the Federal Reserve Board.


          "Material Adverse Effect" shall mean a material adverse effect upon
(i) the business, operations,
properties, assets, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries (after giving effect to the Acquisition), taken as a whole, or (ii) the ability of the Borrower to perform, or of the Agent or any of the Banks to enforce, in all material respects, any of the Obligations.


          "Materials of Environmental Concern" shall mean and include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.


          "Multiemployer Plan" shall mean a Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.


          "Net Sale Proceeds" shall mean all cash proceeds of each sale or other disposition of assets by the Borrower (other than sales of inventory in the ordinary course of business), if such proceeds exceed $100,000 in respect of any transaction or series of related transactions, in each case net of (i) reasonable expenses incurred or reasonably expected to be incurred in connection with such sale or disposition, (ii) any income, franchise, transfer or other tax payable by the Borrower in connection with such sale or disposition and (iii) any Indebtedness secured by a Lien on such property or assets and required to be repaid as a result of such sale or other disposition.


          "Notes" shall mean and include each Revolving Note, each Tranche A Note and each Tranche B Note.


          "Notice of Borrowing" shall have the meaning provided in Section 2.4.


          "Notice of Conversion or Continuation" shall have the meaning provided in Section 2.10.


          "Obligations" shall mean all obligations, liabilities and indebtedness of every nature of the Borrower from time to time owing to the Agent or any Bank under or in connection with this Agreement or any other Loan Document.


          "Overdue Account Party" shall mean any Account Debtor or consolidated group including such Account Debtor, of whose aggregate Accounts owed to the Borrower or its Subsidiaries greater than 15% are Delinquent Accounts.


          "Participant" shall have the meaning provided in Section 9.4(b).


          "Payment Date" shall mean the last day of each August, November, February and May of each year.


          "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.


          "Person" shall mean and include any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.


          "Plan" means any employee benefit plan subject to Title IV of ERISA, the funding requirements of which, in whole or in part:


               (i) were the responsibility of the Borrower or a member of its ERISA Controlled Group at any time within the five years immediately preceding the date hereof,


               (ii) are currently the responsibility of the Borrower or a member of its ERISA Controlled Group, or


               (iii) hereafter become the responsibility of the Borrower or a member of its ERISA Controlled Group,


including any such plans as may have been, or may hereafter be, terminated for whatever reason.


          "Pledge Agreement" shall have the meaning provided in Section 3.1(a)(iv).


          "Prime Rate" shall mean the rate of interest from time to time announced by Banque Paribas at the Agent's Office as its prime commercial lending rate.

          "Pro Rata Share" as to any Bank shall mean a fraction (expressed as a percentage), the numerator of which shall be the aggregate amount of such Bank's Commitments and the denominator of which shall be the Total Commitment.


          "Regulation D" shall mean Regulation D of the Federal Reserve Board as from time to time in effect and any successor to all or any portion thereof.


          "Reportable Event" has the meaning set forth in Section 4043(b) of ERISA (other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations), or is the occurrence of any of the events described in Section 4068(a) or 4063(a) of ERISA.


          "Required Banks" shall mean Banks holding more than 66 2/3% of the principal amount of Loans outstanding (including any Letter of Credit Liability) or, if no Loans are outstanding, more than 66 2/3% of the Total Commitments; provided that, if at any time there are two and only two Banks, at such time "Required Banks" shall mean both Banks.


          "Revolving Loan Commitment" shall mean at any time, for any Bank, the amount set forth opposite such Bank's name on Annex I hereto under the heading "Revolving Loan Commitment," as such amount may be reduced from time to time pursuant to Sections 2.11 or 9.4(c).


          "Revolving Loan Maturity Date" shall mean        May 31, 2002.


          "Revolving Loans" shall have the meaning provided in Section 2.2(a).


          "Revolving Notes" shall have the meaning provided in Section 2.6(a).


          "RM" shall mean Rhone Merieux S.A., a French societe anonyme, and its successors and assigns.


          "RM Rights" shall have the meaning provided in Section 4.16.

          "Security Agreement" shall have the meaning provided in Section 3.1(a)(iii) hereof.


          "Security Documents" shall mean and include the Security Agreement, the Pledge Agreement, and the Leasehold Mortgage.


          "Sellers" shall mean RM and Institut de Selection Animale, S.A., a French societe anonyme.


          "Solvent" as to any Person shall mean that (i) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

          "Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated May 14, 1997, among Sellers and the Borrower, together with all schedules and exhibits referred to therein, in the form delivered to the Agent on the Closing Date, without giving effect to any amendment, modification or waiver thereof effected without the written consent of the Required Banks.

          "Subsidiary" of any Person shall mean and include (i) any corporation 50% or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, is either a general partner or has a 50% or more equity interest at the time.

          "Term Loan" shall have the meaning provided in Section 2.1.


          "Term Loan Commitment" shall mean the sum of the Tranche A Commitments and the Tranche B Commitments.


          "Termination Event" shall mean (i) a Reportable Event, or (ii) the initiation of any action by the Borrower, any member of the Borrower's ERISA Controlled Group or any ERISA Plan fiduciary to terminate an ERISA Plan or the treatment of an amendment to an ERISA Plan as a termination under ERISA, or
(iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate an ERISA Plan or to appoint a trustee to administer any ERISA Plan.

          "Title Insurance" shall have the meaning provided in Section 3.1(k).

          "Total Commitment" shall mean, at any time, the sum of the Commitments of all of the Banks at such time.

          "Total Revolving Loan Commitment" shall have the meaning set forth in
Section 2.2(a).

          "Tranche A Commitment" shall mean at any time, for any Bank, the amount set forth opposite such Bank's name in Annex I hereto under the heading "Tranche A Commitment", as the same may be reduced from time to time pursuant to Sections 2.1, 2.12, 2.13 or 9.4(d).

          "Tranche A Note" shall have the meaning provided in Section 2.6(a).

          "Tranche B Commitment" shall mean at any time, for any Bank, the amount set forth opposite such Bank's name in Annex I hereto under the heading "Tranche B Commitment," as the same may be reduced from time to time pursuant to Sections 2.1, 2.12, 2.13 or 9.4(d).

          "Tranche B Note" shall have the meaning provided in Section 2.6(a).

          "Tranche A Loan Maturity Date" shall mean May 31, 2002.

          "Tranche B Loan Maturity Date" shall mean May 31, 2003.

          "Transaction Costs" shall mean all costs and expenses paid or payable by the Borrower relating to the Transactions including, without limitation, investment banking fees, financing fees, advisory fees, appraisal fees, legal fees and accounting fees.

          "Transactions" shall mean each of the transactions contemplated by the Loan Documents.

          "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.
                                    ----

          "Unfunded Benefit Liabilities" means with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan as defined in Section 4001(a)(16) of ERISA, exceeds
(ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan (on the basis of assumptions prescribed by the PBGC for the purpose of Section 4044 of ERISA).

          "Warrant" shall mean that certain Warrant to purchase common stock of the Warrantholder, issued by the Borrower to the Warrantholder and dated as of the date of this Agreement.

          "Warrantholder" shall mean Banque Paribas.

SECTION 2.     AMOUNT AND TERMS OF CREDIT FACILITIES.
               -------------------------------------

          Section 2.1  Term Loans.  Subject to and upon the terms and conditions
                       ----------
herein set forth, each Bank severally and not jointly agrees to make (i) a single loan to the Borrower on the Closing Date of a sum not to exceed the Tranche A Commitment of such Bank (each such loan, a "Tranche A Loan") and (ii) a single loan to the Borrower on the Closing Date of a sum not to exceed the Tranche B Commitment of such Bank (each such loan, a "Tranche B Loan," and together with the Tranche A Loan, the "Term Loans"). The aggregate principal amount of the Tranche A Commitments shall not exceed $5,000,000 (the "Total Tranche A Commitment") and the aggregate principal amount of the Tranche B Commitments shall not exceed $5,000,000 (the "Total Tranche B Commitments"). The Term Loan Commitments shall expire on July 31, 1997 if not utilized on or prior to such date. All unutilized Term Loan Commitments shall expire simultaneously with the making of the Term Loans on the Closing Date. Each Term Loan of each Bank made on the Closing Date shall be initially made as a Base Rate Loan and may thereafter be maintained at the option of the Borrower as a Base Rate Loan or a Eurodollar Loan, in accordance with the provisions hereof. Once repaid, Term Loans may not be reborrowed. The Tranche A Loans shall mature on the Tranche A Loan Maturity Date and shall be repaid, without premium or penalty, by the Borrower, in amounts equal to the installments set forth below, on the Payment Date specified below for each such installment:

Payment Date                  Amount of Installment
------------                  ---------------------
August 31, 1997                     $250,000
November 30, 1997                   $250,000
February 28, 1998                   $250,000
May 31, 1998                        $250,000
August 31, 1998                     $250,000
November 30, 1998                   $250,000
February 28, 1999                   $250,000
May 31, 1999                        $250,000
August 31, 1999                     $250,000
November 30, 1999                   $250,000
February 28, 2000                   $250,000
May 31, 2000                        $250,000
August 31, 2000                     $250,000
November 30, 2000                   $250,000

February 28, 2001                   $250,000
May 30, 2001                        $250,000
August 31, 2001                     $250,000
November 30, 2001                   $250,000
February 28, 2002                   $250,000
May 31, 2002                        $250,000

provided that any amount outstanding on the Tranche A Loan Maturity Date after giving effect to the above payments shall be due and payable on such date.

          The Tranche B Loan shall mature on the Tranche B Loan Maturity Date and shall be due and payable in full on such date, without premium or penalty, by the Borrower, in an amount equal to the Tranche B Commitment on such date.

          Section 2.2  Revolving Loans.  (a)  Subject to and upon the terms and
                       ---------------
conditions herein set forth, each Bank severally and not jointly agrees, at any time and from time to time on and after the Closing Date and prior to the Revolving Loan Maturity Date, to make revolving loans (collectively, "Revolving Loans") to the Borrower, which Revolving Loans (inclusive of any Letter of Credit Liability) shall not exceed in aggregate principal amount at any time outstanding (which amount shall include any Letter of Credit Liability) (x) with respect to Loans outstanding from all Banks, the lesser of (i) the Total Revolving Loan Commitment at such time and (ii) the Borrowing Base, and (y) with respect to Loans outstanding from any Bank, such Bank's Commitment. The sum of the Revolving Loan Commitments of all of the Banks (the "Total Revolving Loan Commitment") on the Closing Date shall be $5,000,000. The Revolving Loan Commitments shall expire on July 31, 1997 if the Closing Date has not occurred on or prior to such date. The Revolving Loans of each Bank made on the Closing Date shall be initially made as a Base Rate Loan and may thereafter be maintained at the option of the Borrower as a Base Rate Loan or a Eurodollar Loan, in accordance with the provisions hereof.

               (b) Revolving Loans may be voluntarily prepaid (without premium or penalty) pursuant to Section 2.12, and, subject to the other provisions of this Agreement, any amounts so prepaid may be reborrowed. Each Bank's Revolving Loan Commitment shall expire, and each Revolving Loan shall mature on, the Revolving Loan Maturity Date, without further action on the part of the Banks or the Agent.

               (c) Except as otherwise provided in Section 2.9, each Borrowing of Revolving Loans shall be in the aggregate minimum amount of $100,000 or any integral multiple of $100,000 in excess thereof.

          Section 2.3  Letters of Credit.  (a)  Provided that the Borrower is in
                       -----------------
compliance with all of the terms and conditions for the making of Revolving Loans by the Banks, the Borrower shall have the right to request, through a Letter of Credit Request pursuant to Section 2.3(b), the Issuing Bank to deliver from time to time Letters of Credit, and the Issuing Bank shall promptly upon such request issue the requested Letter of Credit, each of which shall be in a form approved by the Issuing Bank; provided that the maximum Letter of Credit Liability at any one time outstanding shall not exceed $1,000,000. Each drawing under a Letter of Credit shall be payable in full upon the date thereof by the Borrower, without notice or demand of any kind. Subject to the terms and conditions otherwise applicable to advances of the Revolving Loans hereunder, the Borrower may request a Revolving Loan hereunder to be used to reimburse the Issuing Bank for the amount so drawn. The liability of the Borrower to reimburse the Issuing Bank for the amounts drawn under Letters of Credit shall be included within the terms "Revolving Loan" and "Loan" for all purposes of this Agreement, and any amounts so drawn shall bear interest until paid in full (whether out of the proceeds of a Revolving Loan otherwise permitted hereunder or otherwise) at the Base Rate, subject to Section 2.7(c). The Borrower's Obligation to reimburse the Issuing Bank for any and all amounts drawn under any Letter of Credit and all interest thereon shall be secured by the Collateral. The Borrower's obligations to repay any and all drawings under any Letter of Credit and any and all other amounts payable to Issuing Bank, Agent or any other Bank hereunder shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against Issuing Bank, Agent or any other Bank (except such as may arise out of Issuing Bank's, Agent's or any other Bank's gross negligence or willful misconduct hereunder) or any other Person, including, without limitation, any setoff, counterclaim or defense based upon or arising out of:


                              (A)  Any lack of validity or
          enforceability of this Agreement or any of the other Loan Documents or such Letter of Credit;

                              (B)  Any amendment or waiver of or any
          consent to or departure from the terms of the Loan Documents or such Letter of Credit;

                              (C)  The existence of any claim, setoff,
          defense or other right which the Borrower or any other Person may have at any time against, any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), Issuing Bank, Agent or any other Bank or any other Person, whether in connection with such Letter of Credit, the Loan Documents or any unrelated transaction;

                              (D)  Any demand, statement or any other
          document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever or any variations in punctuation, capitalization, spelling or format of the drafts or any statements presented in connection with any drawing under such Letter of Credit;

                              (E)  The surrender or impairment of any
          security for the performance or
          observance of any of the terms of such Letter of Credit or the Loan Documents; and

                              (F)  The failure, for any reason, of any
          Bank to fund advances to the Borrower hereunder for any purpose.

Nothing contained herein shall constitute a waiver of any rights or remedies of the Borrower against Issuing Bank, Agent or any other Bank arising out of the gross negligence or willful misconduct of issuing Bank, Agent or any such other Bank.

               (b) Whenever the Borrower desires the issuance of a Letter of Credit, it shall deliver to the Agent and the Issuing Bank a written notice no later than 10:00 A.M. California time at least five Business Days prior to the proposed date of issuance (each such notice, a "Letter of Credit Request"). Such Letter of Credit Request shall specify (i) the proposed date of issuance (which shall be a Business Day under the laws of the jurisdiction of the Issuing Bank),
(ii) the face amount of the Letter of Credit, which shall not be less than $50,000, (iii) the expiration date of the Letter of Credit shall not exceed the Business Day prior to the Revolving Loan Termination Date, (iv) the name and address of the beneficiary of the Letter of Credit, and (v) a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Bank to make payments under the Letter of Credit (provided that the Issuing Bank, in its sole discretion, may require changes in any such documents and certificates). The Issuing Bank shall notify the Agent of the issuance of each Letter of Credit promptly following the issuance thereof. Promptly after receipt of notice of the issuance of a Letter of Credit, the Agent shall notify each Bank and the Borrower of the issuance thereof and the amount of each Bank's respective participation therein.

               (c) The payment of drafts under any Letter of Credit shall be made in accordance with the terms of such Letter of Credit and, in that connection, the Issuing Bank shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by the Issuing Bank to be genuine. The Issuing Bank shall not have any duty to the Borrower or any Bank to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine that the documents which are required to be presented before payment or acceptance of a draft under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

               (d) The Borrower, the Banks, each Issuing Bank and the Agent agree that, in the event that an Issuing Bank and the Borrower enter into any letter of credit application or agreement in relation to any Letter of Credit which contains provisions that are inconsistent with the express provisions of this Section 2.3, then the provisions of this Section 2.3 shall be controlling.

          Section 2.4  Notice of Borrowing.  (a) Whenever the Borrower desires
                       -------------------
to borrow Revolving Loans or Term Loans hereunder, it shall give the Agent at the Agent's Office prior to 10:00 A.M., California time, at least one Business Day's prior telex, telecopy or telephonic notice (promptly confirmed in writing) of each Base Rate Loan, and at least three Business Days' prior telex, telecopy or telephonic notice (promptly confirmed in writing) of each Eurodollar Loan to be made hereunder. Each such notice (a "Notice of Borrowing") shall be irrevocable and shall specify (i) the aggregate principal amount of the requested Loans, (ii) whether such Loans shall be Term Loans or Revolving Loans,
(iii) the date of Borrowing (which shall be a Business Day), and (iv) whether such Loans shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto (provided, that no Eurodollar Loans may be requested or made when any Default or Event of Default has occurred and is continuing).

               (b) Promptly after receipt of a Notice of Borrowing, the Agent shall provide each Bank with a copy thereof and inform each Bank as to its Pro Rata Share of the Loans requested thereunder.

          Section 2.5  Disbursement of Funds.  (a)  No later than 1:00 P.M.,
                       ---------------------
California time, on the date specified in each Notice of Borrowing, each Bank will make available its Pro Rata Share of the Loans requested to be made on such date, in U.S. dollars and immediately available funds, at the Agent's Office. After the Agent's receipt of the proceeds of such Loans, the Agent will make available to the Borrower by depositing (in such account of the Borrower as the Agent shall be instructed from time to time by the Borrower) the aggregate of the amounts so made available in the type of funds actually received.

               (b) Unless the Agent shall have been notified by any Bank prior to the date of a Borrowing that such Bank does not intend to make available to the Agent its portion of the Loans to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date and the Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made such amount available to the Borrower, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately repay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to the then applicable rate of interest, calculated in accordance with Section 2.7, for the respective Loans. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder. Notwithstanding anything contained herein or in any other Loan Document to the contrary, the Agent may apply all funds and proceeds of Collateral available for the payment of any Obligations first to repay any amount owing by any Bank to the Agent as a result of such Bank's failure to fund its Loans hereunder.

          Section 2.6  Notes.  (a)  The Borrower's obligation to pay the
                       -----
principal of, and interest on, each Bank's Loans (including Loans made pursuant to Section 2.3(a)) shall be evidenced by (i) in the case of (x) such Bank's Tranche A Loans, a promissory note (a "Tranche A Note") duly executed and delivered by the Borrower substantially in the form of Exhibit A-1 hereto in a principal amount equal to such Bank's Tranche A Loan with blanks appropriately completed in conformity herewith, and (y) such Bank's Tranche B Loans, a promissory note (a "Tranche B Note") duly executed and delivered by the Borrower substantially in the form of Exhibit A-2 hereto in a principal amount equal to such Bank's Tranche B Loan with blanks appropriately completed in conformity herewith and (ii) in the case of such Bank's Revolving Loans, a promissory note (a "Revolving Note") duly executed and delivered by the Borrower substantially in the form of Exhibit A-3 hereto in a principal amount equal to such Bank's Revolving Loan Commitment, with blanks appropriately completed in conformity herewith. Each Note issued to a Bank shall (x) be payable to the order of such Bank, (y) be dated the Closing Date, and (z) mature on the Tranche A Loan Maturity Date, the Tranche B Loan Maturity Date or the Revolving Loan Maturity Date, as applicable.

               (b) Each Bank is hereby authorized, at its option, either (i) to endorse on the schedule attached to its Revolving Note (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Revolving Loan evidenced thereby and the date and amount of each principal and interest payment in respect thereof, or (ii) to record such Revolving Loans and such payments in its books and records. Such schedule or such books and records, as the case may be, shall constitute prima facie evidence of the accuracy of the information contained therein.

          Section 2.7  Interest.  (a)  The Borrower agrees to pay interest in
                       --------
respect of the unpaid principal amount of each Base Rate Loan from the date of the making of such Loan until such Loan shall be paid in full at a rate per annum which shall be equal to the sum of the

Base Rate in effect from time to time plus the Applicable Margin, such rate to change as and when the Base Rate or the Applicable Margin changes, such interest to be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days.

               (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of the making of such Loan until such Loan shall be paid in full at a rate per annum which shall be equal to the sum of the Eurodollar Rate plus the Applicable Margin, such rate to change as and when the Applicable Margin changes, such interest to be computed on the basis of a 360-day year.

               (c) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of all Loans and, to the extent permitted by law, overdue interest in respect of all Loans, shall bear interest at a rate per annum (the "Default Rate") equal to the sum of two percent (2%) plus the interest rate otherwise applicable hereunder to such principal amount in effect from time to time.

               (d) Interest on each Loan shall accrue from and including the date of the Borrowing thereof to but excluding the date of any repayment thereof (provided that any Loan borrowed and repaid on the same day shall accrue one day's interest) and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable to such Loan and, in the case of an Interest Period of six months, on the date occurring three months from the first day of such Interest Period and on the last day of such Interest Period, and (iii) in the case of all Loans, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

               (e) The Agent shall, upon determining the Eurodollar Rate for any Interest Period, promptly notify the Borrower and the Banks thereof.

          Section 2.8  Interest Periods.  (a)  The Borrower shall, in each
                       ----------------
Notice of Borrowing or Notice of

Conversion or Continuation in respect of the making of, conversion into or continuation of a Eurodollar Loan, select the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be either a one-month, two-month, three-month or six-month period, provided that:

               (i)    the initial Interest Period for any
     Eurodollar Loan shall commence on the date of the making of such Loan (including the date of any conversion from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Loan shall commence on the date on which the next preceding Interest Period expires;

               (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, however, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

               (iv)   no Interest Period in respect of any
     Revolving Loan, Tranche A Loan or Tranche B Loan shall extend beyond the Revolving Maturity Date, the Tranche A Loan Maturity Date or the Tranche B Loan Maturity Date, as applicable; and

               (v) no Interest Period in respect of a Term Loan shall extend beyond any date upon which a repayment of the Term Loans is required to be made pursuant to Section 2.1 unless the aggregate principal amount of Term

     Loans which are Base Rate Loans or which have Interest
     Periods which will expire on or before such date is equal to or in excess of the amount of the Term Loan repayment required to be made on such date.

               (b) If upon the expiration of any Interest Period, the Borrower has failed to elect a new Interest Period to be applicable to the respective Eurodollar Loan as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          Section 2.9  Minimum Amount of Eurodollar Loans.  All borrowings,
                       ----------------------------------
conversions, continuations, payments, prepayments and selection of Interest Periods hereunder shall be made or selected so that, after giving effect thereto, (i) the aggregate principal amount of any Borrowing comprised of Eurodollar Loans shall not be less than $500,000 or an integral multiple of
$100,000 in excess thereof, and (ii) there shall be no more than    four
Borrowings comprised of Eurodollar Loans outstanding at any time.

          Section 2.10  Conversion or Continuation.  (a)  Subject to the other
                        --------------------------
provisions hereof, the Borrower shall have the option (i) to convert at any time all or any part of outstanding Base Rate Loans which comprise part of the same Borrowing to Eurodollar Loans, (ii) to convert all or any part of outstanding Eurodollar Loans which comprise part of the same Borrowing to Base Rate Loans, on the expiration date of the Interest Period applicable thereto, or (iii) to continue all or any part of outstanding Eurodollar Loans which comprise part of the same Borrowing as Eurodollar Loans for an additional Interest Period, on the expiration of the Interest Period applicable thereto; provided that no Loan may
                                                      --------
be continued as, or converted into, a Eurodollar Loan when any Event of Default has occurred and is continuing.

               (b)  In order to elect to convert or continue a Loan under this
Section 2.10, the Borrower shall deliver an irrevocable notice thereof (a "Notice of Conversion or Continuation") to the Agent no later than 10:00 A.M., California time, (i) at least one Business Day in advance of the proposed conversion date in the case of a conversion to a Base Rate Loan and (ii) at least three Business Days in advance of the proposed conversion or continuation date in the case of a conversion to, or a continuation of, a Eurodollar Loan. A Notice of Conversion or Continuation shall specify (w) the requested conversion or continuation date (which shall be a Business Day), (x) the amount and Facility of the Loan to be converted or continued, (y) whether a conversion or continuation is requested, and (z) in the case of a conversion to, or a continuation of, a Eurodollar Loan, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this Section 2.10(b), the Agent shall provide each Bank with a copy thereof.

          Section 2.11  Voluntary Reduction of Commitments.  Upon at least three
                        ----------------------------------
Business Day's prior irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Agent (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to permanently reduce each Bank's Pro Rata Share of all or part of the Total Revolving Loan Commitment, provided that any such partial reduction shall be in the minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof.

          Section 2.12  Voluntary Prepayments.  The Borrower shall have the
                        ---------------------
right to prepay (without premium or penalty) the Loans in whole or in part from time to time on the following terms and conditions: (i) the Borrower shall give the Agent written notice (or telephonic notice promptly confirmed in writing), which notice shall be irrevocable, of its intent to prepay the Loans, at least three Business Days prior to a prepayment of Eurodollar Loans and at least one Business Day prior to a prepayment of Base Rate Loans, which notice shall specify the amount of such prepayment and what Types of Loans and which Facilities are to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing(s) pursuant to which made, and which notice the Agent shall promptly transmit to each of the Banks, (ii) each prepayment shall be in an aggregate principal amount of $500,000 with respect to Eurodollar Loans and $100,000 with respect to Base Rate Loans or any integral multiple of $100,000 in excess thereof, (iii) prepayments of Eurodollar Loans made pursuant to this Section may only be made on the last day of the Interest Period applicable thereto, and (iv) partial prepayments of the Term Loans shall be applied to the scheduled installments of principal thereof in the inverse order of maturity.

          Section 2.13  Mandatory Prepayments.  (a)  On or before the 60th day
                        ---------------------
after each date after the Closing Date on which the Borrower or any of its Subsidiaries receives any Net Sale Proceeds, the Borrower shall prepay (without premium or penalty) the outstanding Term Loans in an amount equal to 100% of the amount of such Net Sale Proceeds, in accordance with the provisions of Section 2.14; except that such Net Sale Proceeds may be used to replace the disposed assets by other assets which are, in the reasonable opinion of the Agent, similar to the disposal assets, within 60 days of the receipt by the Borrower of such Net Sale Proceeds.

               (b) On each date after the Closing Date on which the Borrower or any of its Subsidiaries receives any proceeds from any capital contribution or from the issuance of any equity securities (excluding the exercise of employee stock options), the Borrower shall prepay the outstanding Term Loans in an amount equal to 50% of such proceeds (net of any underwriting discounts or commissions and any other reasonable costs or expenses directly attributable to such incurrence or issuance), in accordance with the provisions of Section 2.14.

               (c) On the date on which the audited financial statements of the Borrower are delivered to each Bank pursuant to Section 5.1(b), the Borrower shall prepay the outstanding Term Loans in the following amounts: (i) if the Leverage Ratio exceeds or is equal to 3.0:1, 75% of Excess Cash Flow; (ii) if the Leverage Ratio is less than 3.0:1 but greater than or equal to 2.0:1, 50% of the Excess Cash Flow; and (iii) if the Leverage Ratio is less than 2.0:1, no such payment is required.

               (d) On each day on which the sum of (x) Revolving Loans outstanding plus (y) the Letter of Credit Liability exceeds either (i) the Total Revolving Loan Commitment or (ii) the Borrowing Base, the Borrower shall prepay the Revolving Loans to the extent that the outstanding principal amount of the Revolving Loans plus the Letter of Credit Liability exceeds either the Total Revolving Loan Commitment or the Borrowing Base.

          Section 2.14  Application of Prepayments.  All prepayments of the
                        --------------------------
Loans required by Section 2.13(a)-(c) shall be applied first, to prepay the Term
                                                       -----
Loans pro rata between the Tranche A Loans and the Tranche B Loans based on the amounts then outstanding under each of the Tranche A Loans and the Tranche B Loans and pro rata among the Banks until such Term Loans shall have been repaid in full, together with accrued and unpaid interest thereon, second, to prepay
                                                            ------
the Revolving Loans until such Revolving Loans shall have been repaid in full, together with accrued and unpaid interest thereon, third to provide cash
                                                   -----
collateral for any outstanding Letter of Credit and fourth to all other
                                                    ------
outstanding Obligations. All prepayments of the Tranche A Loans shall be applied to the scheduled installments of principal thereof in the inverse order of maturity.

          Section 2.15  Method and Place of Payment.  (a)  Except as otherwise
                        ---------------------------
specifically provided herein, all payments and prepayments under this Agreement and the Notes shall be made to the Agent for the account of the Banks entitled thereto not later than 12:00 noon, California time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the Agent's Office, and any funds received by the Agent after such time shall, for all purposes hereof (including the following sentence), be deemed to have been paid on the next succeeding Business Day. Except as otherwise specifically provided herein, the Agent shall thereafter cause to be distributed on the date of receipt thereof to each Bank in like funds its Pro Rata Share of payments so received.

               (b) Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

               (c) All payments made by the Borrower hereunder and under the other Loan Document shall be made irrespective of, and without any reduction for, any setoff or counterclaims.

          Section 2.16  Fees.  (a)  The Borrower agrees to pay (without
                        ----
duplication) the fees in the amounts and on the dates specified in the Fee
Letter.

               (b) The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee, computed at the per annum rate of 1/2 of 1% on the average daily unused portion (minus any undrawn amounts on outstanding Letters of Credit) of the Revolving Loan Commitment, from and including the Closing Date to the Revolving Loan Maturity Date, payable quarterly in arrears on each Payment Date and on the Revolving Loan Maturity Date or such earlier date, if any, on which the Revolving Loan Commitment shall terminate in accordance with the terms hereof.

               (c) The Borrower agrees to pay to the Agent for the ratable benefit of the Banks a letter of credit commitment fee in an amount equal to the sum of (i) the face amount of any Letter of Credit multiplied by (ii) the percentage amount set forth under the heading "Eurodollar Margin" in the definition of "Applicable Margin" which would then be applicable to the Borrower with respect to Revolving Loans outstanding in an amount equal to the aggregate daily undrawn amount of all Letters of Credit outstanding; provided that prior to the first anniversary of the Closing Date such percentage amount shall be no less than 2.50%.

               (d) Such fees as described in clause (c) above shall accrue from the date of issuance of each Letter of Credit to the date of the expiration or cancellation thereof, and shall be due and payable in arrears quarterly on each Payment Date, on the Revolving Facility Maturity Date, and on any other date on which the Revolving Loans are paid in full and the Revolving Loan Commitment permanently terminated.

               (e) The fees described in clauses (a), (b) and (c) above shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days.

          Section 2.17  Interest Rate Unascertainable, Increased Costs,
                        -----------------------------------------------
Illegality.  (a)  In the event that the Agent, in the case of clause (i) below,
----------
or any Bank, in the case of clauses (ii) and (iii) below, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):


                    (i)    on any date for determining the
     Eurodollar Rate for any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate; or

                    (ii)   at any time, that the relevant
     Eurodollar Rate applicable to any of its Loans shall not represent the effective pricing to such Bank for funding or maintaining a Eurodollar Loan, or such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder in respect of any Eurodollar Loan, in any such case because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, guideline or order or any interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline or order (such as for example but not limited to a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D of the Federal Reserve Board to the extent included in the computation of the Eurodollar
     Rate), whether or not having the force of law and whether or not failure to comply therewith would be unlawful, and/or
     (y) other circumstances affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

                    (iii)  at any time, that the making or
     continuance by it of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law or governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, the Agent or such Bank shall, promptly after making such determination, give notice (by telephone promptly confirmed in writing) to the Borrower and (if applicable) the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, the Borrower's right to request Eurodollar Loans shall be suspended, and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to any Borrowing of Eurodollar Loans which has not yet been made shall be deemed cancelled and rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon such Bank's delivery of written demand therefor to the Borrower with a copy to the Agent, such additional amounts (in the form of an increased rate of interest, or a different method of calculating interest, or otherwise, as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reduction in amounts received or receivable hereunder and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in clause (b) below as promptly as possible and, in any event, within the time period required by law. The written demand provided for in clause (y) shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto.

          (b) In the case of any Eurodollar Loan or requested Eurodollar Loan affected by the circumstances described in clause (a)(ii) above, the Borrower may, and in the case of any Eurodollar Loan affected by the circumstances described in clause (a)(iii) above the Borrower shall, either (i) if any such Eurodollar Loan has not yet been made but is then the subject of a Notice of Borrowing or a Notice of Conversion or Continuation, be deemed to have cancelled and rescinded such notice, or (ii) if any such Eurodollar Loan is then outstanding, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan at the end of the applicable Interest Period or such earlier time as may be required by law, in each case by giving the Agent notice (by telephone promptly confirmed in writing) thereof on the Business Day that the Borrower was notified by the Bank pursuant to clause (a) above; provided, however, that all Banks
                                          --------  -------
whose Eurodollar Loans are affected by the circumstances described in clause (a) above shall be treated in the same manner under this clause (b).


               (c) In the event that the Agent determines at any time following its giving of notice based on the conditions described in clause (a)(i) above that none of such conditions exist, the Agent shall promptly give notice thereof to the Borrower and the Banks, whereupon the Borrower's right to request Eurodollar Loans from the Banks and the Banks' obligation to make Eurodollar Loans shall be restored.

               (d) In the event that a Bank determines at any time following its giving of a notice based on the conditions described in clause (a)(iii) above that none of such conditions exist, such Bank shall promptly give notice thereof to the Borrower and the Agent, whereupon the Borrower's right to request Eurodollar Loans from such Bank and such Bank's obligation to make Eurodollar Loans shall be restored.

     Section 2.18 Funding Losses. The Borrower shall compensate each Bank, upon
                  --------------
such Bank's delivery of a written demand therefor to the Borrower, with a copy to the Agent (which demand shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by such Bank in connection with the liquidation or reemployment of deposits or funds required by it to make or carry its Eurodollar Loans), that such Bank sustains: (i) if for any reason (other than a default by such Bank) a Borrowing of, or conversion from or into, or a continuation of, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion or Continuation (whether or not rescinded, cancelled or withdrawn or deemed rescinded, cancelled or withdrawn, pursuant to Section 2.17(a) or 2.17(b) or otherwise),

(ii) if any repayment (including, without limitation, payment after acceleration) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of the Interest Period applicable thereto, (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any default by the Borrower in repaying its Eurodollar Loans or any other amounts owing hereunder in respect of its Eurodollar Loans when required by the terms of this Agreement. Calculation of all amounts payable to a Bank under this Section
2.18 shall be made on the assumption that such Bank has funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan with a maturity equivalent to the Interest Period applicable to such Eurodollar Loan, and through the transfer of such Eurodollar deposit from an offshore office of such Bank to a domestic office of such Bank in the United States of America, provided that each Bank may fund its Eurodollar Loans in any manner that it in its sole discretion chooses and the foregoing assumption shall only be made in order to calculate amounts payable under this Section 2.18.

          Section 2.19  Increased Capital.  If any Bank shall have determined at
                        -----------------
any time that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Loan because of any change since the date of this Agreement in any applicable law or governmental rule, regulation, order or request (whether or not having the force of law) (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order or request), then from time to time, upon such Bank's delivering a written demand therefor to the Agent and the Borrower (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or Person for such increased costs or reduction.

          Section 2.20  Taxes.  (a)  All payments made by the Borrower under
                        -----
this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority excluding, in the case of the Agent and each Bank, net income and franchise taxes imposed on the Agent or such Bank by the jurisdiction under the laws of which the Agent or such Bank is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Bank's Domestic Lending Office or Eurodollar Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Bank hereunder or under the Notes, the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure. The agreements in this Section 2.20 shall survive the termination of this Agreement and the payment of the Notes and all other Obligations.

               (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof (including each Purchasing Bank that becomes a party to this Agreement pursuant to Section 9.04) agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes.

Each Bank which delivers to the Borrower and the Agent a Form 1001 or 4224 pursuant to the preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of such letter and Form 1001 or 4224, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          Section 2.21  Use of Proceeds.  The proceeds of the Term Loans and the
                        ---------------
Revolving Loans made on the Closing Date shall be used to finance the Acquisition and to pay the Transaction Costs. The proceeds of the Revolving Loans made after the Closing Date shall be used for the Borrower's working capital purposes.

          Section 2.22  Participations Purchased by Banks in the Letter of
                        --------------------------------------------------
Credit Liability.
----------------

               (a) On the date of the issuance of each Letter of Credit, the Issuing Bank shall be deemed irrevocably and unconditionally to have sold and transferred to each Bank (other than the Issuing Bank) and each Bank shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, an undivided interest and participation, to the extent of such Bank's Commitment Percentage in effect from time to time, in such Letter of Credit and all Letter of Credit Liability with respect thereto. The Revolving Commitment of each Bank hereunder shall include that Bank's share of the Letter of Credit Liability.

               (b) In the event that any reimbursement obligation under this Agreement is not paid when due to the Issuing Bank with respect to any Letter of Credit, the Issuing Bank shall promptly notify the Agent to that effect, and the Agent shall promptly notify each Bank (other than the Issuing Bank) of the amount of such reimbursement obligation and each Bank other than the Issuing Bank shall immediately pay to the Agent for distribution to the Issuing Bank, in lawful money of the United States and in same day funds, an amount equal to such Bank's Commitment Percentage then in effect of the amount of such unpaid reimbursement obligation.

               (c) The obligation of each Bank other than the Issuing Bank to make Payments under subsection (b) above shall be unconditional and irrevocable and shall be made under all circumstances, including, without limitation, following the occurrence of any Default or any Event of Default or any of the circumstances referred to in Section 2.3 hereof.

               (d) Prior to the occurrence of any Event of Default, the Agent shall promptly distribute to each Bank its Commitment Percentage (or other applicable share as expressly provided herein) of all amounts received on account of the obligations of the Borrower to repay amounts drawn under any Letter of Credit (in like funds as received). Following the occurrence of an Event of Default, all amounts received by the Agent on account of such obligations shall be disbursed by the Agent as follows:

                    (i) First, to the payment of expenses incurred by the Agent in the performance of its duties and enforcement of its rights under the Loan Documents, including, without limitation, all costs and expenses of collection, reasonable attorneys' fees, court costs and foreclosure expenses;

                    (ii) Then, to the Banks, pro rata in accordance with their respective Commitment Percentages until all outstanding reimbursement obligations for drawing on such Letter of Credit and interest accrued thereon have been paid in full; and

                    (iii) Then, and if but only if there remains any available amount which has not been drawn under such Letter of Credit, to the Agent to hold as cash collateral for the obligation of the Borrower to reimburse any future drawings on such Letter of Credit, the Borrower hereby granting to the Agent, for the pro rata, pari passu benefit of the Banks, a first perfected security interest therein and hereby irrevocably agreeing that amounts so held may be applied from time to time in reimbursement of drawings on such Letter of Credit as the same may occur, until the expiration of such Letter of Credit and payment in full of all amounts due with respect to any drawing thereon.

          (e) If any payment received from the Borrower on account of any reimbursement obligation with respect to any Letter of Credit and distributed to a Bank under Section 2.22(d) hereof is thereafter recovered from the Issuing Bank, each Bank which received such distribution shall, upon demand by the Agent, repay to the Issuing Bank such Bank's ratable share of the amount so recovered together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered) of any interest of other amount paid or payable by the Issuing Bank in respect of the total amount so recovered.

SECTION 3.     CONDITIONS PRECEDENT.

          Section 3.1  Conditions Precedent to Initial Loans.  The obligation of
                       -------------------------------------
each Bank to make its initial Loans is subject to the satisfaction on the Closing Date of the following conditions precedent:

               (a)  Loan Documents.
                    --------------

                    (i)    Credit Agreement. The Borrower shall have executed
                           ----------------
     and delivered this Agreement to the Agent.

                    (ii)   Notes. The Borrower shall have executed and delivered
                           -----
     to each of the

     Banks the appropriate Notes in the amount, maturity and as otherwise provided herein.

                    (iii) Security Agreement. The Borrower shall have executed and delivered to the Agent a security agreement substantially in the form set forth as Exhibit B hereto (as amended, modified or supplemented from time to time, the "Security Agreement").

                    (iv) Pledge Agreement. The Borrower shall have executedand delivered to the Agent a pledge agreement substantially in the form set forth as Exhibit C hereto (as amended, modified or supplemented from time to time, the "Pledge Agreement").

                    (v) Leasehold Mortgage. The Borrower shall have execute and delivered to the Agent a leasehold mortgage substantially in the form set forth as Exhibit D hereto (as amended, modified or supplemented from time to time, the "Leasehold Mortgage").

                    (vi) Environmental Indemnity Agreement. The Borrower shall have executed and delivered to the Agent an environmental indemnity agreement substantially in the form set forth as Exhibit H hereto (as amended, modified or supplemented from time to time, the "Environmental Indemnity Agreement").

                    (vii) Warrant. The Borrower shall have issued the Warran to the Warrantholder.

               (b)  Opinions of Counsel.

                    (i) The Agent shall have received a legal opinion, dated the Closing Date, from Brobeck, Phleger & Harrison LLP, counsel to the Borrower, substantially in the form set forth as Exhibit E-1 hereto.

                    (ii) The Agent shall have received the legal opinions issued by the Borrower's and the Sellers' counsel in connection with the Acquisition Documents, each of which opinions shall either provide that it may be relied on by the Agent and the Banks or shall be accompanied by a letter to such effect addressed to the Agent and the Banks by the counsel issuing such opinion.

                    (iii) The Agent shall have received a legal opinion, dated the Closing Date, from Skadden, Arps, Slate, Meagher & Flom LLP, substantially in the form set forth in Exhibit E-2 hereto.

               (c)  Corporate Documents. The Agent shall have received the
                    -------------------
Articles of Incorporation of the Borrower as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the Secretary of State of the State of California as of a date not more than five days prior to the Closing Date, together with a good standing certificate from such Secretary of State of the State of California to be dated a date not more than eight days prior to the Closing Date.

               (d)  Certified Resolutions, etc.  The Agent shall have received a
                    --------------------------
certificate of the Secretary or Assistant Secretary of the Borrower and dated the Closing Date certifying (i) the names and true signatures of the incumbent officers of the Borrower authorized to sign the applicable Loan Documents, (ii) the By-Laws of the Borrower as in effect on the Closing Date, (iii) the resolutions of the Borrower's Board of Directors approving and authorizing the execution, delivery and performance of all Transaction Documents executed by the Borrower, and (iv) that there have been no changes in the Articles of Incorporation of the Borrower since the date of the most recent certification thereof by the Secretary of State of the State of California.

               (e)  Acquisition Documents. The Agent shall have received copies
                    ---------------------
of the Acquisition Documents and any amendments or supplements thereto, certified as of the Closing Date by the Secretary or Assistant Secretary of the Borrower to be true, correct and complete copies of such documents.

               (f)  Officer's Certificate.  The Agent and the Banks shall have
                    ---------------------
received a certificate of the Chief Financial Officer of the Borrower, dated the Closing Date, certifying that (i) the Acquisition Documents are in full force and effect and no material term or condition thereof has been amended from the form thereof delivered to the Agent, or waived, except as disclosed to the Agent or its counsel prior to the execution of this Agreement, (ii) the Borrower and, to the best of his or her knowledge, the other parties to the Acquisition Documents, have performed or complied in all material respects with all agreements and conditions contained in such Acquisition Documents and any agreements or documents referred to therein required to be performed or complied with by each of them on or before the Closing Date, and (iii) subject to the foregoing, neither the Borrower nor, to the best of his or her knowledge, any such other party is in default in the performance or compliance with any of the material terms or provisions thereof, except to the extent that performance thereof or compliance therewith or default has been waived with the prior written consent of the Banks.

               (g)  Insurance.  The Agent shall have received an independent
                    ---------
insurance profile on the Borrower prepared by Morgan & Brewster or such other Person as the Agent shall appoint, which profile shall reflect insurance on the Borrower's operations satisfactory to the Agent, and the Agent shall have been named as an additional insured on each policy identified on such profile.

               (h)  Lien Search Reports. The Agent shall have received
                    -------------------
satisfactory reports of Uniform Commercial Code, tax lien, judgment and litigation searches conducted by a search firm acceptable to the Agent and the Banks with respect to the Borrower in each of the locations set forth in
Schedule II of the Security Agreement.

               (i)  UCC-1 Financing Statements.  The Agent shall have received
                    --------------------------
acknowledgment copies (or other evidence of filing) of each UCC-1 financing statement relating to the Collateral and all of the security interests created under the Loan Documents shall, except for Liens permitted pursuant to Section 6.3, be perfected first priority security interests.

               (j)  Pledged Stock. The Agent shall have received (i) an original
                    --------------
of the declaration de gage signed by the pledgor substantially in the form
       -------------------
attached to the Pledge Agreement, (ii) a certified copy by the account holder of the Company's share transfer register and shareholder's account evidencing the registration of the pledge and (iii) an attestation de nantissement de compte
                                        -------------------------------------
d'instruments financiers delivered by the account holder in accordance with the
------------------------
Pledge Agreement.

               (k)  Title Insurance. The Agent shall have received a paid policy
                    ---------------
of mortgagee title insurance (the "Title Insurance") with respect to the Mortgaged Premises (as defined in the Leasehold Mortgage), in amount satisfactory to the Banks and issued by a title insurance company satisfactory to the Agent and the Banks.

               (l)  Corporate Structure. The corporate structure of the Borrower
                    -------------------
after giving effect to the Acquisition shall be satisfactory to the Banks.

               (m)  Financial Statements. The Agent shall have received the
                    --------------------
audited financial statements of the Company for the fiscal year ending December 31, 1996 and the unaudited financial statements of the Company for the fiscal period ending on March 31, 1997.

               (n)  Environmental Matters. The Agent shall (i) be satisfied that
                    ---------------------
neither the Company, any of its Subsidiaries nor the Borrower is subject to any present or contingent environmental liability which could have a Material Adverse Effect and (ii) have received an environmental audit report in form and substance satisfactory to the Agent and the Banks prepared by an independent environmental consultant acceptable to the Agent and the Banks with respect to the properties and business of the Company, each of its Subsidiaries, the Borrower and each of their Environmental Affiliates.

               (o)  Funds Flow Instructions. The Agent and the Banks shall have
                    -----------------------
received detailed instructions satisfactory to them describing the funds flow in connection with the Transactions on the Closing Date.

               (p)  Fees and Expenses. The Agent shall have received, for its
                    -----------------
account and for the account of
each Bank, as applicable, all Fees and other fees and expenses due and payable hereunder on or before the Closing Date, including, without limitation, the reasonable fees and expenses accrued through the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP and any other counsel retained by the Agent.

               (q)  Consents, Licenses, Approvals, etc.  The Agent shall have
                    -----------------------------------
received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Seller, the Company, the Borrower and the validity and enforceability, of the Loan Documents, or in connection with the Transactions, and such consents, licenses and approvals shall be in full force and effect.

               (r)  Consummation of Acquisition. The Acquisition shall have been
                    ---------------------------
consummated in accordance with the terms of the Acquisition Documents.


               (s)  Due Diligence Review.  The Agent shall have completed to its
                    --------------------
satisfaction a due diligence review of the Borrower and its operations, including, without limitation, a review of the material contracts to which the Borrower is a party, an evaluation of the Borrower's products, tours of the Borrower's plants and interviews with the managers thereof, and a review of matters relating to Environmental Laws and Environmental Approvals, including any reports prepared in respect of any locations of operations of the Borrower.

               (t)  Borrowing Base Certificate.  The Agent shall have received a
                    --------------------------
Borrowing Base Certificate from the Borrower satisfactory to the Agent, completed using relevant data from May 31, 1997.

               (u)  Additional Matters. The Agent shall have received such other
                    ------------------
certificates, opinions, documents and instruments relating to the Transactions as may have been reasonably requested by the Agent or any Bank, and all corporate and other proceedings and all other related documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Transactions shall be satisfactory in form and substance to the Banks.

          Section 3.2 Conditions Precedent to All Loans. The obligation of each
                      ---------------------------------
Bank to make any Loan (including the initial Loans made on the Closing Date) is subject to the satisfaction on the date such Loan is made of the following conditions precedent:

               (a)  Representations and Warranties.  The representations and
                    ------------------------------
warranties contained herein and in the other Loan Documents (other than representations and warranties which expressly speak only as of a different date) shall be true and correct in all material respects on such date both before and after giving effect to the making of such Loans.

               (b)  No Default or Event of Default. No Default or Event of
                    ------------------------------
Default shall have occurred and be continuing on such date either before or after giving effect to the making of such Loans.

               (c)  No Injunction. No law or regulation shall have been adopted,
                    -------------
no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the reasonable judgment of the Banks would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loans or the consummation of the Transactions.

               (d)  Notice of Borrowing. The Agent shall have received a fully
                    -------------------
executed Notice of Borrowing in respect of the Loans to be made on such date.

     The acceptance of the proceeds of each Loan shall constitute a representation and warranty by the Borrower to each of the Banks that all of the conditions required to be satisfied under this Section 3 in connection with the making of such Loan have been satisfied.

     All of the Notes, certificates, agreements, legal opinions and other documents and papers referred to in this Section 3, unless otherwise specified, shall be delivered to the Agent for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks, and shall be satisfactory in form and substance to each Bank in its sole discretion.

SECTION 4.    REPRESENTATIONS AND WARRANTIES.

          In order to induce the Banks to enter into this Agreement and to make the Loans, the Borrower makes the following representations and warranties, which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans:


          Section 4.1  Corporate Status.  The Borrower (i) is a duly organized
                       ----------------
and validly existing corporation in good standing under the laws of the State of California, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage and (iii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified.

          Section 4.2  Corporate Power and Authority.  The Borrower has the
                       -----------------------------
corporate power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of such Loan Documents. The Borrower has duly executed and delivered each such Loan Document, and each such Loan Document constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

          Section 4.3  No Violation.  Neither the execution, delivery or
                       ------------
performance by the Borrower of the Loan Documents to which it is a party, nor compliance by it with the terms and provisions thereof nor the consummation of the Acquisition or the Transactions, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Borrower pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the Articles of Incorporation or By-Laws of the Borrower.

          Section 4.4  Litigation.  Except as set forth on Schedule 4.4, there
                       ----------
are no actions, suits or proceedings pending or threatened (i) with respect to any of the Acquisition, the Transactions or the Loan Documents or (ii) that could, individually or in the aggregate, result in a Material Adverse Effect.

          Section 4.5  Financial Statements; Financial Condition; etc.  Each of
                       ----------------------------------------------
the financial statements delivered pursuant to Sections 3.1(m) were prepared in accordance with GAAP consistently applied and fairly present the financial condition and the results of operations of the entities covered thereby on the dates and for the periods covered thereby, except as disclosed in the notes thereto and, with respect to interim financial statements, subject to normally recurring year-end adjustments. The Borrower has no material liability (contingent or otherwise) not reflected in such financial statements or in the notes thereto.

          Section 4.6  Solvency.  On the Closing Date and after and giving
                       --------
effect to the Transactions, the Borrower will be Solvent.

          Section 4.7  Material Adverse Change.  Since     December 31, 1996,
                       -----------------------
there has occurred no event, act or condition which has had, or could have, a Material Adverse Effect.


          Section 4.8  Use of Proceeds; Margin Regulations.  All proceeds of
                       -----------------------------------
each Loan will be used by the Borrower only in accordance with the provisions of
Section 2.21. No part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Federal Reserve Board.

          Section 4.9  Governmental Approvals.  No order, consent, approval,
                       ----------------------
license, authorization, or validation
of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required on the part of the Borrower to authorize, or is required on the part of the Borrower in connection with (i) the execution, delivery and performance of any Loan Document or the consummation of any of the Transactions or (ii) the legality, validity, binding effect or enforceability of any Loan Document, except those listed on
Schedule 4.9 that have already been duly made or obtained and remain in full force and effect.

          Section 4.10  Security Interests and Liens.  The Security Documents
                        ----------------------------
create, as security for the Obligations, valid and enforceable security interests in and Liens on all of the Collateral, in favor of the Agent for the ratable benefit of the Banks, and subject to no other Liens. Upon the satisfaction of the conditions precedent described in Sections 3.1(i) and 3.1(j), such security interests in and Liens on the Collateral shall be superior to and prior to the rights of all third parties (except as disclosed on Schedule
4.10 and except with respect to Liens permitted pursuant to Section 6.3), and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with applicable law.

          Section 4.11  Tax Returns and Payments.  The Borrower has filed all
                        ------------------------
tax returns required to be filed by it and has paid all taxes and assessments payable by it which have become due, other than those not yet delinquent or those that are reserved against in accordance with GAAP which are being diligently contested in good faith by appropriate proceedings.

          Section 4.12  ERISA.  The Borrower neither has nor has had any Plans.
                        -----
No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) or Reportable Event has occurred with respect to any Plan. There are no Unfunded Benefit Liabilities under any Plan. The Borrower and each member of its ERISA Controlled Group have complied with the requirements of
Section 515 of ERISA with respect to each Multiemployer Plan and is not in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to any Multiemployer Plan. The aggregate potential total withdrawal liability, and the aggregate potential annual withdrawal liability payments of the Borrower and the members of its ERISA Controlled Group as determined in accordance with Title IV of ERISA as if the Borrower and the members of its ERISA Controlled Group had completely withdrawn from all Multiemployer Plans is not greater than $50,000 and $50,000, respectively. To the best knowledge of the Borrower and each member of its ERISA Controlled Group, no Multiemployer Plan is or is likely to be in reorganization (as defined in Section 4241 of ERISA or Section 418 of the Code) or is insolvent (as defined in Section 4245 of ERISA). No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Plan or any trust established under Title IV of ERISA has been, or is expected by the Borrower or any member of its ERISA Controlled Group to be, incurred by the Borrower or any member of its ERISA Controlled Group. Except as otherwise disclosed on Schedule 4.12 hereto, neither the Borrower nor any member of its ERISA Controlled Group has any contingent liability with respect to any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under
Part 6 of Title I of ERISA. No lien under Section 412(n) of the Code or 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the Code or Section 307 of ERISA has been or is reasonably expected by the Borrower or any member of its ERISA Controlled Group to be imposed on the assets of the Borrower or any member of its ERISA Controlled Group. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. There has been no prohibited transaction (for purposes of Section 406 of ERISA and Section 4975 of the Code) or violation of the fiduciary responsibility rules of ERISA with respect to any Plan.

          Section 4.13  Investment Company Act; Public Utility Holding Company
                        ------------------------------------------------------
Act.  The Borrower is not (x) an "investment company" or a company "controlled"
---
by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the

Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

          Section 4.14  Representations and Warranties in Transaction Documents.
                        -------------------------------------------------------
All representations and warranties made by the Borrower in the Acquisition Documents, and, to the best of the Borrower's knowledge, all representations made by each other Person in such Acquisition Documents, are as of the Closing Date true and correct in all material respects. None of such representations and warranties are inconsistent in any material respect with the representations and warranties of the Borrower made herein or in any other Loan Document.

          Section 4.15  True and Complete Disclosure.  All factual information
                        ----------------------------
(taken as a whole) furnished by or on behalf of the Borrower in writing to the Agent or any Bank on or prior to the Closing Date, for purposes of or in connection with this Agreement, the Transactions and the Acquisition is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or furnished and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time. As of the Closing Date, there are no facts, events or conditions known to the Borrower which, individually or in the aggregate, have or reasonably could be expected to have a Material Adverse Effect. The projections and pro forma financial information included in such information are based on good faith estimates and assumptions believed by the Persons furnishing such projections and information to be reasonable at the time made, it being recognized by the Banks that such projections as to future events are not to be viewed as facts and that any actual results during the period or periods covered by any such projections may differ from the projected results. Except as expressed herein, the Borrower makes no representations or warranties with respect to such projections and pro forma financial information.

          Section 4.16  Corporate Structure; Capitalization.  Schedule 4.16
                        -----------------------------------
hereto sets forth, both before and after giving effect to the Acquisition, the number of authorized and issued shares of capital stock of the Borrower and each of its Subsidiaries and the registered owner(s) of each such Subsidiary. All of such stock has been duly and validly issued and is fully paid and non-assessable. Neither the Borrower nor any such Subsidiary has outstanding any securities convertible into or exchangeable for its capital stock nor does the Borrower or any such Subsidiary have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for (i) the rights and obligations set forth in Article 3 of the Stock Restriction and Rights Agreement, dated as of July 9, 1997, between the Borrower and RM (the "RM Rights"), (ii) options granted under the Borrower's various stock option plans, and (iii) the International Canine Genetics, Inc. options and warrants assumed by the Borrower (the "ICG Warrants").

          Section 4.17  Environmental Matters.  (a) (i) Each of the Borrower and
                        ---------------------
its Environmental Affiliates is in compliance in all material respects with all applicable Environmental Laws, (ii) each of the Borrower and its Environmental Affiliates has all Environmental Approvals required to operate its businesses as presently conducted or as reasonably anticipated to be conducted, (iii) none of the Borrower nor any of its Environmental Affiliates has received any material communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that such Borrower or Environmental Affiliate is not in full compliance with all Environmental Laws, and (iv) to the Borrower's best knowledge after due inquiry, there are no circumstances that may prevent or interfere with such full compliance in the future.

               (b) To the best of the Borrower's knowledge after due inquiry, there is no Environmental Claim pending or threatened against the Borrower or its Environmental Affiliates.

               (c) To the best of the Borrower's knowledge after due inquiry, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claims against the Borrower or any of its Environmental Affiliates.

               (d)  Without in any way limiting the generality of the foregoing,
(i) there are no on-site or (except for properly permitted off-site disposal sites) off-site locations in which the Borrower or its Environmental Affiliate has stored, disposed or arranged for the disposal of Materials of Environmental Concern, (ii) there are no underground storage tanks located on property owned or leased by the Borrower or its Environmental Affiliate, (iii) there is no friable asbestos in any building, building component, structure or office space owned or leased by the Borrower or its Environmental Affiliate, and (iv) no polychlorinated biphenyls (PCB's) are used or stored at any property owned or leased by the Borrower or its Environmental Affiliate.

          Section 4.18  Patents, Trademarks, etc.  The Borrower and each of its
                        ------------------------
Subsidiaries has obtained and holds in full force and effect all patents, trademarks, servicemarks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted. No material product, process, method, substance, part or other material presently sold by or employed by the Borrower or any of its Subsidiaries in connection with such business infringes any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person. There is not pending or overtly threatened any claim or litigation against or affecting the Borrower or any of its Subsidiaries contesting its right to sell or use any such product, process, method, substance, part or other material, except as set forth on Schedule 4.4.

          Section 4.19  Ownership of Property.  Schedule 4.19 sets forth all the
                        ---------------------
real property owned or leased by the Borrower and identifies the street address, the current owner (and current record owner, if different) and whether such property is leased or owned. The Borrower has good and marketable fee simple title to or valid leasehold interests in all of such real property and good title to all of its personal property subject to no Lien of any kind except Liens permitted hereby. The Borrower enjoys peaceful and undisturbed possession under all of its respective leases.

          Section 4.20  No Default.  The Borrower is not in default under or
                        ----------
with respect to any Acquisition Document or any other agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect which could result in a Material Adverse Effect. No Default or Event of Default exists.

          Section 4.21  Licenses, etc.  The Borrower and each of its
                        -------------
Subsidiaries has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted.

          Section 4.22  Compliance With Law.  The Borrower and each of its
                        -------------------
Subsidiaries is in compliance with all material laws, rules, regulations, orders, judgments, writs and decrees relevant to their respective businesses.


          Section 4.23  Brokers' Fees.  Except as set forth on Schedule 4.23,
                        -------------
the Borrower has no obligation to any Person in respect of any finder's, brokers, investment banking or other similar fee in connection with the Acquisition.

          Section 4.24  Labor Matters.  Except as set forth on Schedule 4.24,
                        -------------
there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Company, any of its Subsidiaries or the Borrower, and none of such Persons has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

SECTION 5.     AFFIRMATIVE COVENANTS.

          The Borrower covenants and agrees that on and after the Closing Date and until the Total Commitment has terminated, and the Obligations are paid in full:

          Section 5.1  Information Covenants.  The Borrower will furnish to each
                       ---------------------
Bank:

               (a)  Quarterly Financial Statements.  Within 45 days after the
                    ------------------------------
close of each quarterly accounting period in each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly period and the related consolidated and consolidating statements of income, cash flow and retained earnings for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior fiscal year.

               (b)  Annual Financial Statements.  Within 90 days after the close
                    ---------------------------
of each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, cash flow and retained earnings for such fiscal year, setting forth comparative figures for the preceding fiscal year and, with respect to such consolidated financial statements, certified without qualification by Price Waterhouse LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Required Banks, in each case together with a report of such accounting firm stating that in the course of its regular audit of the consolidated financial statements of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default, or if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

               (c)  Monthly Financial Statements.  Within 30 days after the end
                    ----------------------------
of each monthly reporting period in
each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such monthly reporting period and the related consolidated and consolidating statements of income, cash flow and retained earnings for such monthly reporting period and for the elapsed portion of the fiscal year ended on the last day of such monthly reporting period, and in each case setting forth comparative figures for the related periods in the prior fiscal year.

               (d)  Compliance Certificates.  Within 45 days after the end of
                    -----------------------
each fiscal quarter, and simultaneously with the delivery of annual financing statements pursuant to Section 5.1(b), a Compliance Certificate with respect to the preceding fiscal quarter or fiscal year, as applicable, the calculations of which shall be based on the preliminary unaudited financial statements (in respect of quarterly Compliance Certificates only). As soon as practicable after the delivery of the quarterly Compliance Certificates, in the event of any material variance in the actual calculation of the ratios set forth in the Compliance Certificate, the Borrower shall deliver a revised Compliance Certificate setting forth the actual calculation of such ratios.

               (e)  Borrowing Base Certificates.  (i) On or before the twentieth
                    ---------------------------
Business Day of each month, a borrowing base certificate in the form of Exhibit F (each, a "Borrowing Base Certificate") setting forth the Borrowing Base as of the last day of the preceding month, together with a Borrowing Base Supplement; provided that nothing contained herein shall prevent the Borrower from delivering to the Agent a Borrowing Base Certificate or Borrowing Base Supplement more frequently than as set forth above; and (ii) each Borrowing Base Supplement and Borrowing Base Certificate delivered to the Agent shall be certified by the chief financial officer of the Borrower.

               (f)  Management Letters.  Promptly after the Borrower's receipt
                    ------------------
thereof, a copy of any "management letter" or other material audit-related report received by the Borrower from its certified public accountants.

               (g)  Budgets.  Within 60 days after the first day of each fiscal
                    -------
year of the Borrower, a budget and financial forecast of results of operations and sources and uses of cash (in form satisfactory to the Required Banks) prepared by the Borrower for such fiscal year, accompanied by a written statement of the assumptions used in connection therewith, together with a certificate of the chief financial officer of the Borrower to the effect that such budget and financial forecast and assumptions are reasonable and represent the Borrower's good faith estimate of its future financial requirements and performance. The financial statements required to be delivered pursuant to clauses (a), (b) and (c) above shall be accompanied by a comparison of the actual financial results set forth in such financial statements to those contained in the forecasts delivered pursuant to this clause (g) together with an explanation of any material variations from the results anticipated in such forecasts.

               (h)  Officer's Certificates.  At the time of the delivery of the
                    ----------------------
financial statements under clauses (a) and (b) above, a certificate of the chief financial officer of the Borrower which certifies (x) that such financial statements fairly present the financial condition and the results of operations of the Borrower and its Subsidiaries on the dates and for the periods indicated, subject, in the case of interim financial statements, to normally recurring year-end adjustments and (y) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements, and that as a result of such review such officer has concluded that no Default or Event of Default has occurred during the period commencing at the beginning of the accounting period covered by the financial statements accompanied by such certificate and ending on the date of such certificate or, if any Default or Event of Default has occurred, specifying the nature and extent thereof and, if continuing, the action the Borrower proposes to take in respect thereof. Such certificate shall set forth the calculations required to establish (i) whether the Borrower was in compliance with the provisions of
Section 6.1 during and as at the end of the accounting period covered by the financial statements accompanied by such certificate, and (ii) in the case of the financial statements delivered pursuant to clauses (b) above, the amount of Excess Cash Flow for the respective fiscal year.

               (i)  Notice of Default or Litigation.  Promptly and in any event
                    -------------------------------
within five Business Days after the Borrower obtains knowledge thereof, notice of (i) the occurrence of any Default or Event of Default, (ii) any litigation or governmental proceeding pending or threatened against the Borrower which reasonably could be expected to have a Material Adverse Effect and (iii) any other event, act or condition which reasonably could be expected to have a Material Adverse Effect.

               (j)  ERISA.
                    -----

                         (i)   As soon as possible and in any
          event within 10 days after the Borrower or any member of its ERISA Controlled Group knows, or has reason to know, that:

                               (A)  any Termination Event with
          respect to a Plan has occurred or will occur, or

                               (B)  any condition exists with
          respect to a Plan which presents a material risk of termination of the Plan or imposition of an excise tax or other liability on the Borrower or any member of its ERISA Controlled Group, or

                               (C)  the Borrower or any member of
          its ERISA Controlled Group has applied for a waiver of the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, or

                               (D)  the Borrower or any member of
          its ERISA Controlled Group has engaged in a "prohibited transaction," as defined in Section

          4975 of the Code or as described in Section 406 of ERISA, that is not exempt under Section 4975 of the Code and Section 408 of ERISA, or

                               (E)  the aggregate present value
          of the Unfunded Benefit Liabilities under all Plans has in any year increased by $50,000 or to an amount in excess of $50,000, or

                               (F)  any condition exists with
          respect to a Multiemployer Plan which presents a material risk of a partial or complete withdrawal (as described in Section 4203 or 4205 of ERISA) by the Borrower or any member of its ERISA Controlled Group from a Multiemployer Plan, or

                               (G)  the Borrower or any member of
          its ERISA Controlled Group is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or

                               (H)  a Multiemployer Plan is in
          "reorganization" (as defined in Section 418 of the Code or Section 4241 of ERISA) or is "insolvent" (as defined in Section 4245 of ERISA), or

                               (I)  the potential withdrawal
          liability (as determined in accordance with Title IV of ERISA) of the Borrower and the members of its ERISA Controlled Group with respect to all Multiemployer Plans has in any year increased by $50,000 or to an amount in excess of $100,000, or

                               (J)  there is an action brought
          against the Borrower or any member of its ERISA Controlled Group under Section 502 of ERISA with respect to its failure to comply with Section 515 of ERISA,

a certificate of the president or chief financial officer of the Borrower setting forth the details of each of the events described in clauses (A) through
(J) above as applicable and the action which the Borrower or the applicable member of its ERISA Controlled Group proposes to take with respect thereto, together with a copy of any notice or filing from the PBGC or which may be required by the PBGC or other agency of the United States government with respect to each of the events described in clauses (A) through (J) above, as applicable.

                         (ii)  As soon as possible and in any
          event within two Business Days after the receipt by the Borrower or any member of its ERISA Controlled Group of a demand letter from the PBGC notifying the Borrower or such member of its ERISA Controlled Group of its final decision finding liability and the date by which such liability must be paid, a copy of such letter, together with a certificate of the president or chief financial officer of the Borrower setting forth the action which the Borrower or such member of its ERISA Controlled Group proposes to take with respect thereto.


               (k)  SEC Filings.  Promptly upon transmission thereof, copies of
                    -----------
all regular and periodic financial information, proxy materials and other information and reports, if any, which the Borrower shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor or which the Borrower shall send to its stockholders.

               (l)  Environmental.  Promptly and in any event within five
                    -------------
Business Days after the existence of any of the following conditions, a certificate of the chief executive officer or chief financial officer of the Borrower specifying in detail the nature of such condition and the Borrower's or Environmental Affiliate's proposed response thereto: (i) the receipt by the Borrower or any of its Environmental Affiliates of any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Borrower or Environmental Affiliate is not in compliance in any material respect with applicable Environmental Laws, (ii) the Borrower or any of its Environmental Affiliates shall obtain actual knowledge that there exists any Environmental Claim pending or threatened against the Borrower or such Environmental Affiliate that could reasonably be expected to have a Material Adverse Effect, or (iii) any release, emission, discharge or disposal of any Material of Environmental Concern that could form the basis of any Environmental Claim against the Borrower or any of its Environmental Affiliates that could reasonably be expected to have a Material Adverse Effect.

               (m)  RM Financial Information.  Within five days of their
                    ------------------------
delivery to the Borrower pursuant to the Stock Purchase Agreement, certified copies of each of the Financial Statements (as defined in the Stock Purchase Agreement).

               (n)  Other Information.  From time to time, such other
                    -----------------
information or documents (financial or otherwise) as any Bank may reasonably request.

          Section 5.2  Books, Records, Inspections and Collateral Audits.  The
                       -------------------------------------------------
Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower shall, and shall cause each of its Subsidiaries to, permit officers and designated representatives of any Bank to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, and examine the books of record and account of the Borrower or any of its Subsidiaries, and discuss the affairs, finances and accounts of the Borrower or any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable notice and at such reasonable times as such Bank may desire. The Borrower shall, and shall cause each of its Subsidiaries to, permit the Agent (at the instruction of the Required Banks) or its representatives or agents, at the expense of the Borrower, to conduct audits to inspect, review and evaluate the Collateral, no more than once a year, and, at the expense of the Banks, to conduct such audits in excess of once a year; provided that if an Event of Default has occurred and is continuing, the Agent (at the instruction of the Required Banks) may conduct, at the expense of the Borrower, such additional audits from time to time as deemed necessary by the Required Banks.

          Section 5.3  Maintenance of Insurance.  The Borrower shall, and shall
                       ------------------------
cause each of its Subsidiaries to, (a) maintain with financially sound and reputable insurance companies insurance on itself and its properties in at least such amounts and against at least such risks as are customarily insured against in the same general area by companies engaged in the same or a similar business, which insurance shall in any event not provide for materially less coverage than the insurance in effect on the Closing Date, and (b) furnish to the Agent from time to time, upon written request, the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as the Agent may reasonably request.

          Section 5.4  Taxes.  (a)  The Borrower shall pay or cause to be paid,
                       -----
and shall cause each of its Subsidiaries to pay or cause to be paid, when due, all taxes, charges and assessments and all other lawful claims required to be paid by the Borrower or such Subsidiaries, except as contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves have been established with respect thereto in accordance with GAAP.

               (b) The Borrower shall not, and shall not permit any of its Subsidiaries to, file or consent to the filing of any consolidated tax return with any Person (other than the Borrower and its Subsidiaries).

          Section 5.5  Corporate Franchises.  The Borrower shall, and shall
                       --------------------
cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals.

          Section 5.6  Compliance with Law.  The Borrower shall, and shall cause
                       -------------------
each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, statutes, regulations, decrees and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their business and the ownership of their property, including, without limitation, ERISA and all Environmental Laws.

          Section 5.7  Performance of Obligations.  The Borrower shall, and
                       --------------------------
shall cause each of its Subsidiaries to perform, to the extent necessary to avoid a Material Adverse Effect, all of its obligations under the terms of each mortgage, indenture, security agreement, debt instrument, lease, undertaking and contract by which it or any of its properties is bound or to which it is a party.

          Section 5.8  Maintenance of Properties.  The Borrower shall, and shall
                       -------------------------
cause each of its Subsidiaries to, ensure that, to the extent necessary to avoid a Material Adverse Effect, its properties used or useful in its business are kept in good repair, working order and condition, normal wear and tear excepted.

          Section 5.9  Interest Rate Protection.  The Borrower shall, no later
                       ------------------------
than 90 days after the Closing Date, enter into interest rate protection agreements with counterparties and subject to terms and conditions satisfactory to the Agent and the Banks, which agreements shall protect the Borrower against interest rate fluctuations in respect of 75% of the scheduled maximum outstanding amount of the Term Loans.

          Section 5.10  Additional Collateral.  The Borrower will, and will
                        ---------------------
cause each Subsidiary to, grant to the Agent security interests, mortgages and deeds of trust in such of its assets and properties (whether now existing or hereafter acquired) as are not covered by the

Security Documents, as may be required from time to time by the Required Banks (collectively, the "Additional Security"). All such Additional Security shall be granted at the Borrower's expense pursuant to documentation reasonably satisfactory in form and substance to the Required Banks and shall constitute valid and enforceable perfected security interests, mortgages and deeds of trust superior to and prior to the rights of all third persons and subject to no other Liens (except with respect to Liens permitted pursuant to Section 6.3). The Additional Security or instruments related thereto shall be duly recorded or filed by the Borrower in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Agent granted pursuant to the Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower.

SECTION 6.     NEGATIVE COVENANTS.

          The Borrower covenants and agrees that on and after the Closing Date until the Total Commitment has terminated, and the Obligations are paid in full:

          Section 6.1  Financial Covenants.
                       -------------------

               (a)  Leverage Ratio.  The Borrower shall not permit the ratio of
                    --------------
Consolidated Total Indebtedness to Consolidated EBITDA (for the most recent four consecutive fiscal quarters) of the Borrower (the "Leverage Ratio") to exceed, at the end of any fiscal quarter ending during any period listed below, the ratio set forth opposite such period:

     Period                               Ratio
     ------                               -----
Closing Date to and including
   December 31, 1997                      4.4:1.0
January 1, 1998 to and including
   March 31, 1998                         3.0:1.0
April 1, 1998 and thereafter              2.0:1.0

Provided, however, that if such Leverage Ratio is not met for any Measurement Period (i) but would have been met had Consolidated Total Indebtedness been $200,000 or less than it in fact was on the last day such Measurement

Period and (ii) as of such date the Borrower had an amount of cash on deposit in its Deposit Accounts not less than $1,500,000, then the Leverage Ratio will be deemed to be met for such Measurement Period, so long as such Leverage Ratio was in fact met (and not deemed to have been met) for the preceding Measurement Period.

               (b)  Interest Coverage Ratio.  The Borrower shall not permit the
                    -----------------------
ratio of Consolidated EBITDA to Consolidated Cash Interest Expense for any four consecutive fiscal quarters of the Borrower (taken as one accounting period) to be less than 2.5:1.0.

               (c)  Fixed Charge Coverage Ratio.  The Borrower shall not permit
                    ---------------------------
the ratio of Consolidated EBITDA to Fixed Charges for any four consecutive fiscal quarters of the Borrower (taken as one accounting period) ended during any period set forth below, to be less than the ratio set forth opposite such period:

     Period                               Ratio
     ------                               -----
Closing Date to and including
   December 31, 1997                      0.8:1.0
January 1, 1998 to and including
   March 31, 1998                         1.0:1.0
April 1, 1998 to and including
   June 30, 1998                          1.4:1.0
July 1, 1998 and thereafter               1.8:1.0

               (d)  Capital Expenditures.  The Borrower shall not make or incur
                    --------------------
(or commit to make or incur) and shall not permit any of its Subsidiaries to make or incur (or commit to make or incur) Capital Expenditures in any fiscal year which exceed, in the aggregate, $1,000,000; provided that if the maximum
                                                 --------
amount set forth above for any period exceeds the aggregate amount of Capital Expenditures made or incurred (or committed to be made or incurred) during such period, then the maximum amount set forth above for the following period (but not any subsequent periods) shall be increased by the amount of such excess.

               (e)  Minimum Consolidated Tangible Net Worth.  The Borrower shall
                    ---------------------------------------
not permit Consolidated Tangible Net Worth (i) from the Closing Date to December 31, 1997, to be less than the sum of (a) $9,006,000 plus (b) 100% of the net proceeds received by the Borrower or any of its Subsidiaries after the Closing Date through the sale of equity of the Borrower or any of its Subsidiaries and (ii) thereafter at any time to be less than the sum of (a) $9,006,000 plus (b) 75% of cumulative Consolidated Net Income for all fiscal quarters ending after the Closing Date (determined without making any reduction in the amount thereof by reason of any net loss arising in any fiscal quarter) plus (c) 100% of the net proceeds received by the Borrower or any of its Subsidiaries after the Closing Date through the sale of equity of the Borrower or any of its Subsidiaries.

          Section 6.2  Indebtedness.  The Borrower shall not, and shall not
                       ------------
permit any of its Subsidiaries to, create, incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, other than:

               (a)  Indebtedness hereunder and under the other Loan Documents;

               (b) Indebtedness outstanding on the Closing Date and set forth on Schedule 6.2 hereto;

               (c)  Indebtedness permitted under Section 6.6;

               (d)  Indebtedness of the Borrower of the type described in clause
(vii) of the definition of Indebtedness to the extent required under Section
5.09;

               (e) Indebtedness with respect to Capitalized Leases and other purchase money Indebtedness permitted pursuant to Section 6.3(g), in each case incurred to finance Capital Expenditures permitted under Section 6.1, not in excess of $250,000 in the aggregate at any one time outstanding; provided that any such Indebtedness shall not exceed 90% of the lesser of the purchase price or the fair market value of the asset so financed; and

               (f) Other Indebtedness created, incurred or assumed after the date hereof not enumerated in clauses (a) through (e) above, provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed $200,000 at any one time outstanding.

          Section 6.3  Liens.  The Borrower shall not, and shall not permit any
                       -----
of its Subsidiaries to, create, incur, assume or suffer to exist, directly or indirectly, any Lien on any of its property now owned or hereafter acquired, other than:

               (a)  Liens existing on the Closing Date and set forth on Schedule
6.3 hereto;

               (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

               (c) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by Law (other than any Lien imposed by ERISA or pursuant to any Environmental Law) created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate bonds have been posted;

               (d) Liens (other than any Lien imposed by ERISA or pursuant to any Environmental Law) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

               (e) Easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and which do not detract materially from the value of the property to which they attach or impair materially the use thereof by the Borrower or any of its Subsidiaries or materially adversely affect the security interests of the Agent or the Banks therein;

               (f) Liens granted to the Agent for the benefit of the Banks pursuant to the Security Documents securing the Obligations;

               (g) purchase money security interests on any property acquired or held by the Borrower or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction and (iii) the principal amount of the debt secured thereby does not exceed 90% of the lesser of the purchase price or the fair market value of the asset so financed; and

               (h) Liens created pursuant to Capitalized Leases permitted under this Agreement, provided that such Liens are only in respect of the property or
                --------
assets subject to, and secure only, the respective Capitalized Lease.

          Section 6.4  Restriction on Fundamental Changes.
                       ----------------------------------

               (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business or property, whether now or hereafter acquired, except (i) as otherwise permitted under
Section 6.5, and (ii) any wholly-owned Subsidiary of the Borrower may merge into or convey, sell, lease or transfer all or substantially all of its assets to, the Borrower or any other wholly-owned Subsidiary of the Borrower.

               (b) The Borrower shall not, and shall not permit any of its Subsidiaries to, except in connection with the Acquisition, (i) acquire by purchase or otherwise any property or assets of, or stock or other evidence of beneficial ownership of, any Person, except purchases of intellectual property, inventory, equipment, materials and supplies in the ordinary course of

Borrower's or such Subsidiary's business, (ii) create any Subsidiary, or (iii) enter into any partnership or joint venture.

               (c) Borrower shall not and shall not permit any of its Subsidiaries to, amend its articles of incorporation or by-laws.

          Section 6.5  Sale of Assets.  The Borrower shall not, and shall not
                       --------------
permit any of its Subsidiaries to, convey, lease, sell, transfer or otherwise dispose of (or agree to do so at any future time) all or any part of its property or assets, except (i) sales of inventory in the ordinary course of business and (ii) sales of equipment which is uneconomic, obsolete or no longer useful in its business provided that the aggregate net book value of all equipment so sold does not exceed $12,000 per fiscal year.

          Section 6.6  Contingent Obligations.  Except for Contingent
                       ----------------------
Obligations constituting Indebtedness permitted under Section 6.2(f), the Borrower shall not, and shall not permit any of its Subsidiaries to, create or become or be liable with respect to any Contingent Obligation, except:

               (a)  pursuant to the Security Documents; and

               (b) Contingent Obligations which are in existence on the Closing Date and which are set forth on Schedule 6.6.

          Section 6.7  Dividends.  The Borrower shall not, and shall not permit
                       ---------
any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock), or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued with respect to its capital stock), or set aside any funds for any of the foregoing purposes (all the foregoing "Dividends"); except that (i) so long as no Event of Default is continuing and given the prior written consent of the Required Banks (made in their reasonable judgment taking into account the credit status of the Borrower but otherwise not to be unreasonably withheld), the Borrower may call the ICG Warrants and exercise or honor the exercise of the RM Rights, and (ii) except that Dividends may be made to the Borrower or any of its Subsidiaries by any of its wholly-owned Subsidiaries.

          Section 6.8  Advances, Investments and Loans.  The Borrower shall not,
                       -------------------------------
and shall not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or directly or indirectly purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except that the following shall be permitted:

               (a) accounts receivable owned by the Borrower and its Subsidiaries, if created in the ordinary course of the business of the Borrower and its Subsidiaries and payable or dischargeable in accordance with customary trade terms;

               (b) loans and advances to the Borrower by any of its Subsidiaries, or by the Borrower to any of its Subsidiaries in an aggregate amount not to exceed $1,000,000 outstanding at any time;

               (c) loans and advances by the Borrower and its Subsidiaries to their employees in the ordinary course of its business not exceeding $20,000 in the aggregate at any one time outstanding; and

               (d) the Borrower and its Subsidiaries may acquire and hold Cash Equivalents.

          Section 6.9  Transactions with Affiliates.  The Borrower shall not,
                       ----------------------------
and shall not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate, other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

          Section 6.10  Limitation on Voluntary Payments and Modifications of
                        -----------------------------------------------------
Certain Documents.  The Borrower
-----------------
shall not, and shall not permit any of its Subsidiaries to, (a) make any sinking fund payment or voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of any Indebtedness other than the Indebtedness hereunder and under the other Loan Documents, or (b) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any Acquisition Document.

          Section 6.11  Changes in Business.  The Borrower shall not, and shall
                        -------------------
not permit any of its Subsidiaries to, enter into any business which is substantially different from that conducted by the Borrower on the Closing Date after giving effect to the Transactions.

          Section 6.12  Certain Restrictions.  The Borrower shall not, and shall
                        --------------------
not permit any of its Subsidiaries or any Person controlling the Borrower to, enter into any agreement (other than the Loan Documents as in effect on the Closing Date) which restricts the ability of the Borrower or any of its Subsidiaries to (a) enter into amendments, modifications or waivers of the Loan Documents, (b) create, incur, assume, suffer to exist or otherwise become liable with respect to any Indebtedness, or (c) pay any Dividend.

          Section 6.13  Sales and Leasebacks.  Except for Capitalized Lease
                        --------------------
Obligations constituting Indebtedness permitted under Section 6.2(f), the Borrower shall not, and shall not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Borrower or such Subsidiary has sold or transferred or is to sell or transfer to any other Person, or (ii) which the Borrower or such Subsidiary intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Borrower or such Subsidiary to any other Person in connection with such Lease.

          Section 6.14  Plans.  The Borrower shall not, nor shall it permit any
                        -----
member of its ERISA Controlled Group to, take any action which would increase the aggregate present value of the Unfunded Benefit Liabilities under all Plans to an amount in excess of $50,000.

          Section 6.15  Fiscal Year; Fiscal Quarter.  The Borrower shall not,
                        ---------------------------
and shall not permit any of its Subsidiaries to, change its fiscal year or any of its fiscal quarters.

SECTION 7.     EVENTS OF DEFAULT

          Section 7.1  Events of Default.  Each of the following events, acts,
                       -----------------
occurrences or conditions shall constitute an Event of Default under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:

               (a)  Failure to Make Payments.  The Borrower shall (i) default in
                    ------------------------
the payment when due of any principal of the Loans or (ii) default, and such default shall continue unremedied for five (5) or more days, in the payment when due of any interest on the Loans or in the payment when due of any Fees or any other amounts owing hereunder.

               (b)  Breach of Representation or Warranty.  Any representation or
                    ------------------------------------
warranty made by the Borrower herein or in any other Loan Document or in any certificate or statement delivered pursuant hereto or thereto shall prove to be false or misleading in any material respect on the date as of which made or deemed made.

               (c)  Breach of Covenants.
                    -------------------

                    (i)  The Borrower shall fail to perform or
     observe any agreement, covenant or obligation arising under
     Section 6.

                    (ii) The Borrower shall fail to perform or observe any agreement, covenant or obligation arising under this Agreement (except those described in subsections (a), (b) and (c)(i) above) or any other Loan Document, and such failure shall continue for five days (or, in the case of a breach under any other Loan Document, such longer grace period provided under such Loan Document) after the earlier to occur of (i) the provision of notice by the Agent of such failure or (ii) actual knowledge by the Borrower or its Subsidiary, as applicable, of such failure.

               (d)  Default Under Other Agreements.  The Borrower shall default
                    ------------------------------
in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Indebtedness (other than the Obligations) in the aggregate principal amount of $50,000 or more (and such default shall continue after the applicable grace and/or cure period, if any); or the Borrower shall default in the performance or observance of any obligation or condition with respect to any such Indebtedness or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any such Indebtedness or to permit (without regard to any required notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such Indebtedness, or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment.

               (e) Bankruptcy, etc. (i) The Borrower shall commence a voluntary case concerning itself under the Bankruptcy Code; or (ii) an involuntary case is commenced against the Borrower and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or (iii) a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or the Borrower commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or there is commenced against the Borrower any such proceeding which remains undismissed for a period of 30 days; or (iv) any order of relief or other order approving any such case or proceeding is entered; or (v) the Borrower is adjudicated insolvent or bankrupt; or (vi) the Borrower suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 30 days; or (vii) the Borrower makes a general assignment for the benefit of creditors; or (viii) the Borrower shall fail to pay, or shall state that it is unable to pay its debts generally as they become due; or (ix) the Borrower shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or (x) the Borrower shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (xi) any corporate action is taken by the Borrower for the purpose of effecting any of the foregoing.

               (f)  ERISA. (i) Any Termination Event shall occur, or (ii) any
                    -----
Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived or (iii) the Borrower or a member of its ERISA Controlled Group shall have engaged in a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA which could result in the imposition of liability in excess of $100,000 on the Borrower or any member of its ERISA Controlled Group, or (iv) the Borrower or any member of its ERISA Controlled Group shall fail to pay when due an amount which it shall have become liable to pay to the PBGC, any Plan or a trust established under Title IV of ERISA, or (v) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that an ERISA Plan must be terminated or have a trustee appointed to administer any ERISA Plan, or (vi) the Borrower or a member of its ERISA Controlled Group suffers a partial or complete withdrawal from a Multiemployer Plan or is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or (vii) a proceeding shall be instituted against the Borrower or any member of its ERISA Controlled Group to enforce Section 515 of ERISA, or (viii) any other event or condition shall occur or exist with respect to any Plan which could subject the Borrower or any member of its ERISA Controlled Group to any tax, penalty or other liability in excess of $50,000.


               (g)  Security Documents. Any of the Security Documents shall for
                    ------------------
any reason cease to be in full force and effect, or shall cease to give the Agent the Liens, rights, powers and privileges purported to be created thereby including, without limitation, a perfected first priority (except as permitted pursuant to Section 6.3) security interest in, and Lien on, all of the Collateral in accordance with the terms thereof.

               (h)  Change of Control.  One Person and its Affiliates shall
                    -----------------
beneficially own and control at any time at least 40% of the issued and outstanding shares of each class of capital stock of the Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of the Borrower.

               (i)  Judgments.  One or more judgments or decrees in an aggregate
                    ---------
amount of $50,000 or more shall be entered by a court or courts of competent jurisdiction against the Borrower (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within 30 days.

               (j)  Environmental Matters. (i) Any Environmental Claim shall
                    ---------------------
have been asserted against the Borrower or any Environmental Affiliate thereof which, if determined adversely, could reasonably be expected to have a Material Adverse Effect, (ii) any release, emission, discharge or disposal of any Material of Environmental Concern shall have occurred, and such event could form the basis of an Environmental Claim against the Borrower or any Environmental Affiliate thereof which, if determined adversely, could have a Material Adverse Effect, or (iii) the Borrower or its Environmental Affiliate shall have failed to obtain any Environmental Approval necessary for the management, use, control, ownership, or operation of its business, property or assets or any such Environmental Approval shall be revoked, terminated, or otherwise cease to be in full force and effect, in each case, if the existence of such condition could have a Material Adverse Effect.

          Section 7.2  Rights and Remedies.  Upon the occurrence of any Event of
                       -------------------
Default described Section 7.1(e), the Commitments shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loans and any and all accrued Fees and other Obligations shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower, and the obligation of each Bank to make any Loan hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, the Agent shall at the request, or may with the consent, of the Required Banks, by written notice to Borrower, (i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of each Bank to make any Loan hereunder shall immediately terminate, (ii) terminate any Letter of Credit that may be terminated in accordance with its terms, (iii) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice it will pay) to the Agent at the Agent's office an amount of cash, to be held in the Cash Collateral Account (as defined in the Security Agreement), equal to the Letter of Credit Liability and (iv) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued Fees and other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower.

SECTION 8.  THE AGENT

          Section 8.1  Appointment.  Each Bank hereby irrevocably designates and
                       -----------
appoints Banque Paribas as the

Agent of such Bank under this Agreement and each other Loan Document, and each such Bank irrevocably authorizes Banque Paribas as the Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and each other Loan Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or otherwise exist against the Agent. Notwithstanding anything to the contrary herein, the Issuing Bank shall act on behalf of the Banks with respect to the Letters of Credit (and all conditions precedent to the issuance or extension thereof) until such time and except for so long as the Agent may elect to act for the Issuing Bank with respect thereto; provided, however, that the Issuing
                                           --------  -------
Bank shall have all of the benefits and immunities (i) for acts taken or omissions suffered by the Issuing Bank in connection with the Letters of Credit as fully as if the term "Agent" as used in this Section 8 included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank. The provisions of this
Section 8 are solely for the benefit of the Agent and the Banks and the Borrower shall have no rights as a third party beneficiary or otherwise under any of the provisions hereof. In performing its functions and duties hereunder and under the other Loan Documents, the Agent shall act solely as the agent of the Banks and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of their respective successors and assigns.

          Section 8.2  Delegation of Duties.  The Agent may execute any of its
                       --------------------
duties under this Agreement or the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct or any agents or attorneys-in-fact selected by it with reasonable care.

          Section 8.3  Exculpatory Provisions.  The Agent shall not be (i)
                       ----------------------
liable for any action lawfully taken or omitted to be taken by it or any Person described in Section 8.2 under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower. This Section is intended solely to govern the relationship between the Agent, on the one hand, and the Banks, on the other.

          Section 8.4  Reliance by Agent.  The Agent shall be entitled to rely,
                       -----------------
and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless the Agent shall have received an executed Assignment and Acceptance in respect thereof. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

          Section 8.5  Notice of Default.  The Agent shall not be deemed to have
                       -----------------
knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Banks; provided that unless and until the Agent
                                   --------
shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Agent shall deem advisable and in the best interests of the Banks.

          Section 8.6  Non-Reliance on Agent and Other Banks.  Each Bank
                       -------------------------------------
expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent. Each Bank represents and warrants to the Agent that it has, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the

Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required under the Loan Documents to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          Section 8.7  Indemnification.  The Banks agree to indemnify the Agent
                       ---------------
and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for the Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent or such Person shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the Transactions or the execution, delivery or performance of any Loan Document (but excluding any such liabilities, obligations, losses, damages, penalties,actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such Person as finally determined by a court of competent jurisdiction).

          Section 8.8  Agent in its Individual Capacity.  The Agent and its
                       --------------------------------
affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder. With respect to Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

          Section 8.9  Resignation by the Agent.  (a) The Agent may resign from
                       ------------------------
the performance of all of its functions and duties hereunder and/or under the other Loan Documents by giving 15 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

          (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent, with the consent of the Borrower, may then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Agent as provided above.

          (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Loan Document until such time, if any, as the Banks appoint a successor Agent as provided above.

SECTION 9.     MISCELLANEOUS

          Section 9.1   Payment of Expenses, Indemnity, etc.  The Borrower
                        ------------------------------------
shall:

               (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, the creation, perfection or protection of the Agent's Liens in the Collateral (including, without limitation, fees and expenses for title and lien searches and filing and recording fees), and any amendment, waiver or consent relating to any of the Loan Documents (including, without limitation, as to each of the foregoing, the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Agent and any other attorneys retained by the Agent) and of the Agent and each Bank in connection with the preservation of rights under, and enforcement of, the Loan Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Obligations (including, without limitation, the reasonable fees and disbursements of counsel for the Agent, the Issuing Bank and each of the Banks and the costs of the Agent and the Issuing Bank in connection with the issuance of Letters of Credit);

               (b) pay, and hold the Agent and each of the Banks harmless from and against, any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and hold the Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and

               (c) indemnify the Agent and each Bank, its officers, directors, employees, representatives and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) any of the Transactions or the execution, delivery or performance of any Loan Document (except the Environmental Indemnity Agreement), (ii) the grant to the Agent and the Banks of any Lien in any property or assets of the Borrower or any stock or other equity interest in the Borrower, and (iii) the exercise by the Agent and the Banks of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien (but excluding, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements incurred by reason of the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction). The Borrower's obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations.

          Section 9.2   Right of Setoff.  (a)  In addition to any rights now or
                        ---------------
hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to such Bank under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 9.7, and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          (b) Notwithstanding the foregoing clause (a), neither any Issuing Bank nor any Bank shall exercise a right of setoff, banker's lien or counterclaim or take any court or administrative action to enforce any provision of this Agreement or any Note or any Letter of Credit (or participation therein) if such setoff or action would constitute an "action" within the meaning of
Section 726 of the California Code of Civil Procedure, as amended from time to time, which would impair the validity, priority or enforceability of the Lien on the real property without the consent of the Required Banks, and any attempted exercise by any Issuing Bank or any Bank of any such right without obtaining the prior consent of the Required Banks shall be null and void. This clause (b) shall be solely for the benefit of each Issuing Bank and each of the Banks hereunder.

          Section 9.3   Notices.  Except as otherwise expressly provided herein,
                        -------
all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or, in the case of telecopy notice, when sent or, if not sent during business hours on a Business Day, then on the next Business Day, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified opposite its signature below or on the appropriate Assignment and Acceptance, or to such other address as may be designated by any party in a written notice to the other parties hereto.

          Section 9.4   Successors and Assigns; Participation; Assignments.
                        --------------------------------------------------

               (a)  Successors and Assigns. This Agreement shall be binding upon
                    ----------------------
and inure to the benefit of the Borrower, the Banks, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank. No Bank may participate, assign or sell any of its Credit Exposure (as defined in clause (b) below) except as required by operation of law, in connection with the merger, consolidation or dissolution of any Bank or as provided in this Section 9.4.

               (b)  Participation.  Any Bank may at any time sell to one or more
                    -------------
Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank and or any other interest of such Bank hereunder (in respect of any such Bank, its "Credit Exposure"). Notwithstanding any such sale by a Bank of participating interests to a Participant, such Bank's rights and obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement (except as expressly provided below), and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. The Borrower agrees that if any Obligations are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence and during the continuance of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note, provided that such right of setoff shall be subject to the obligations of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in subsection 9.6. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.17,
2.18 and 2.19. Each Bank agrees that any agreement between such Bank and any such Participant in respect of such participating interest shall not restrict such Bank's right to agree to any amendment, supplement, waiver or modification to this Agreement or any other Loan Document, except where the result of any of the foregoing would be to extend the final maturity of any Obligation or any regularly scheduled installment thereof or reduce the rate or extend the time of payment of interest thereon or reduce the principal amount thereof or release all or substantially all of the Collateral (except as expressly provided in the Loan Documents).

               (c)  Assignments.  Any Bank may, in the ordinary course of its
                    -----------
business and in accordance with applicable law, at any time assign to any Bank or any affiliate thereof or, with the consent of the Agent, which consent shall not be unreasonably withheld, to any other Person (each an "Assignee") all or any part of its Credit Exposure, in a minimum amount of $5,000,000. The Borrower, the Agent and the Banks agree that to the extent of any assignment the Assignee shall be deemed to have the same rights and benefits under the Loan Documents and the same rights of setoff and obligation to share pursuant to
Section 9.7 as it would have had if it were a Bank hereunder; provided that the Borrower and the Agent shall be entitled to continue to deal solely and directly with the assignor Bank in connection with the interests so assigned to the Assignee unless and until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Borrower and the Agent (A) an Assignment and Acceptance in the form of Exhibit G (an "Assignment and Acceptance") together with delivery to the Borrower of any Note or Notes subject to such Assignment and (B) if applicable to the Assignee, the forms required to be delivered pursuant to Section 2.20(b); and (iii) such Bank shall have paid to the Agent, for its own account, an assignment fee of $3000. Any such assignment requiring the approval of the Agent shall also require the approval of the Borrower (such approval not to be unreasonably withheld or delayed), provided that the Borrower's failure to approve or disapprove such assignment within five days after receiving written notice hereof shall be deemed approval by the Borrower of such assignment, and provided further that no such approval from the Borrower shall be required during the continuation of an Event of Default. Notwithstanding any provision to the contrary contained herein, no Bank may assign any part of its Credit Exposure or Commitment or other rights or obligations of such Bank to any Person which is a Competitor.

               (d)  Replacement Notes. Within 30 Business Days after its receipt
                    -----------------
of notice by the Agent that the Agent has received an executed Assignment and Acceptance and payment of the processing fee, the

Borrower shall execute and deliver to the Agent new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon compliance with the provisions of Section 9.4(c), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Bank pro tanto.
                                 --- -----

               (e)  Assignments to Federal Reserve Bank. Notwithstanding any
                    -----------------------------------
other provision contained in this Agreement or any other Loan Document to the contrary, any Bank may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Notes or Loans made by the Borrower to or for the account of the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Bank from its obligations hereunder.

          Section 9.5   Amendments and Waivers.  Neither this Agreement, any
                        ----------------------
Note, any other Loan Document to which the Borrower is a party nor any terms hereof or thereof may be amended, supplemented, modified or waived except in accordance with the provisions of this Section. The Required Banks and the Borrower may, from time to time, enter into written amendments, supplements, modifications or waivers for the purpose of adding, deleting, changing or waiving any provisions to this Agreement, the Notes, or the other Loan Documents to which the Borrower is a party, provided, that no such amendment, supplement,
                                  --------
modification or waiver shall (a) extend either the Final Maturity Date or any installment or required prepayment of any Obligations or reduce the rate or extend the time of payment of interest on any Obligations, or reduce the principal amount of any Obligations or reduce any fee payable to the Banks hereunder, or release all or substantially all of the Collateral (except as expressly contemplated by the Loan Documents) or change the amount of any Commitment of any Bank, or amend, modify or waive any provision of this Section
9.5 or the definition of Required Banks, or consent to or permit the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any other Loan Document, in each case without the written consent of all the Banks, or (b) amend, modify or waive any provision of Section 8 or any other provision of any Loan Document if the effect thereof is to affect the rights or duties of the Agent, without the written consent of the then Agent. Any such amendment, supplement, modification or waiver shall apply to each of the Banks equally and shall be binding upon the Borrower, the Banks, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Banks and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          Section 9.6   No Waiver; Remedies Cumulative.  No failure or delay on
                        ------------------------------
the part of the Agent or any Bank or any holder of a Note in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrower and the Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof of the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Banks or the holder of any Note to any other or further action in any circumstances without notice or demand.

          Section 9.7   Sharing of Payments.  Each of the Banks agrees that if
                        -------------------
it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of any Obligations, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in such Obligations owing to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          Section 9.8   Governing Law; Submission to Jurisdiction.  (a)  THIS
                        -----------------------------------------
AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

               (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of California or of the United States of America for the Central District of California, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth opposite its signature below. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Agent, any Bank or any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

          Section 9.9   Counterparts.  This Agreement may be executed in any
                        ------------
number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          Section 9.10  Effectiveness.  This Agreement shall become effective
                        -------------
on the date on which all of the parties hereto shall have signed a counterpart hereof and shall have delivered the same to the Agent which delivery, in the case of the Banks, may be given to the Agent by telecopy (with the originals delivered promptly to the Agent via overnight courier service).

          Section 9.11  Headings Descriptive.  The headings of the several
                        --------------------
Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          Section 9.12  Marshalling; Recapture.  Neither the Agent nor any Bank
                        ----------------------
shall be under any obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent any Bank receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower to such Bank as of the date such initial payment, reduction or satisfaction occurred.

          Section 9.13   Severability.  In case any provision in or obligation
                         ------------
under this Agreement or the Notes or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          Section 9.14   Survival.  All indemnities set forth herein including,
                         --------
without limitation, in Sections 2.17, 2.18, 2.19, 2.20, 8.7 and 9.1 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans hereunder.

          Section 9.15   Domicile of Loans.  Each Bank may transfer and carry
                         -----------------
its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank.

          Section 9.16   Limitation of Liability.  No claim may be made by the
                         -----------------------
Borrower or any other Person against the Agent or any Bank or the Affiliates, directors, officers, employees, attorneys or agent of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transactions, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          Section 9.17   Calculations; Computations.  The financial statements
                         --------------------------
to be furnished to the Agent and the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved and consistent with GAAP as used in the preparation of the financial statements referred to in

Section 4.5, and, except as otherwise specifically provided herein, all computations determining compliance with Section 6.1 hereof shall utilize GAAP.

          Section 9.18   Waiver of Trial by Jury.  TO THE EXTENT PERMITTED BY
                         -----------------------
APPLICABLE LAW, EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

          Section 9.19   Confidentiality.  Each Bank agrees to take and to cause
                         ---------------
its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to it by the Borrower or any of its Subsidiaries, or by the Agent on the Borrower's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Borrower or any of its Subsidiaries; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Bank; provided,
                                                               --------
however, that any Bank may disclose such information (A) at the request or
-------
pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority;
(B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable law, rule, statute, regulation, decree or order of any Governmental Authority; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or any of its Subsidiaries is party or is deemed party with such Bank or such Affiliate; and (I) to any Affiliate.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                               SYNBIOTICS CORPORATION, as the Borrower

                               By: /s/ Michael K. Green
                                   --------------------
                                    Title:  VP Finance

                               Notice Address:
                               11011 Via Frontera
                               San Diego, CA  92127

                               BANQUE PARIBAS, as Agent and as a Bank


                               By: /s/ Matthew C. Bishop
                                   ---------------------
                                    Title:  Associate


                               By: /s/ Lynne A. Lueders
                                   --------------------
                                    Title: Vice President

                               Notice Address:
                               2029 Century Park East
                               Suite 3900
                               Los Angeles, CA  90067

                               SUMITOMO BANK OF CALIFORNIA, as a Bank


                               By: _________________________
                                    Title:

                                    Notice Address:

                                                                   Schedule 1 to
                                                                Credit Agreement
                                                                ----------------


                             Banks and Commitments
                             ---------------------

                         Revolving           Tranche A           Tranche B
Name of Bank            Commitment          Commitment          Commitment
------------            ----------          ----------          ----------
Banque Paribas         $3,333,333.33       $3,333,333.33       $3,333,333.33

Sumitomo Bank
of California          $1,666,666.67       $1,666,666.67       $1,666,666.67

                                 SCHEDULE 4.4

                                  LITIGATION
                                  ----------

          See Item 3, "Legal Proceedings" of the 1996 Form 10-KSB for a discussion of the threatened litigation with Barnes-Jewish Hospital.

                                 SCHEDULE 4.9

                             GOVERNMENT APPROVALS
                             --------------------

          Post-closing notification to the French Ministry of Finance.

                                 SCHEDULE 4.10

                         SECURITY INTERESTS AND LIENS
                         ----------------------------

                          None.

                                 Schedule 4.16

                      Corporate Structure; Capitalization
                      -----------------------------------

                             Authorized     Issued
                             ----------     ------
1.  Pre-Acquisition          24,800,000      7,393,000
    ---------------

Synbiotics Corporation

Common Stock

2.  Post-Acquisition         24,800,000      8,152,000
    ----------------
Synbiotics Corporation

Common Stock

Synbiotics Europe (R.M. -    47,500,000     47,500,000 FF
                             FF
Diagnostics S.A.S.)

Common Stock

                                 SCHEDULE 4.19

                             OWNERSHIP OF PROPERTY
                             ---------------------

         Address                                 Lessor
         -------                                 ------
1. 11011 Via Frontera                   Bernardo View
   San Diego, CA  92127                 17065 Via del Campo, Suite 200
                                        San Diego, CA  92127

2. 16420 Via Esprillo                   Sunhala Enterprises
   San Diego, CA  92127                 4350 Executive Drive, Suite 300
                                        San Diego, CA  92121

3. 4444 North Belleview                 Corporate Hills North
   Suite 207                            4444 North Belleview
   Kansas City, MO  64116               Kansas City, MO  64116

4. 271 Great Valley Parkway             Liberty Property
   Malvern, PA  19355                   P.O. Box 7777 - W6990
                                        Philadelphia, PA  19175

                                 SCHEDULE 4.23

                                 BROKERS' FEES
                                 -------------

     Fees payable to Van Kasper and Company in connection with the acquisition and the financing aggregating $510,000.

                                 SCHEDULE 4.24

                                 LABOR MATTERS
                                 -------------

    The Company's predecessor has had labor experiences typical of French companies.

    As to Synbiotics itself:  None.

                                 SCHEDULE 6.2

                                 INDEBTEDNESS
                                 ------------

    None.

                                 SCHEDULE 6.3

                                     LIENS
                                     -----

    Operating leases with Copelco Capital, Bankers Leasing Association and Canon Financial Services.

                                 SCHEDULE 6.6

                            CONTINGENT OBLIGATIONS
                            ----------------------

    None.

                                  EXHIBIT A-1


                             FORM OF TRANCHE A NOTE
                             ----------------------

 $___________                                           Los Angeles, California
                                                             as of July 9, 1997

    FOR VALUE RECEIVED, Synbiotics Corporation, a California corporation (the "Obligor"), DOES HEREBY PROMISE TO PAY to the order of [insert name of lender] (the "Lender") at the office of Banque Paribas at 2029 Century Park East, Suite 3900, Los Angeles, CA 90067, the principal sum of _____________________ DOLLARS ($____________) in lawful money of the United States of America in immediately available funds, on such date or dates and in such amounts as are required by the Credit Agreement referred to below and to pay interest on the unpaid principal amount from time to time outstanding hereunder, in like money, at such office, as set forth in Section 2.7 of said Credit Agreement.

    Except to the extent otherwise expressly provided in the Credit Agreement, Obligor and all other parties now or hereafter liable hereon severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate or notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree to the extent permitted by applicable law (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for any holder of this Note, in order to enforce payment of this Note, to first institute or exhaust such holder's remedies against Obligor or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

    The Obligor promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from

                                     A-1-1
their due dates at a rate or rates determined as set forth in the Credit Agreement.

    This Note is one of the Tranche A Notes referred to in that certain Credit Agreement dated as of July 9, 1997 (the "Credit Agreement"), among the Obligor, the Banks named therein and Banque Paribas, acting in its capacity as agent for the Banks, as the same may be amended from time to time, which among other things contains provisions for the acceleration of the maturity hereof upon the occurrence of certain events, for optional prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the conditions therein specified. The obligations of the Obligor hereunder are secured as provided pursuant to the Credit Agreement.

    THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

                                                                     SYNBIOTICS
CORPORATION


By_____________________                                                 Name:
                                                                        Title:


                                     A-1-2

                                              Unpaid    Name of
                                             Principal   Person
                        Payments   Payments   Balance    Making
Date    Amount of Loan  Principal  Interest  of Note    Notation
----    --------------  ---------  --------  -------    --------

                                     A-1-3

                                  EXHIBIT A-2


                             FORM OF TRANCHE B NOTE
                             ----------------------


 $___________                                            Los Angeles, California
                                                              as of July 9, 1997


     FOR VALUE RECEIVED, Synbiotics Corporation, a California corporation (the "Obligor"), DOES HEREBY PROMISE TO PAY to the order of [insert name of lender] (the "Lender") at the office of Banque Paribas at 2029 Century Park East, Suite 3900, Los Angeles, CA 90067, the principal sum of _____________________ DOLLARS ($____________) in lawful money of the United States of America in immediately available funds, on such date or dates and in such amounts as are required by the Credit Agreement referred to below and to pay interest on the unpaid principal amount from time to time outstanding hereunder, in like money, at such office, as set forth in Section 2.7 of said Credit Agreement.

     Except to the extent otherwise expressly provided in the Credit Agreement, Obligor and all other parties now or hereafter liable hereon severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate or notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree to the extent permitted by applicable law (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for any holder of this Note, in order to enforce payment of this Note, to first institute or exhaust such holder's remedies against Obligor or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     The Obligor promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from

                                     A-2-1
their due dates at a rate or rates determined as set forth in the Credit Agreement.

     This Note is one of the Tranche B Notes referred to in that certain Credit Agreement, dated as of July 9, 1997 (the "Credit Agreement"), among the Obligor, the Banks named therein, Holding, the Lenders named therein, Banque Paribas, acting in its capacity as agent for the Banks, as the same may be amended from time to time, which among other things contains provisions for the acceleration of the maturity hereof upon the occurrence of certain events, for optional prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the conditions therein specified. The obligations of the Obligor hereunder are secured as provided pursuant to the Credit Agreement.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

                              SYNBIOTICS CORPORATION



                              By____________________________
                                Name:
                                Title:

                                     A-2-2

                                              Unpaid    Name of
                                             Principal   Person
                        Payments   Payments   Balance    Making
Date    Amount of Loan  Principal  Interest  of Note    Notation
----    --------------  ---------  --------  -------    --------

                                     A-2-3

                                  EXHIBIT A-3

                             FORM OF REVOLVING NOTE
                             ----------------------


$_________                                               Los Angeles, California
                                                              as of July 9, 1997


          FOR VALUE RECEIVED, Synbiotics Corporation, a California corporation (the "Obligor"), DOES HEREBY PROMISE TO PAY to the order of [insert name of Lender] (the "Lender") at the office of Banque Paribas at 2029 Century Park East, Suite 3900, Los Angeles, California 90067 in lawful money of the United States of America in immediately available funds, the principal amount of _________ DOLLARS ($_______), or the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement referred to below) made by the Lender to the maker hereof pursuant to said Credit Agreement, whichever is less, on such date or dates as is required by said Credit Agreement, and to pay interest on the unpaid principal amount from time to time outstanding hereunder, in like money, at such office, as set forth in Section 2.7 of said Credit Agreement.

          Except to the extent otherwise expressly provided in the Credit Agreement, Obligor and all other parties now or hereafter liable hereon severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate or notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree to the extent permitted by applicable law (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for any holder of this Note, in order to enforce payment of this Note, to first institute or exhaust such holder's remedies against Obligor or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     The Obligor promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

                                     A-3-1

          This Note is one of the Revolving Notes referred to in that certain Credit Agreement, dated as of July 9, 1997 (the "Credit Agreement"), among the Obligor, the Banks named therein and Banque Paribas, acting in its capacity as agent for the Banks, as the same may be amended from time to time, which among other things contains provisions for the acceleration of the maturity hereof upon the occurrence of certain events, for optional prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the conditions therein specified. The obligations of the Obligor hereunder are secured as provided pursuant to the Credit Agreement.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

                              SYNBIOTICS CORPORATION


                              By ______________________________
                                 Name:
                                 Title:

                                     A-3-2

                                              Unpaid    Name of
                                             Principal   Person
                        Payments   Payments   Balance    Making
Date    Amount of Loan  Principal  Interest  of Note    Notation
----    --------------  ---------  --------  -------    --------

                                     A-3-3

                                   EXHIBIT B


                          FORM OF SECURITY AGREEMENT
                          --------------------------

          SECURITY AGREEMENT, dated as of July 9, 1997 (as the same may from time to time be amended, supplemented or otherwise modified, this "Security Agreement"), between Banque Paribas ("Secured Party") and Synbiotics Corporation ("Debtor").


                              W I T N E S S E T H:
                              - - - - - - - - - -

          9.20 Debtor, Secured Party (acting in its capacity as agent for the banks (the "Banks") that are parties to the Credit Agreement as defined herein), and the Banks have entered into a Credit Agreement dated as of July 9, 1997 (as amended from time to time, the "Credit Agreement") and certain other documents in connection therewith.

          9.21 To provide assurance for the repayment of the Loans and all other obligations of the Debtor under the Credit Agreement, the Debtor hereby provides to the Secured Party, for the benefit of the Banks, a security interest in the tangible and intangible property now owned or hereafter acquired by the Debtor as more fully described herein.

          NOW, THEREFORE, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS


          1.1  Defined Terms. As used herein, capitalized terms defined in the
               -------------
Credit Agreement and not otherwise defined herein are used herein as so defined.

          "Account Debtor" shall mean the person who is obligated on a Receivable.

          "Accounts" shall mean "accounts" as such term is defined in Section 9-106 of the UCC.

          "Chattel Paper" shall mean "chattel paper" as such term is defined in
Section 9-105(b) of the UCC.

          "Collateral" shall have the meaning assigned to it in Article II hereof.

          "Collateral Account" shall mean the account (which may be a securities account) maintained pursuant to this Security Agreement by the Secured Party, entitled "Synbiotics Corporation, Collateral Account, Banque Paribas, secured party", and all funds and instruments or other items from time to time credited to such account and all interest thereon.

          "Collateral Records" shall mean books, records, computer software, computer printouts, customer lists, blueprints, technical specifications, manuals, and similar items which relate to any Collateral other than such items obtained under license or franchise security agreements which prohibit assignment or disclosure of such items.

          "Contracts" shall mean all contracts between the Debtor and one or more additional parties, in each case to the extent, but only to the extent, that the grant by the Debtor of a security interest pursuant to this Security Agreement in its right, title and interest in such contract is not prohibited by such contract without the consent of any other party thereto, would not give any other party to such contract the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate the Debtor to obtain such consents); provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by the Debtor of a security interest pursuant to this Security Agreement in any money or other amounts due or to become due under any such contract.

          "Copyrights" shall mean (a) any United States copyright which Debtor now or hereafter has registered with the United States Copyright Office, as well as any application for a United States Copyright registration now or hereafter made with the United States Copyright Office by Debtor and (b) any copyright which Debtor now or hereafter has registered in the copyright register of any country other than the United States, as well as any application for such a copyright registration now or hereafter made by Debtor in the copyright office of any country other than the United States.

          "Deposit Accounts" shall mean the Collateral Account and any deposit account, including without limitation, "deposit accounts" as such term is defined in Section 9-105(e) of the UCC and any other deposit or securities account, together with any funds, instruments or other items credited to any such account from time to time, and all interest thereon.

          "Documents" shall mean "documents" as such term is defined in Section 9-105(f) of the UCC.

          "Equipment" shall mean "equipment" as such term is defined in Section 9-109(2) of the UCC, including, without limitation, machinery, manufacturing equipment, data processing equipment, computers, office equipment, furniture, appliances and tools.

          "Event of Default" shall have the meaning provided in the Credit Agreement.

          "Fixtures" shall mean "fixtures" as such term is defined in Section 9-313 of the UCC.

          "General Intangibles" shall mean "general intangibles" as such term is defined in Section 9-106 of the UCC, including, without limitation, rights to the payment of money (other than Receivables), trademarks, copyrights, patents, and contracts, licenses and franchises (except in the case of licenses and franchises in respect of which the Debtor is the licensee or franchisee if the agreement in respect of such license or franchise prohibits by its terms any assignment or grant of a security interest), limited and general partnership interests and joint venture interests, federal income tax refunds, trade names, distributions on certificated securities (as defined in (S) 8-102(1)(a) of the UCC) and uncertificated securities (as defined in (S) 8-102(1)(b) of the UCC), computer programs and other computer software, inventions, designs, trade secrets, goodwill, proprietary rights, customer lists, supplier contracts, sale orders, correspondence, advertising materials, payments due in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property, reversionary interests in pension and profit-sharing plans and reversionary, beneficial and residual interests in trusts, credits with and other claims against any Person, together with any collateral for any of the foregoing and the rights under any security agreement granting a security interest in such collateral.

          "Hedging Agreements" shall mean interest rate or currency protection or hedging arrangements, including without limitation, caps, collars, floors, forwards and any other similar or dissimilar interest rate or currency exchange agreements or other interest rate or currency hedging arrangements.

          "Instruments" shall mean "instruments" as such term is defined in
Section 9-105(1)(i) of the UCC.

          "Insurance Policies" shall mean insurance policies.

          "Inventory" shall mean "inventory" as such term is defined in (S) 9-109(4) of the UCC, including without limitation, all goods (whether such goods are in the possession of the Debtor or of a bailee or other Person for sale, lease, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials or consigned or returned or repossessed goods), including without limitation, all such goods which are held for sale or lease or are to be furnished (or which have been furnished) under any contract of service or which are raw materials or work in progress.

          "Knowledge" shall mean, with respect to any Person, the current actual knowledge of the officers of such Person.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction, domestic or foreign.

          "Marks" shall mean (a) any trademarks and service marks which are registered in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any political subdivision thereof and any application for such trademarks or service marks,
(b) any trademarks and service marks which are registered in any jurisdiction other than the United States, any State thereof or any political subdivision thereof and any application for such trademarks or service marks and (c) any unregistered marks used by Debtor and trade dress including, logos, designs, trade names, company names, business names, fictitious business names and other business identifiers in connection with which any of these registered or unregistered marks are used.

          "Money" shall mean "money" as such term is defined in (S) 1-201(24) of the UCC.

          "Patents" shall mean (a) any United States patent to which Debtor now or hereafter has title or license to use, as well as any application for a United States patent now or hereafter made by Debtor and (b) any foreign patent which Debtor now or hereafter has title or license to use, as well as any application for such a patent now or hereafter made by Debtor in any country other than the United States.

          "Permitted Lien" shall mean those liens permitted under Section 6.3 of the Credit Agreement.

          "Person" shall mean and include any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

          "Proceeds" shall mean "proceeds" as such term is defined in (S) 9-306
(1) of the UCC.

          "Proprietary Information" means all information and know-how worldwide, including, without limitation, technical data, manufacturing data, research and development data, data relating to compositions, processes and formulations, manufacturing and production know-how and experience, management know-how, training programs, manufacturing, engineering and other drawings, specifications, performance criteria, operating instructions, maintenance manuals, technology, technical information, software, engineering and computer data and databases, design and engineering specifications, catalogs, promotional literature and financial, business and marketing plans, inventions and invention disclosures.

          "Receivables" shall mean all rights to payment for goods sold or leased or services rendered, whether or not earned by performance and all rights in respect of the Account Debtor, including without limitation, all such rights in which the Debtor has any right, title or interest by reason of the purchase thereof by the Debtor, and including without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible, note, contract, invoice, purchase order, draft, acceptance, intercompany account, security agreement, or other evidence of indebtedness or security, together with (a) any collateral assigned, hypothecated or held to secure any of the foregoing and the rights under any security agreement granting a security interest in such collateral, (b) all goods, the sale of which gave rise to any of the foregoing, including, without limitation, all rights in any returned or repossessed goods and unpaid seller's rights, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, and (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith.

          "Receivables Records" shall mean (a) all original copies of all documents, instruments or other writings evidencing the Receivables, (b) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to Receivables, including without limitation all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of the Debtor or any computer bureau or agent from time to time acting for the Debtor or otherwise, (c) all evidences of the filing of financing statements and the registration of other instruments in connection therewith and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgements, or other writings, including without limitation lien search reports, from filing or other registration officers, (d) all credit information, reports and memoranda relating thereto, and (e) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

          "Secured Obligations" shall mean all obligations, liabilities and indebtedness of every nature of the Debtor from time to time owing to the Secured Party or any Bank now existing or hereafter incurred, arising under or in connection with the Credit Agreement or this Security Agreement.

          "Trade Secrets" shall mean any secretly held existing engineering and other data, information, production procedures and other know-how relating to the design, manufacture, assembly, installation, use, operation, marketing, sale and servicing of any products or business of the Debtor worldwide whether written or not written.

          "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of California.


                                  ARTICLE II

                          GRANT OF SECURITY INTERESTS


          As security for the prompt and complete payment and performance in full of all the Secured Obligations, the Debtor hereby grants to the Secured Party, as agent for the Banks, a security interest in and continuing lien on all of the Debtor's right, title and interest in, to and under the following, in each case, whether now owned or existing or hereafter acquired or arising, and wherever located (all of which being hereinafter collectively called the "Collateral"):


                           (i)  all Accounts;

                          (ii)  all Chattel Paper;

                         (iii)  the Collateral Account;

                          (iv)  all Collateral Records;

                           (v)  all Contracts;

                          (vi)  all Deposit Accounts;

                         (vii)  all Documents;

                        (viii)  all Equipment;

                          (ix)  all Fixtures;

                           (x)  all General Intangibles;

                          (xi)  all Hedging Agreements;

                         (xii)  all Instruments;

                        (xiii)  all Insurance Policies;

                         (xiv)  all Inventory;

                          (xv)  all Money;

                         (xvi)  all Receivables;

                        (xvii)  all Receivables Records;

                       (xviii)  all Marks;

                         (xix)  all Patents;

                          (xx)  all Copyrights;

                         (xxi) all other tangible and intangible personal property;

                        (xxii) all accessions and additions to any or all of the foregoing, all substitutions and replacements for any or all of the foregoing and all Proceeds or products of any or all of the foregoing.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES


          The Debtor hereby represents and warrants to the Secured Party, which representations and warranties shall survive execution and delivery of this Security Agreement, as follows:

          3.1  Validity, Perfection and Priority.  Assuming the proper filing of
               ---------------------------------
one or more financing statements identifying the Collateral with the proper local, state and/or federal authorities, the security interests in the Collateral granted to the Secured Party hereunder constitute valid and continuing first priority perfected security interests in the Collateral (except to the extent that any Permitted Lien existing as of the date of this Security Agreement is prior to the liens granted to the Secured Party hereunder).

          3.2  No Liens; Other Financing Statements.     3.3 (a)  Except for the
               ------------------------------------
Lien granted to the Secured Party hereunder, the Debtor owns and, as to all Collateral whether now existing or hereafter acquired, will continue to own, each item of the Collateral free and clear of any and all Liens, rights or claims of all other Persons other than Permitted Liens, and the Debtor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Secured Party other than the holders of Permitted Liens.

               (b) No financing statement or other evidence of Lien covering or purporting to cover any of the Collateral is on file in any public office other than (1) financing statements filed or to be filed in connection with the security interests granted to the Secured Party hereunder, (ii) financing statements for which proper termination statements have been delivered to the Secured Party for filing, and (iii) financing statements filed in connection with Permitted Liens.

          3.4  Chief Executive Office. The chief executive office of the Debtor
               ----------------------
is located at the address referred to in Section 9.3 of the Credit Agreement.

          3.5  Location of Inventory and Equipment.  All Inventory and Equipment
               -----------------------------------
now or from time to time included in the Collateral will be located at the locations listed in Schedule II hereto.

          3.6  Receivables.
               -----------


               (a) Each Receivable (i) is and will be the genuine, legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, (iii) is and will be in full force and effect and is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except (x) with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise and (y) to the extent that such Receivable may not yet have been earned by performance) and (iv) is and will be in compliance in all material respects with all applicable laws, whether federal, state, local or foreign.

               (b) None of the Accounts included in the Receivables is subject to the Federal Assignment of Claims Act, 41 U.S.C. Section 15.

               (c) No Receivables which are evidenced by Chattel Paper require the consent of the Account Debtor in respect thereof in connection with assignment hereunder and no other receivable purports to prohibit assignment or require the consent of the Account Debtor thereunder in connection with assignment.

               (d) No Receivables are evidenced by any Instrument which has not been delivered to the Secured Party.

               (e) The Debtor has delivered to the Secured Party a complete and correct copy of each form of document under which a Receivable may arise, including without limitation, a form of each invoice, security agreement, contract, master contract, promissory note, order form or similar document used by the Debtor in the ordinary course of business.

The representations and warranties contained in this Section shall be deemed to be repeated by the Debtor as of the time when each Receivable arises.

          3.7  Contracts.      3.8 (a)  Each material Contract (i) is and will
               ---------
be the legal, valid, and binding obligation of each of the parties thereto, (ii) is and will be enforceable against each party thereto in accordance with its terms, (iii) is and will be in full force and effect and is not subject to any setoffs, defenses, taxes, counterclaims or other claims, nor have any of the foregoing been asserted or alleged as to any material Contract, and (iv) is and will be in compliance in all material respects with all applicable laws, whether federal, state, local or foreign.

               (b) No consent or authorization or filing with or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of any material Contract by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any material Contract to any material adverse limitation, either specific or general in nature.

               (c) Neither the Debtor nor, to the best of the Debtor's knowledge, any other party to any material Contract is in default or likely to become in default in the performance or observance of any of the terms thereof.

               (d) The Debtor has fully performed all its obligations under each material Contract required to be performed as of the date of this Agreement.

               (e) The Debtor has delivered to the Secured Party a complete and correct copy of each material Contract, including all amendments, supplements and other modifications thereto.

               (f) No payments due the Debtor under any material Contract are evidenced by any Instrument or Chattel Paper which has not been delivered to the Secured Party.

               (g) Except as otherwise disclosed in writing by the Debtor, no material Contract prohibits assignment or requires or purports to require consent of or notice to any Person in connection with assignment hereunder.

          3.9  Fair Labor Standards Act.  Any goods now or hereafter produced by
               ------------------------
the Debtor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.


                                  ARTICLE IV

                                   COVENANTS

          The Debtor covenants and agrees with the Secured Party that from and after the date of this Security Agreement:

          4.1  Further Assurances. The Debtor will from time to time at the
               ------------------
expense of the Debtor, promptly execute, deliver, file and record all further instruments, endorsements and other documents, and take such further action as the Secured Party may reasonably request in obtaining the full benefits of this Security Agreement and of the rights, remedies and powers herein granted, including, without limitation, the following:

                    (i) the filing of any financing statements, in form acceptable to the Secured Party under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby. The Debtor also hereby authorizes the Secured Party to file any such financing statement without the signature of the Debtor to the extent permitted by applicable law. A photocopy or other reproduction of this Security Agreement shall be sufficient as a financing statement and may be filed in lieu of the original to the extent permitted by applicable law. The Debtor will pay or reimburse the Secured Party for all filing fees and related expenses;

                    (ii) upon request of the Secured Party, cause the Secured Party to be listed as the lienholder on the certificate of title or ownership covering any Collateral covered by such a certificate of title or ownership and to promptly deliver evidence thereof to the Secured Party;

                    (iii) with respect to any Mark, Patent or Copyright constituting Collateral, the filing of any Assignment of Security Interest in the relevant office in the form of Exhibit I, II or III hereto. The Debtor shall also, at the request of the Secured Party, confirm the grant of security in any Mark, Patent or Copyright, the form of such confirmation to be in such form as may be reasonably satisfactory to the Secured Party;

                    (iv) (x) provide notification to each institution where the Debtor maintains a Deposit Account as to the Secured Party's security interest therein in the form of Exhibit IV hereto or (y) execute and deliver a bank account agreement in form and substance satisfactory to the Secured Party, as applicable; and


                    (v) furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail and in form satisfactory to the Secured Party.

          4.2  Change of Name; Identity; Corporate Structure; Chief Executive
               --------------------------------------------------------------
Office; Location of Eligible Inventory and Equipment.  The Debtor will not
----------------------------------------------------
change its name, identity, corporate structure or the location of its chief executive office or location of its Inventory or Equipment without (i) giving the Secured Party at least thirty (30) days' prior written notice clearly describing such new name, identity, corporate structure or new location and providing such other information in connection therewith as the Secured Party may reasonably request, and (ii) taking all action satisfactory to the Secured Party as the Secured Party may reasonably request to maintain the security interest of the Secured Party in the Collateral intended to be granted hereby at all times fully perfected with the same or better priority and in full force and effect.

          4.3  Maintain Records.  The Debtor will keep and maintain at its own
               ----------------
cost and expense satisfactory and complete records of the Collateral.

          4.4  Payment of Obligations.  The Debtor will pay promptly when due
               ----------------------
all taxes, assessments and governmental charges or levies imposed upon the Collateral, as well as all claims of any kind (including, without limitation, claims for labor, materials, supplies and services) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve, in the sole opinion of the Secured Party, any material danger for the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Debtor's books in accordance with generally accepted accounting principles.

          4.5  Performance by the Secured Party of the Debtor's Obligations;
               -------------------------------------------------------------
Reimbursement.  If the Debtor fails to perform or comply with any of its
-------------
undertakings contained herein, the Secured Party, upon prior written notice to the Debtor, may but is not obligated to perform or comply or cause performance or compliance therewith and the expenses of the Secured Party incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Default Rate shall be payable by the Debtor to the Secured Party on demand and such reimbursement obligation shall be secured hereby.

          4.6  Delivery of Instruments.  If any Instrument shall at any time
               -----------------------
comprise any portion of the Collateral, the Debtor shall within 10 days notify the Secured Party thereof, and promptly deliver such Instrument to the Secured Party appropriately indorsed or assigned or to the order of the Secured Party or in such other manner as shall be satisfactory to the Secured Party.

          4.7  Delivery of Chattel Paper.  If Chattel Paper shall at any time
               -------------------------
comprise any portion of the Collateral, the Debtor shall within 10 days notify the Secured Party thereof, and promptly deliver such Chattel Paper to the Secured Party.

          4.8  Receivables.      4.9 (a)  The Debtor shall perform in all
               -----------
material respects all of its obligations with respect to the Receivables.

               (b) The Debtor shall not amend, modify, terminate or waive any provision of any Receivable in any manner which could reasonably be expected to materially adversely affect the aggregate value of such Receivable as Collateral. Other than (i) in the ordinary course of business as generally conducted by it over a period of time and (ii) while no Default or Event of Default shall have occurred and be continuing, the Debtor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon.

               (c) The Debtor shall use its reasonable efforts (including, without limitation, prompt and diligent exercise of each material right it may have under any Receivable (other than any right of termination)) to cause to be collected from each Account Debtor, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with the Debtor's past practice and ordinary course of business and generally accepted lawful collection procedures) any and all amounts owing under or on account of any Receivable, and apply all collected amounts to the outstanding balance of such Receivable immediately upon receipt thereof. The reasonable costs of collection, whether incurred by the Debtor or the Secured Party shall be borne by the Debtor and if incurred by the Secured Party shall be reimbursed, together with interest thereon at a rate equal to the Default Rate to the Secured Party upon demand and such reimbursement obligation shall be secured hereby.

               (d) Upon the occurrence of an Event of Default, the Debtor shall establish such lock-box arrangements for the collection of Receivables as the Secured Party may require in its sole discretion.

          4.10  Contracts.
                ---------

          4.11 (a) The Debtor shall perform in all material respects all of its material obligations under each Contract.

               (b) The Debtor shall deliver promptly to the Secured Party a copy of each material demand, notice or document received by it relating in any way to any Contract.

               (c) Without the prior written consent of the Secured Party, the Debtor shall not amend, modify, terminate or supplement any provision of any Contract or compromise or settle any dispute, claim or legal proceeding with respect to any Contract, in any such case in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral and shall not terminate any Contract. Each such permitted amendment, modification, termination, supplement, compromise, or settlement shall be in writing, a copy of which shall be delivered promptly to the Secured Party.

               (d) The Debtor shall promptly and diligently exercise each material right it may have under any Contract (except the right of termination). All costs and expenses in connection therewith, whether incurred by the Debtor or the Secured Party shall be borne by the Debtor and if incurred by the Secured Party shall be reimbursed, with interest thereon at the rate of equal interest to the Default Rate, upon demand by the Secured Party and such obligation to reimburse shall be secured hereby.

          4.12  Warehouse Receipts Non-negotiable.  The Debtor agrees that if
                ---------------------------------
any warehouse receipt or receipt in the nature of a warehouse receipt or other Document is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof or other Document shall not be "negotiable" (as such term is used in Section 7-104 of the UCC or under other relevant law).


                                   ARTICLE V

                               POWER OF ATTORNEY


          The Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, from time to time in the Secured Party's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action by any technologically available means, which may include, without limitation, any form of electronic data transmission, and to execute in any appropriate manner, which may include, without limitation, using any symbol that the Secured Party may adopt to signify the Debtor's intent to authenticate, any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement. Without in any way affecting the validity of any action taken pursuant to the foregoing, the Secured Party hereby agrees to provide the Debtor three (3) days' prior written notice prior to exercising any powers pursuant to the foregoing power of attorney.


          The Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.


                                  ARTICLE VI

                         REMEDIES; RIGHTS UPON DEFAULT


          6.1  Rights and Remedies Generally.  If an Event of Default shall
               -----------------------------
occur and be continuing, then and in every such case, the Secured Party shall have all the rights of a secured party under the UCC, shall have all rights now or hereafter existing under all other applicable laws, and, subject to any mandatory requirements of applicable law then in effect, shall have all the rights set forth in this Security Agreement and all the rights set forth with respect to the Collateral or this Security Agreement in any other agreement between the parties.

          6.2  Assembly of Collateral.  If an Event of Default shall occur and
               ----------------------
be continuing, upon five days notice to the Debtor, the Debtor shall, at its own expense, assemble the Collateral (or from time to time any portion thereof) and make it available to the Secured Party at any place or places designated by the Secured Party which is reasonably convenient to both parties.

          6.3  Disposition of Collateral.  The Secured Party will give the
               -------------------------
Debtor reasonable notice of the time and place of any public sale of the Collateral or any part thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The Debtor agrees that the requirements of reasonable notice to it shall be met if such notice is mailed, postage prepaid to its address specified in Section 9.3 of the Credit Agreement (or such other address that the Debtor may provide to the Secured Party in writing) at least ten (10) days before the time of any public sale or after which any private sale may be made.

          6.4  Recourse.  The Debtor shall remain liable for any deficiency if
               --------
the proceeds of any sale or other disposition of the Collateral are insufficient to satisfy the Secured Obligations. The Debtor shall also be liable for all expenses of the Secured Party incurred in connection with collecting such deficiency, including, without limitation, the reasonable fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

          6.5  Expenses; Attorneys Fees.  The Debtor shall reimburse the Secured
               ------------------------
Party for all its expenses in connection with the exercise of its rights hereunder, including, without limitation, all reasonable attorneys' fees and legal expenses incurred by the Secured Party. All such expenses shall be secured hereby.

          6.6  Limitation on Duties Regarding Preservation of Collateral.
               ----------------------------------------------------------
6.7 (a) The Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account.

               (b) The Secured Party shall have no obligation to take any steps to preserve rights against prior parties to any Collateral.

               (c) Neither the Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.


                                  ARTICLE VII

            SPECIAL PROVISIONS REGARDING RECEIVABLES AND CONTRACTS

          7.1  Debtor Remains Liable under Receivables and Contracts.  Anything
               -----------------------------------------------------
herein to the contrary notwithstanding (including without limitation the grant of any rights to the Secured Party), the Debtor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Receivable or Contract. The Secured Party shall not have any obligation or liability under any

Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Security Agreement or the receipt by the Secured Party of any payment relating to such Receivable or Contract pursuant hereto, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any Receivable (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto) or under or pursuant to any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          7.2  Notice to Account Debtors and Contracting Parties.  At any time
               -------------------------------------------------
while an Event of Default shall have occurred and be continuing, the Secured Party may, and upon request of the Secured Party the Debtor shall, notify Account Debtors and parties to the Contracts that the Accounts and the Contracts have been assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party. The Secured Party may in its own name or in the name of others communicate with Account Debtors and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Receivables or Contracts.

          7.3  Collections on Receivables and Contracts.  The Secured Party
               ----------------------------------------
hereby authorizes the Debtor to collect the Receivables and Contracts, subject to the Secured Party's direction and control, and the Secured Party may curtail or terminate said authority at any time and itself, or by its agents, collect all Receivables and amounts owing under Contracts. If required by the Secured Party at any time, any payments of Receivables and Contracts, when collected by the Debtor, shall be forthwith (and, in any event, within two Business Days) delivered by the Debtor to the Secured Party in the exact form received, duly indorsed by the Debtor to the Secured Party if required, for deposit in the Collateral Account, and, until so turned over, shall be held by the Debtor in trust for the Secured Party, segregated from other funds of the Debtor. All Proceeds, while held by the Secured Party (or by the Debtor in trust for the Secured Party) shall continue to be Collateral securing for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided.

                                 ARTICLE VIII

                    SPECIAL PROVISIONS CONCERNING TRADEMARKS

          8.1  Additional Representations and Warranties.  Debtor represents and
               -----------------------------------------
warrants that, as of the Closing Date, it is the true and lawful exclusive owner of all right, title and interest in and to or otherwise has the right to use the registered Marks listed in Schedule III hereto for Debtor and that said listed Marks constitute all the marks and applications for marks registered in the United States Patent and Trademark Office that Debtor presently owns or uses in connection with its business. Debtor represents and warrants that it owns or is licensed to use all of the Marks that it uses. Debtor further warrants that it has no Knowledge of any third-party claim that any aspect of Debtor's present or contemplated business operations infringes or will infringe any trademark, service mark or trade name in any respect which could reasonably be expected to lead to a Material Adverse Effect. Debtor represents and warrants that it is the beneficial and record owner of all registrations and applications listed in
Schedule III hereto and that said registrations are valid, subsisting and have not been cancelled, and that Debtor has no Knowledge of any third-party claim that any of said registrations is invalid or unenforceable in any material respect. Debtor represents and warrants that the recordation of the Assignment of Security Interest in United States Trademarks and Patents in the form of
Exhibit I hereto in the United States Patent and Trademark Office, together with filings on Form UCC-l pursuant to this Agreement will be effective, under federal law, to perfect the security interest granted to the Secured Party in the United States Marks covered by this Agreement. Debtor agrees to execute an Assignment of Security Interest in United States Trademarks and Patents in the form attached hereto as Exhibit I and hereby grants to the Secured Party an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required (including, without limitation, those required by the United States Patent and Trademark Office) in order to effect (subject to Article VI) an absolute assignment of all right, title and interest in each Mark, and record the same.

          8.2  Licenses and Assignments.  Other than the license agreements
               ------------------------
listed on Schedule VI hereto and any extensions or renewals thereof permitted by the Credit Agreement, Debtor hereby agrees not to divest itself of any right under any Mark absent prior written approval of the Secured Party (other than as may reasonably be necessary in the ordinary course of the Debtor's business, for fair value to the Debtor).

          8.3  Infringements.  Debtor agrees, promptly upon acquiring Knowledge
               -------------
thereof, to notify the Secured Party in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who, in any material respect, may be infringing or diluting or otherwise violating any of Debtor's rights in and to any material Mark, or with respect to any party claiming that Debtor's use of any material Mark violates in any material respect any property right of that party. Debtor further agrees, unless otherwise agreed by the Secured Party, diligently to prosecute any Person infringing any material Mark.

          8.4  Preservation of Marks.  Debtor agrees to use its material Marks
               ---------------------
in interstate or foreign commerce during the time in which this Agreement is in effect, sufficiently to preserve such material Marks as trademarks or service marks under the laws of the United States or the relevant foreign jurisdictions.

          8.5  Maintenance of Registration.  Unless Debtor determines, in its
               ---------------------------
reasonable business judgment, that the maintenance of such Mark is no longer necessary or desirable in the conduct of its business, Debtor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. (S)(S) 1051 et seq. to maintain trademark registrations, including but
                      ------
not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its registered material Marks pursuant to 15 U.S.C. (S)(S) 1058(a), 1059 and 1065 (or the equivalent laws of Canada or any other relevant foreign jurisdictions), and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Secured Party. Debtor agrees to notify the Secured Party six (6) months prior to the dates on which the affidavits of use or the applications for renewal registration are due with respect to any material Mark that the affidavits of use or the renewal is being processed or being abandoned, as the case may be. Unless Debtor determines, in its reasonable business judgment, that the maintenance of such material Mark is no longer necessary or desirable in the conduct of its business, Debtor shall, at its own expense, diligently process all documents required under any foreign law to maintain trademark registration of its material Marks under such foreign law and shall pay all fees and disbursements in connection therewith and shall not abandon any such documents prior to the exhaustion of all administrative and judicial remedies without the prior written consent of the Secured Party. Debtor agrees to notify the Secured Party six (6) months prior to the dates on which any application for renewal registration is due with respect to any foreign Mark.

          8.6  Future Registered Marks.  If any Mark registration issues
               -----------------------
hereafter to Debtor as a result of any application now or hereafter pending before the United States Patent and Trademark Office or any similar foreign trademark office, within 30 days of receipt of such certificate, Debtor shall deliver to the Secured Party (i) a copy of such certificate, (ii) a grant of security in such Mark, to the Secured Party and at the expense of Debtor, confirming the grant of security in such Mark to the Secured Party hereunder, the form of such confirmatory grant to be substantially the same as the form hereof or in such other form as may be reasonably satisfactory to the Secured Party and (iii) an executed Assignment of Security Interest in United States Trademarks and Patents in the form of Exhibit I hereto.

          8.7  Remedies.  If an Event of Default shall occur and be continuing,
               --------
the Secured Party may, after purchase pursuant to Article VI, take any or all of the following actions: (i) declare the entire right, title and interest of Debtor in and to each of the Marks, together with all trademark rights and rights of protection to the same, vested in the Secured Party for the benefit of the Banks, in which event such rights, title and interest shall immediately vest, in the Secured Party for the benefit of the Banks, and the Secured Party shall be entitled to exercise the power of attorney referred to in Section 8.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take and use or sell the Marks and the goodwill of Debtor's business symbolized by the Marks and the right to carry on the business and use the assets of Debtor in connection with which the Marks have been used; and (iii) direct Debtor to refrain, in which event Debtor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Secured Party, execute such other and further documents that the Secured Party may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office or any similar foreign trademark office to the Secured Party.


                                  ARTICLE IX

                         SPECIAL PROVISIONS CONCERNING
                     PATENTS, COPYRIGHTS AND TRADE SECRETS

          9.1  Additional Representations and Warranties.  Debtor represents and
               -----------------------------------------
warrants that, as of the Closing Date, it is the true and lawful license holder or owner of all rights in (i) all material Trade Secrets and Proprietary Information necessary to operate the business of Debtor, (ii) the Patents listed in Schedule IV hereto for

Debtor and that said Patents constitute all the patents and applications for patents that Debtor owns on the date hereof and (iii) the Copyrights listed in
Schedule V hereto for Debtor and that said Copyrights constitute all registrations of copyrights and applications for copyright registrations that Debtor owns on the date hereof. Debtor further warrants that, except as otherwise disclosed in writing by the Debtor under the Credit Agreement, it has no Knowledge of any third-party claim that any aspect of Debtor's present or contemplated business operations infringes or will infringe any patent or any copyright or Debtor has misappropriated any Trade Secret or Proprietary Information which claim could reasonably be expected to result in a Material Adverse Effect. Debtor represents and warrants that the recordation of the Assignment of Security Interest in United States Trademarks and Patents in the form of Exhibit II hereto in the United States Patent and Trademark Office and the filing of the Assignment of Security Interest in United States Copyrights in the form attached hereto as Exhibit III in the United States Copyright Office, together with filings on Form UCC-l pursuant to this Agreement will be effective, under federal law, to perfect the security interest granted to the Secured Party in the United States Patents and United States Copyrights covered by this Agreement. Debtor agrees to execute an Assignment of Security Interest in United States Copyrights in the form attached hereto as Exhibit III and hereby grants to the Secured Party an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required (including, without limitation, those required by the United States Patent and Trademark Office or the United States Copyright Office) in order to effect (subject to Article VI) an absolute assignment of all right, title and interest in each Patent and Copyright, and to record the same.

          9.2  Licenses and Assignments.  Other than the license agreements
               ------------------------
listed on Schedule VI hereto and any extensions or renewals thereof or other asset sales permitted by the Credit Agreement, Debtor hereby agrees not to divest itself of any right under any Patent, Copyright, Trade Secret or Proprietary Information absent prior written approval of the Secured Party (other than as may reasonably be necessary in the ordinary course of the Debtor's business, for fair value to the Debtor).

          9.3  Infringements.  Debtor agrees, promptly upon acquiring Knowledge
               -------------
thereof, to furnish the Secured Party in writing with all pertinent information available to Debtor with respect to any infringement, contributing infringement or active inducement to infringe in any material respect any material Patent or Copyright or to any claim that the practice of any material Patent or the use of any material Copyright violates in any material respect any property right of a third party, or with respect to any misappropriation of any material Trade Secret or any claim that practice of any material Trade Secret violates in any material respect any property right of a third party. Debtor further agrees, absent direction of the Secured Party to the contrary, diligently to prosecute any Person infringing any Patent or Copyright or any Person misappropriating any Trade Secret.

          9.4  Maintenance of Patents.  At its own expense, Debtor shall make
               ----------------------
timely payment of all post-issuance fees required pursuant to 35 U.S.C. S 41 (or the equivalent laws of a foreign jurisdiction) to maintain in force rights under each material Patent.

          9.5  Prosecution of Patent Application.  At its own expense, Debtor
               ---------------------------------
shall diligently prosecute all applications for material Patents for Debtor and shall not abandon any such application prior to exhaustion in good faith of all reasonable administrative and judicial remedies, unless no Default or Event of Default has occurred and is continuing and the Debtor determines, in good faith, that abandoning or settling such claim is in the best interest of the Debtor.

          9.6  Other Patents and Copyrights.  Within 30 days of the acquisition
               ----------------------------
or issuance of a Patent, registration of a Copyright, or acquisition of a registered Copyright, the Debtor shall deliver to the Secured Party (i) a copy of said Copyright or certificate or registration of said Patents, as the case may be, (ii) a grant of security as to such Patent or Copyright, as the case may be, to the Secured Party and at the expense of Debtor, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form hereof or in such other form as may be reasonably satisfactory to the Secured Party and (iii) an executed Assignment of Security Interest in United States Trademarks and Patents in the form of Exhibit II hereto or Assignment of Security Interest in United States Copyrights in the form of
Exhibit III hereto, as applicable.

          9.7  Remedies.  If an Event of Default shall occur and be continuing,
               --------
the Secured Party may, after purchase pursuant to Article VI, take any or all of the following actions: (i) declare the entire right, title, and interest of Debtor in each of the Patents and Copyrights vested in the Secured Party for the benefit of the Banks, in which event such right, title, and interest shall immediately vest in the Secured Party for the benefit of the Secured Banks, in which case the Secured Party shall be entitled to exercise the power of attorney referred to in Section 9.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency;
(ii) take and practice or sell the Patents and Copyrights; and (iii) direct Debtor to refrain, in which event Debtor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and Debtor shall execute such other and further documents as the Secured Party may reasonably request further to confirm this and to transfer ownership of the Patents and Copyrights to the Secured Party for the benefit of the Banks.


                                   ARTICLE X

                        COLLATERAL AND DEPOSIT ACCOUNTS


          10.1  Collateral Account.  There is hereby established with Secured
                ------------------
Party the Collateral Account. The Collateral Account shall be under the sole and exclusive dominion and control of the Secured Party and the Debtor shall have no rights with respect to the Collateral Account except as specifically set forth below with regard to determination of the nature of investments to be made with amounts credited to the Collateral Account. Without limiting the generality of the foregoing, the Debtor shall have no right of withdrawal or transfer from the Collateral Account.

          10.2  Deposit of Proceeds.  There shall be deposited in the Collateral
                -------------------
Account from time to time the cash proceeds (as defined in Section 9-306(1) of the UCC) of any of the Collateral (including insurance proceeds thereon) required to be delivered to the Secured Party pursuant hereto. All amounts and investments and other items credited to the Collateral Account from time to time shall constitute Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. So long as no Default or Event of Default has occurred and is continuing, the Secured Party shall deposit the amounts credited to the Collateral Account to the account of the Debtor. At any time following the occurrence and during the continuance of an Event of Default, the Secured Party may in its discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified herein.

          10.3  Investment of Balance in Collateral Account.  Amounts credited
                -------------------------------------------
to the Collateral Account shall be invested from time to time in such Permitted Investments as the Debtor (or, after the occurrence and during the continuance of a Default or Event of Default, the Secured Party) shall determine, which Permitted Investments shall be held in the name and be under the control of the Secured Party.

          10.4  Deposit Accounts.
                ----------------

          (a) The Debtor shall not, nor shall it permit any Subsidiary to, maintain any deposit, operating or other bank account except (a) for those accounts identified in Schedule I to the Security Agreement (which Debtor represents and warrants constitutes a true and correct list of all such accounts currently maintained by the Debtor and each of its Subsidiaries), and (b) additional accounts identified in writing to the Secured Party, maintained with financial institutions reasonably acceptable to the Secured Party and otherwise subject to the terms of this Security Agreement, including (i) the execution and delivery of the Notice and Bank Agreement for Deposit Accounts in the form of Exhibit IV hereto or (ii) the execution and delivery of a bank account agreement in form and substance satisfactory to the Secured Party, as applicable in the jurisdiction where such account is maintained in order to perfect the Secured Party's security interest therein.


          (b) Debtor represents and warrants that the execution and delivery of the Notice and Bank Agreement for Deposit Accounts in the form of Exhibit IV hereto has been executed by and delivered to each relevant party with respect to the accounts listed in Schedule I hereto and will be effective to perfect the security interest granted to the Secured Party in the Deposit Accounts covered by this Agreement.


                                  ARTICLE XI

                                 MISCELLANEOUS

          11.1  Indemnity.  The Debtor agrees to indemnify, reimburse and hold
                ---------
the Secured Party and its officers, directors, employees, representatives and agents ("Indemnitees") harmless from any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs or expenses or disbursements (including reasonable attorneys' fees and expenses) for whatsoever kind or nature (other than those relating to or arising out of willful misconduct or grossly negligent acts or omissions of the Secured Party or its agents or employees) which may be imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Security Agreement or the transactions contemplated hereby. The obligations of the Debtor under this Section shall be secured hereby and shall survive payment and performance or discharge of the Secured Obligations and the termination of this Security Agreement.

          11.2  Governing Law.  THIS SECURITY AGREEMENT AND THE RIGHTS AND
                -------------
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

          11.3  Notices.  Except as otherwise expressly provided herein, all
                -------
notices, requests and demands to or upon the respective parties hereto to be effective shall be governed by the provisions of Section 9.3 of the Credit Agreement.

          11.4  Successors and Assigns.  This Security Agreement shall be
                ----------------------
binding upon and inure to the benefit of the Debtor, the Secured Party, all future holders of the Secured Obligations and their respective successors and assigns, except that the Debtor may not assign or transfer any of its rights or obligations under this Security Agreement without the prior written consent of the Secured Party (except as otherwise permitted under the Credit Agreement).

          11.5  Waivers and Amendments. None of the terms or provisions of this
                ----------------------
Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the party against whom enforcement is sought. In the case of any waiver, the Debtor and the Secured Party shall be restored to their former position and rights hereunder and under the outstanding Secured Obligations, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          11.6  No Waiver; Remedies Cumulative.  No failure or delay on the part
                ------------------------------
of the Secured Party in exercising any right, power or privilege hereunder and no course of dealing between the Debtor and the Secured Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. The rights and remedies herein expressly provided are cumulative and may be exercised singly or concurrently and as often and in such order as the Secured Party deems expedient and are not exclusive of any rights or remedies which the Secured Party would otherwise have whether by security agreement or now or hereafter existing under applicable law. No notice to or demand on the Debtor in any case shall entitle the Debtor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Secured Party to any other or future action in any circumstances without notice or demand.

          11.7  Termination; Release. When the Secured Obligations have been
                --------------------
indefeasibly paid and performed in full this Security Agreement shall terminate, and the Secured Party, at the request and sole expense of the Debtor, will execute and deliver to the Debtor the proper instruments (including UCC termination statements) acknowledging the termination of this Security Agreement, and will duly assign, transfer and deliver to the Debtor, without recourse, representation or warranty of any kind whatsoever, such of the Collateral as may be in possession of the Secured Party and has not theretofore been disposed of, applied or released.


          11.8  Headings Descriptive.  The headings of the several Sections and
                --------------------
subsections of this Security Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

          11.9  Severability. In case any provision in or obligation under this
                ------------
Security Agreement or the Secured Obligations shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          11.10  Authority of Secured Party.  By its execution of this Security
                 --------------------------
Agreement, the Secured Party acknowledges and agrees that any agreement, instrument or document executed or action taken by it with respect to this Security Agreement, including without limitation the execution of any financing statement, discharge, partial release or amendment to the Security Agreement, shall be conclusive evidence in favor of every person relying thereon or claiming thereunder that at the time of the delivery thereof or the taking of any such action, the Secured Party was authorized, empowered and directed to do so by all the Lenders or the Required Lenders, as the case may be. Any person may always rely without further inquiry on a certificate signed by the Secured Party as to its authority to act on behalf of the Lenders and the Required Lenders in connection with this Security Agreement.

          IN WITNESS WHEREOF, the Debtor and the Secured Party have caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                             SYNBIOTICS CORPORATION


                                             BY:________________________
                                                Name:
                                                Title:

                                             BANQUE PARIBAS


                                             BY:________________________
                                                Name:
                                                Title



                                             BY:________________________
                                                Name:
                                                Title:

                                  SCHEDULE I


                               DEPOSIT ACCOUNTS
                               ----------------

 Account Number                  Account Name
 --------------                  ------------
1.   01692-02383            Bank of America
                                 - checking account
2.   01698-01272            Bank of America
                                 - corporate account
3.   01604-13638            Union Bank of California
                                 - payroll account
4.   10898-09324            Bank of America
                                 - flex spending account
5.   01604-13646            Union Bank of California
                                 - money market account

                                  SCHEDULE II


                             INVENTORY & EQUIPMENT
                             ---------------------


1.   11011 Via Frontera
     San Diego, CA  92127


2.   16420 Via Esprillo
     San Diego, CA  92127


3.   4444 North Belleview
     Suite 207
     Kansas City, MO  64116


4.   271 Great Valley Parkway
     Malvern, PA  19355

                                 SCHEDULE III


                                     MARKS
                                     -----


Pending
-------

ICT Gold FeLV
Classic Corona
Classic Feline
DNA Technologies
Leukassay/FeLV
Progestassay

Issued
------

Lab-Ez
ICT Gold HW
ICT Gold
Panavac
Sentryvac DHP
Sentryvac
Lymecheck
Assure/CH
Assure/FeLV
Assure
Koliimune
Virachek
Synbiotics
Dirochek
CRF
Sentrypar
Panacine-L
Ovassay
Leukassay-B
Fungassay
Panacine
MAB 231

                                  SCHEDULE IV


                                    PATENTS
                                    -------

Patent Number
-------------

5470711
5460783
5246831
5155023
5079142
4923798
4859610
4853325
4828981
4789631
4703001

                                  SCHEDULE V


                                  COPYRIGHTS
                                  ----------


None

                                  SCHEDULE VI


                            LICENSES AND AGREEMENTS
                            -----------------------


None

                                                                       EXHIBIT I
                                                           to Security Agreement


                         TRADEMARK SECURITY AGREEMENT
                         ----------------------------


     This TRADEMARK SECURITY AGREEMENT (this "Agreement"), dated as of July 9, 1997, is made between SYNBIOTICS CORPORATION, a California corporation (the "Grantor"), and BANQUE PARIBAS, as agent (together with any successor(s) thereto in such capacity, the "Agent") for each of the Banks;
                       -----

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, pursuant to a Credit Agreement, dated as of July 9, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement") among the Grantor, the various financial
           ----------------
institutions as are or may become parties thereto (each, individually, a "Bank",
                                                                          ----
and collectively, the "Banks") and the Agent, the Banks have extended
                       -----
Commitments to make Loans to the Grantor;

     WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Security Agreement, dated as of July 9, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Security Agreement");
 ------------------

     WHEREAS, as a condition precedent to the making of the Loans under the Credit Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Agent a continuing security interest in all of the Trademark Collateral (as defined below) to secure all Obligations; and

     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Banks to make Loans to the Grantor pursuant to the Credit Agreement, the Grantor agrees, for the benefit of the Banks, as follows:

          Section 1.  Definitions.  Unless otherwise defined herein or the
                      -----------
context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

          Section 2.  Grant of Security Interest.  For good and valuable
                      --------------------------
consideration, the receipt and sufficiency of which are hereby acknowledged, in order to secure all of the Obligations, the Grantor does hereby mortgage, pledge and hypothecate to the Agent, and grant to the Agent on behalf of and for the ratable benefit of each Bank a security interest in, all right, title and interest of Grantor, to the extent assignable for security interest purposes, in and to all of the following property (collectively the "Trademark Collateral"),
                                                        ---------------------
whether now owned or hereafter acquired or existing by it:

               (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any-of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a "Trademark"), now existing
              ----------
anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including without limitation those referred to in Item A of Attachment l attached hereto and made a part hereof;
               ------    ------------

               (b) all Trademark licenses, including each Trademark license referred to in Item B of Attachment l attached hereto;
               ------    ------------

               (c) all reissues, extensions or renewals of any of the items described in clauses (a) and (b);
             -----------     ---

               (d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and (b); and
                                              -----------     ---

               (e) all proceeds of, and rights associated with, the foregoing, including any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in Item A and Item B of Attachment l attached hereto, or for
                       ------     ------    ------------
any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

          Section 3.  Security Agreement.  This Agreement has been executed and
                      ------------------
delivered by the Grantor for the purpose of registering the security interest of the Agent in the Trademark Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Agent for its benefit and the benefit of each Bank under the Security Agreement. The Security Agreement (and all rights and remedies of the Agent and each Bank thereunder) shall remain in full force and effect in accordance with its terms.

          Section 4.  Release of Security Interest.  Upon payment in full in
                      ----------------------------
cash and full performance of all Obligations and the termination of all Commitments, the Agent shall, at the Grantor's written request and at the expense of the Grantor, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Trademark Collateral which has been granted hereunder as fully as if such security interest had not been made, subject to any disposition of all or any part thereof which may have been made by the Agent pursuant to the Security Agreement.

          Section 5.  Acknowledgment.  The Grantor does hereby further
                      --------------
acknowledge and affirm that the rights and remedies of the Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

          Section 6.  Loan Document etc.  This Agreement is a Loan Document
                      -----------------
executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be con-strued, administered and applied in accordance with the terms and provisions of the Credit Agreement.

          Section 7.  Counterparts.  This Agreement may be executed by the
                      ------------
parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                     SYNBIOTICS CORPORATION


                                     By ________________________________________
                                        Name:
                                        Title:


                                     BANQUE PARIBAS
                                        as Agent


                                     By ________________________________________
                                        Name:
                                        Title:


                                     By ________________________________________
                                        Name:
                                        Title:

                                                                    ATTACHMENT I
                                                                    to Trademark
                                                              Security Agreement



Item A.   Trademarks
          ----------



                             Registered Trademarks
                             ---------------------

*Country   Trademark              Registration No.             Registration Date
--------   ---------              ----------------             -----------------



                        Pending Trademark Applications
                        ------------------------------

*Country     Trademark Serial No.     Filing Date
--------     --------- ----------     -----------



                     Trademark Applications in Preparation
                     -------------------------------------

                                     Expected    Products/
*Country     Trademark Docket No.  Filing Date   Services
--------     --------- ----------  -----------   --------



Item B.   Trademark Licenses
          ------------------


*Country or                             Effective  Expiration
Territory Trademark  Licensor  Licensee   Date      Date
--------- ---------  --------  --------   ----      ----



_______________________
     * List items related to the United States first for ease of recordation. List items related to other countries next, grouped by country and in alphabetical order by country name.

                                                                      EXHIBIT II
                                                           to Security Agreement


                           PATENT SECURITY AGREEMENT
                           -------------------------

     This PATENT SECURITY AGREEMENT (this "Agreement"), dated as of July 9,
                                           ---------
1997, is made between SYNBIOTICS CORPORATION, a California corporation (the "Grantor"), and BANQUE PARIBAS, as agent (together with any successor(s) thereto in such capacity, the "Agent") for each of the Banks;
                       -----

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, pursuant to a Credit Agreement, dated as of July 9, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Grantor, the various financial
           ----------------
institutions as are or may become parties thereto (each, individually, a "Bank",
                                                                          ----
and collectively, the "Banks") and the Agent, the Banks have extended Commitments to make Loans to the Grantor;

     WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Security Agreement, dated as of July 9, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Security Agreement");
 ------------------

     WHEREAS, as a condition precedent to the making of the Loans under the Credit Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Agent a continuing security interest in all of the Patent Collateral (as defined below) to secure all Obligations; and

     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Banks to make Loans to the Grantor pursuant to the Credit Agreement, the Grantor agrees, for the benefit of the Banks, as follows:

          Section 1.  Definitions.  Unless otherwise defined herein or the
                      -----------
context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

          Section 2.  Grant of Security Interest.  For good and valuable
                      --------------------------
consideration, the receipt and sufficiency of which are hereby acknowledged, in order to secure all of the Obligations, the Grantor does hereby mortgage, pledge and hypothecate to the Agent, and grant to the Agent on behalf of and for the ratable benefit of each Bank a security interest in, all of the following property (collectively the "Patent Collateral"), whether now owned or hereafter
                            -------------------
acquired or existing by it (to the extent assignable for security interest purposes):

               (a) all letters, patent registrations, patent and applications for letters patent throughout the world, including all multinational statutory invention registrations and patent applications in preparation for filing anywhere in the world and including each patent and patent application referred to in Item A of Attachment l attached hereto;
      ------    ------------

               (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);
------  -

               (c) all patent licenses, including each patent license referred to in Item B of Attachment l attached hereto and made a part hereof; and
      ------    ------------

               (d) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent for the full term of the patent referred to in Item A of Attachment l attached
                                           ------    ------------
hereto, and for breach or enforcement of any patent license, including any patent license referred to in Item B of Attachment l attached hereto and made a
                              ------    ------------
part hereof, and all rights corresponding thereto throughout the world.


          Section 3.  Security Agreement.  This Agreement has been executed and
                      ------------------
delivered by the Grantor for the purpose of registering the security interest of the Agent in the Patent Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Agent for its benefit and the benefit of each Bank under the Security Agreement. The Security Agreement (and all rights and remedies of the Agent and each Bank thereunder) shall remain in full force and effect in accordance with its terms.

          Section 4.  Release of Security Interest.  Upon pay ment in full in
                      ----------------------------
cash and full performance of all Obligations and the termination of all Commitments, the Agent shall, at the Grantor's written request and at the expense of the Grantor, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Patent Collateral which has been granted hereunder as fully as if such security interest had not been made subject to any disposition of all or any part thereof which may have been made by the Agent pursuant to the Security Agreement.

          Section 5.  Acknowledgment.  The Grantor does hereby further
                      --------------
acknowledge and affirm that the rights and remedies of the Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

          Section 6.  Loan Document, etc.  This Agreement is a Loan Document
                      ------------------
executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be con strued, administered and applied in accordance with the terms and provisions of the Credit Agreement.

          Section 7.  Counterparts.  This Agreement may be executed by the
                      ------------
parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                               SYNBIOTICS CORPORATION

                               By________________________________
                                 Name:
                                 Title:


                               BANQUE PARIBAS,
                                  as Agent

                               By________________________________
                                 Name:
                                 Title:

                               By________________________________
                                 Name:
                                 Title:

                                                                    ATTACHMENT 1
                                                                       to Patent
                                                              Security Agreement

Item A.   Patents
          -------


                                Issued Patents
                                --------------

*Country     Patent No.      Issue Date      Inventor(s)       Title
--------     ----------      ----------      -----------       -----


                          Pending Patent Applications
                          ---------------------------

*Country     Serial No.      Filing Date     Inventor(s)       Title
--------     ----------      -----------     -----------       -----


                      Patent Applications in Preparation
                      ----------------------------------

                       Expected

*Country     Docket No.      Filing Date     Inventor(s)       Title
--------     ----------      -----------     -----------       -----


Item B.  Patent Licenses
         ---------------

*Country or                               Effective    Expiration   Subject
Territory    Licensor     Licensee        Date         Date        Matter
---------    --------     --------        ----         ----        ------



______________________
* List items related to the United States first for ease of recordation. List items related to other countries next, grouped by country and in alphabetical order by country name.

                                                                     EXHIBIT III
                                                           to Security Agreement


                         COPYRIGHT SECURITY AGREEMENT
                         ----------------------------

     This COPYRIGHT SECURITY AGREEMENT (this "Agreement"), dated as of July 9,
                                              ---------
1997, is made between SYNBIOTICS CORPORATION, a California corporation (the "Grantor"), and BANQUE PARIBAS, as agent (together with any successor(s) thereto in such capacity, the "Agent") for each of the Banks;
                       -----

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, pursuant to a Credit Agreement, dated as of July 9, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement") among the Grantor, the various financial
           ----------------
institutions as are or may become parties thereto (each, individually, a "Bank",
                                                                          ----
and collectively, the "Banks") and the Agent, the Banks have extended
                       -----
Commitments to make Loans to the Grantor;

     WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Security Agreement, dated as of July 9, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Security Agreement");
 ------------------

     WHEREAS, as a condition precedent to the making of the Loans under the Credit Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Agent a continuing security interest in all of the Copyright Collateral (as defined below) to secure all Obligations; and

     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Banks to make Loans to the Grantor pursuant to the Credit Agreement, the Grantor agrees, for the benefit of the Banks, as follows:

          Section 1.  Definitions.  Unless otherwise defined herein or the
                      -----------
context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

          Section 2.  Grant of Security Interest.  For good and valuable
                      --------------------------
consideration, the receipt and sufficiency of which are hereby acknowledged, in order to secure all of the Obligations, the Grantor does hereby mortgage, pledge and hypothecate to the Agent, and grant to the Agent on behalf of and for the ratable benefit of each Bank a security interest in, to the extent assignable for security interest purposes, all of the following property (collectively the "Copyright Collateral"), whether now owned or hereafter acquired or existing by
 --------------------
it, being all the Copyrights, including without limitation all reproduction and allied rights necessary for the production, distribution and exploitation of the copyrighted works throughout the world in perpetuity, and all renewals and changes, translations, revisions, elaborations and adaptations or transformations of the works now made or hereafter created (including all copyrights for semiconductor chip product mask works) of the Grantor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including all of-the Grantor's right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in Item
                                                                            ----
A of Attachment l attached hereto, and all applications for registration
-    ------------
thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Attachment l attached hereto and
                                      ------    ------------
made a part hereof, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

          Section 3.  Security Agreement.  This Agreement has been executed and
                      ------------------
delivered by the Grantor for the purpose of registering the security interest of the Agent in the Copyright Collateral with the United States Copyright Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Agent for its benefit and the benefit of each

Bank under the Security Agreement. The Security Agreement (and all rights and remedies of the Agent and each Bank thereunder) shall remain in full force and effect in accordance with its terms.

          Section 4.  Release of Security Interest.  Upon payment in full in
                      ----------------------------
cash and full performance of all Obligations and the termination of all Commitments, the Agent shall, at the Grantor's written request and at the expense of the Grantor, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Copyright Collateral which has been granted hereunder as fully as if such security interest had not been made subject to any disposition of all or any part thereof which may have been made by the Agent pursuant to the Security Agreement.

          Section 5.  Acknowledgment.  The Grantor does hereby further
                      --------------
acknowledge and affirm that the rights and remedies of the Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

          Section 6.  Loan Document, etc.  This Agreement is a Loan Document
                      ------------------
executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.


          Section 7.  Counterparts.  This Agreement may be executed by the
                      ------------
parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                               SYNBIOTICS CORPORATION


                               By:  _____________________________
                                    Name:
                                    Title:


                               BANQUE PARIBAS,
                               as Agent


                               By:  _____________________________
                                    Name:
                                    Title:


                               By:  _____________________________
                                    Name:
                                    Title:

                                                                    ATTACHMENT 1
                                                                    to Copyright
                                                              Security Agreement


Item A.   Copyrights/Mask Works
          ---------------------


                       Registered Copyrights/Mask Works
                       --------------------------------

*Country     Registration No.     Registration Date    Author(s)    Title
 -------     ----------------     -----------------    ---------    -----

                       None.


             Copyright/Mask Work Pending Registration Applications
             -----------------------------------------------------

*Country     Serial No.     Filing Date     Author(s)    Title
 -------     ----------     -----------     ---------    -----

                            None.


         Copyright/Mask Work Registration Applications in Preparation
         ------------------------------------------------------------

                             Expected
*Country     Docket No.      Filing Date     Author(s)    Title
 -------     ----------      -----------     ---------    -----

                             None.


Item B.  Copyright/Mask Work Licenses
         ----------------------------

*Country or                            Effective    Expiration     Subject
Territory    Licensor     Licensee     Date           Date         Matter
---------    --------     --------     ----           ----         ------

                            None.



_____________________
     * List items related to the United States first for ease of recordation. List items related to other countries next, grouped by country and in alphabetical order by country name.

                                                                      EXHIBIT IV
                                                           to Security Agreement

                NOTICE AND BANK AGREEMENT FOR DEPOSIT ACCOUNTS
                  PURSUANT TO (S) 9-302 OF THE CALIFORNIA UCC
                  --------------------------------------------

                                             [Date]



[Name and Address of the Bank]


Attention:

               Re:  Synbiotics Corporation


Ladies & Gentlemen:

          Synbiotics Corporation, a California corporation (the "Corporation"), has entered into a Security Agreement with Banque Paribas (the "Secured Party") dated as of July 9, 1997, a copy of which is attached hereto as Exhibit A. You are hereby notified pursuant to Section 9-302 of the Uniform Commercial Code as in effect in the States of California (California Commercial Code Section 9302) that the Corporation granted to the Secured Party a continuing lien on and security interest in all of the right, title and interest of the Corporation now or hereafter existing in, to and under the accounts listed on Exhibit B hereto (the "Accounts") and all monies and other funds, certificates, securities, other instruments, general intangibles, and other items, property and assets now or hereafter credited to or received or deposited in the Accounts from time to time, to secure the Obligations (as defined in the Security Agreement).

          With respect to the Accounts, you are hereby instructed and by your signature below hereby agree as follows:

          We hereby irrevocably instruct you, and you hereby agree, that upon receiving notice from the Secured Party substantially in the form attached hereto as Exhibit C: (i) the name of the holder of the each Account listed in such notice will be changed to "Banque Paribas" (or to the name of any designee of the Secured Party specified by the Secured Party), (ii) the Secured Party and/or its designee will have exclusive of access to and control over such Account, and neither we nor any of our affiliates will have any control of such Account or any access thereto, (iii) you will transfer monies on deposit in the Account, at any time, as directed by the Secured Party, and (iv) all services to be performed by you under this agreement will be performed by you as agent for and on behalf of the Secured Party. We hereby agree that the Secured Party may deliver such notice at any time during the continuation of an Event of Default. We agree, however, to continue to pay all fees and other assessments due to you at any time until the each applicable Account is closed.

          Copies of all correspondence, notices, account statements or other information which you are otherwise obligated to send to us (by law, agreement or otherwise) will be sent to the Secured Party at the following address:

          2029 Century Park East
          Suite 3900
          Los Angeles, California  90067
          Attention: Lynne Lueders

          You hereby acknowledge that, except pursuant to court order, monies or other property deposited in the Accounts will not be subject to deduction, setoff, banker's lien or any other lien, claim, encumbrance or right you may have against us or against the Corporation.

          This letter agreement and the rights and obligations of the parties hereunder will be governed by and construed and interpreted in accordance with the internal laws of the State of California.

          This letter agreement contains the entire agreement among the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Security Agreement or any agreement among you and the Corporation to which the Secured Party is not a party, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

          Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

                                       Very truly yours,

                                       SYNBIOTICS CORPORATION


                                       By ________________________
                                       Name: _____________________
                                       Title: ____________________


                                       BANQUE PARIBAS


                                       By ________________________
                                       Name: _____________________
                                       Title: ____________________

Acknowledged, consented and
agreed to this _____ day of ____ 199_

[the Bank]


By ___________________
Name: ________________
Title: _______________

                                   Exhibit A
                                   ----------

                                 The Accounts


Account Number                   Account Name
--------------                   ------------

                                  EXHIBIT B
                           Form of Notice of Control

               ______________________________________________, 19__


[Name and Address of Bank]
________________________________________________
________________________________________________
________________________________________________

          Re:  SYNBIOTICS CORPORATION

Ladies and Gentlemen:

          We hereby notify you that we are exercising our rights pursuant to that certain letter agreement among Synbiotics Corporation, you and us, dated
____ ____,     199_ (the "Agreement") a copy of which is attached, to have the name of, and to have exclusive ownership and control of, account number ______ (the "Account") maintained with you, transferred to us. The Account will henceforth be a zero-balance account, and funds deposited in the Account should be sent at the end of each day to ___________. You are hereby instructed to send a copy of this letter to Banque Paribas at the address and in the manner provided in the Agreement.

          We appreciate your cooperation in this matter.

                              Very truly yours,

                              BANQUE PARIBAS


                              By _____________________________
                                 Name: _______________________
                                 Title: ______________________


                              By _____________________________
                                 Name: _______________________
                                 Title: ______________________

cc:  Synbiotics Corporation

                                   EXHIBIT C

                           FORM OF PLEDGE AGREEMENT
                           ------------------------



          STOCK PLEDGE AGREEMENT, dated as of July 9, 1997 between Synbiotics Corporation ("Pledgor") and Banque Paribas ("Pledgee").


                             W I T N E S S E T H :

          WHEREAS, Pledgor, Pledgee (acting in its capacity as agent for the banks (the "Banks") that are parties to the Credit Agreement defined herein), and the Banks have entered into a Credit Agreement dated as of July 9, 1997 (the "Credit Agreement"), pursuant to which Pledgee and the Banks have agreed to make certain loans (the "Loans") to Pledgor; and

          WHEREAS, as a partial inducement to Pledgee to extend the Loans, Pledgor has agreed to provide security for the payment of the Loans and the payment or performance of the other Obligations (as defined in the Credit Agreement);

          NOW, THEREFORE, in consideration of the premises and the covenants set forth herein and in the Credit Agreement, the parties hereto agree as follows.

          a.   Definitions.  Capitalized terms used but not defined herein and
               -----------
defined in the Credit Agreement are used herein as therein defined. References to this "Agreement" shall mean this Stock Pledge Agreement as the same may be in effect at the time such reference becomes operative, including all amendments, modifications and supplements hereto and any exhibits or schedules to any of the foregoing.

          b.   Pledge.  In order to secure the payment and performance in full
               ------
of all of the Obligations, Pledgor hereby pledges and grants a security interest in and hypothecates unto Pledgee each of the following (the "Collateral"):

               (1) all of Pledgor's right, title and interest in and to (i) all capital shares and partnership or joint venture interests of each Subsidiary of the Pledgor incorporated or formed in the United States of America and (ii) 65% of the capital shares and partnership or joint venture interests of each Subsidiary of the Pledgor incorporated or formed outside of the United States of America, as more fully described in Schedule I hereto (the "Pledged Shares") and the certificates, if any, representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

               (2) (i) all additional capital shares and partnership or joint venture interests of any issuer of Pledged Shares (or of any Person that, after the date of this Agreement, becomes a Subsidiary of Pledgor) incorporated or formed in the United States of America and (ii) 65% of the capital shares and partnership or joint venture interests of any issuer of Pledged Shares (or of any Person that, after the date of this Agreement, becomes a Subsidiary of Pledgor) incorporated or formed outside of the United States of America, in each case, from time to time acquired by Pledgor in any manner (including, without limitation, any shares of preferred stock issued by any such issuer) (the "Additional Shares") and the certificates, if any, representing such Additional Shares), and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

               (3) all other rights appurtenant to the property described in clauses (a) and (b) above (including, without limitation, voting rights); and

               (4) all cash and noncash proceeds of any and all of the foregoing.

The Pledged Shares of R.M. - Diagnostics S.A.S. ("RMD") (the "French Shares"), will be acquired today by Pledgor. Prior to the acquisition of the French Shares, there are no pledged shares set forth on Schedule I hereto. Promptly upon Pledgor's acquisition of any Additional Shares, Pledgor will (i) deliver proper instruments of assignment duly executed in blank by Pledgor together with any certificates representing such Additional Shares, whereupon such Additional Shares shall be Pledged Shares or take such other steps as shall be necessary to create a valid, perfected security interest in such Additional Shares; and (ii) amend Schedule I to include such Additional Shares.

          c.   Representations and Warranties.  Pledgor hereby represents and
               ------------------------------
warrants to Pledgee that as of the date hereof, and agrees that each delivery of Additional Shares shall constitute a representation and warranty that as of the date thereof:

               (1) Pledgor is the sole holder of record and beneficial owner of the Pledged Shares set forth on Schedule I hereto, free and clear of any pledge, hypothecation, assignment, lien, charge, claim, security interest, option, preference, priority or other preferential arrangement of any kind or nature whatsoever ("Lien") thereon or affecting the title thereto.

               (2) The Pledged Shares have been duly authorized and validly issued by each of the respective issuers set forth in Schedule I, and are fully paid and non-assessable, and Pledgor has the right and all requisite corporate authority to pledge, assign, grant a security interest in, transfer and deliver the Collateral to Pledgee as provided herein.

               (3) This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

               (4) No consent, approval, authorization or other order of any Person is required for (i) the execution and delivery of this Agreement by Pledgor or the delivery by Pledgor of the Collateral to Pledgee as provided herein, or (ii) for the exercise by Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of the Collateral by laws affecting the offering and sale of securities generally.

               (5) The chief executive office of Pledgor is located at its address set forth in Section 9.3 of the Credit Agreement. Pledgor has no trade name.

               (6) Upon the delivery to Pledgee of the certificates representing the Pledged Shares, or in the case of the French Shares, upon due registration of the pledge in the share transfer register of RMD and in the Shareholders' accounts, and delivery of the Declaration de gage attached hereto as Exhibit A (the "Declaration"), Pledgee will have a valid and perfected security interest therein subject to no prior Lien.

               (7) The authorized, issued and outstanding capital shares and partnership or joint venture interests of each of Pledgor's Subsidiaries is set forth on Schedule I, and there are no existing options, warrants, calls or commitments of any character whatsoever relating to any of the unissued capital shares or partnership or joint venture interests of any of Pledgor's Subsidiaries, except as set forth on Schedule I hereto.

          The representations and warranties set forth in this Section 3 shall survive the execution and delivery of this Agreement.

          d.   Rights of Pledgor.  Unless an Event of Default shall have
               -----------------
occurred and be continuing:

               (1) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement. Pledgor shall not exercise or refrain from exercising such right in a manner which would authorize or effect (except as and to the extent expressly permitted by the Credit Agreement) (i) the dissolution or liquidation, in whole or in part, of any of Pledgor's Subsidiaries, (ii) the consolidation or merger of any of Pledgor's Subsidiaries with any corporation, (iii) the sale, disposition or encumbrance of all or substantially all of the assets of any of Pledgor's Subsidiaries, (iv) any change in the authorized number of shares, the stated capital or the authorized share capital of any of Pledgor's Subsidiaries, or the issuance of any additional capital shares of any of Pledgor's Subsidiaries, or (v) the alteration of the voting rights with respect to the shares of any of Pledgor's Subsidiaries.

               (2) Pledgor shall be entitled, from time to time, to collect and receive for its own use all cash dividends (except cash dividends paid or payable in respect of the total or partial liquidation of an issuer) paid on the Pledged Shares; provided, however, that until actually paid, all
                            --------  -------
     rights to such dividends shall remain subject to the Lien of this Agreement. All dividends (other than cash dividends governed by the immediately preceding sentence) and all other distributions in respect of any of the Collateral, whenever paid or made, shall be delivered to Pledgee and held by it subject to the Lien created by this Agreement.

          e.   Covenants.  Pledgor covenants and agrees that until the
               ---------
termination of this Agreement:

               (1) Pledgor will not, without the prior written consent of Pledgee, sell, assign, transfer, mortgage, pledge or otherwise encumber any of its rights in or to the Collateral or any dividends or other distributions or payments with respect thereto or grant a Lien on any thereof.


               (2) Pledgor will, at its own expense, execute, acknowledge and deliver all such instruments and take all such action as Pledgee from time to time may reasonably request in order to ensure to Pledgee the benefits of the first priority Lien on and to the Collateral intended to be created by this Agreement.

               (3) Pledgor will defend the title to the Collateral and the Lien of Pledgee thereon against the claim of any Person claiming against or through Pledgor and will maintain and preserve such Lien so long as this Agreement shall remain in effect.

               (4) Unless Pledgor shall have given Pledgee not less than 30 days' prior notice thereof, Pledgor will not change (i) its name, identity or corporate structure in any manner or (ii) the location of its chief executive office.

          f.   Remedies.
               --------

               (1) Upon the occurrence of an Event of Default, then or at any time during the continuance of such occurrence, Pledgee is hereby authorized and empowered, at its election, (i) upon purchase pursuant to
     Section 6(b) to transfer and register in its or its nominee's name the whole or any part of the Collateral, (ii) to exercise all voting rights with respect thereto, (iii) to demand, sue for, collect, receive and give acquittance for any and all cash dividends or other distributions or monies due or to become due upon or by virtue thereof, and to settle prosecute or defend any action or proceeding with respect thereto, (iv) in compliance with Section 6(b) to sell in one or more sales the whole or any part of the Collateral or otherwise to transfer or assign the same, applying the proceeds therefrom to the payment of the Obligations in such order as Pledgee shall determine, and (v) otherwise to act in compliance with
     Section 6(b), with respect to the Collateral or the proceeds thereof as though Pledgee were the outright owner thereof, Pledgor hereby irrevocably constituting Pledgee as its proxy and attorney-in-fact, with full power of substitution to do so.

               (2) Pledgee shall give Pledgor not less than ten days' prior written notice return receipt requested of the time and place of any sale or other intended disposition of any of the Collateral except any Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Pledgor agrees that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the Uniform Commercial Code. Any sale shall be made at a public or private sale at Pledgee's place of business, or at any public building in The City of Los Angeles to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Pledgee may deem fair, and, to the extent permitted by applicable law, Pledgee may be the purchaser of the whole or any part of the Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or any right or equity of redemption, which right or equity is hereby waived and released. Each sale shall be made to the highest bidder, but Pledgee reserves the right to reject any and all bids at such sale which, in its sole discretion, it shall deem inadequate. Except as otherwise herein specifically provided for, demands of performance, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer of agent of Pledgee.

               (3) If, at the original time or times appointed for the sale of the whole or any part of the Collateral, either (i) the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Obligations, or (ii) if the Collateral be offered for sale in lots, if at any of such sales the highest bid for the lot offered for sale would indicate to Pledgee in its sole discretion the unlikelihood of the proceeds of the sales of the whole of the Collateral being sufficient to discharge all the Obligations, then in either such event Pledgee may, on one or more occasions, postpone any of said sales by public announcement at the time of sale. In the event of any such postponement, Pledgee shall give Pledgor notice of such postponement.

               (4) If, following an Event of Default, Pledgee, in its sole discretion, determines that it is necessary or advisable to effect a public registration of all or part of the Collateral pursuant to the Securities Act of 1933, as amended (the "Act"), then Pledgor shall use its best efforts to cause the issuer or issuers of the Pledged Shares contemplated to be sold, to execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all at Pledgor's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable judgment of Pledgee, advisable to register such shares under the provisions of the Act and to cause the registration statement relating thereto to become effective and to remain effective for a period of 9 months from the initial effective date thereof, and to make all amendments thereto or to the related prospectus or both that, in the reasonable judgment of Pledgee, are necessary or advisable, all in conformity with the requirements of the Act and the rules and regulations promulgated thereunder. Pledgor agrees to use its best efforts to cause such issuer or issuers to (i) comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction reasonably designated by Pledgee and (ii) make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Act.

               (5) All expenses incurred in complying with Section 6(d), including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for Pledgor or for the issuers of the Pledged Shares, the reasonable fees and expenses of counsel for Pledgee, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions, shall be paid by Pledgor.

               (6) If, at any time when Pledgee shall determine to exercise its right to sell the whole or any part of the Collateral hereunder, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act, Pledgee may, in its sole and absolute discretion (subject only to applicable requirements of law), sell such Collateral or part thereof by private sale in such manner and under such circumstances as Pledgee may deem necessary or advisable, but subject to the other requirements of this Section 6, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event Pledgee in its sole and absolute discretion may (a) proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act (or similar statute), (b) approach and negotiate with a single possible purchaser to effect such sale, (c) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Collateral or part thereof, and (d) require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at sale, (ii) as to the content of legends to be placed upon any certificates representing the Collateral sold in such sale, including restrictions on future transfer thereof, (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about Pledgor, any of the issuers of the Pledged Shares or Pledgee, such Person's intentions as to the holding of the Collateral so sold for investment, for its own account, and not with a view to the distribution thereof, and (iv) as to such other matters as Pledgee may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Uniform Commercial Code and other laws affecting the enforcement of creditors' rights and the Act (or similar statute) and all applicable state securities laws. Pledgor will execute and deliver such documents and take such other action as Pledgee deems necessary or advisable in order that any such sale may be made in compliance with law.

               (7) Pledgor acknowledges that: (i) any sale under the circumstances described in this Section 6 shall be deemed to have been held in a manner which is commercially reasonable, and (ii) notwithstanding the legal availability of a private sale or a sale subject to restrictions of the character described above, Pledgee may, in its sole discretion, elect to seek registration of the Collateral under the Act (or similar statute or any applicable state securities laws) in accordance with its rights under this Section 6. In the event of any such sale under the circumstances described in this Section 6, Pledgee shall incur no responsibility or liability for selling the whole or any part of the Collateral at a price which Pledgee may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sales were deferred until after registration as aforesaid. Pledgor hereby acknowledges that any sale of any of the Collateral which has not been registered under the Act may be for a price less than that which might have been obtained had the Collateral been registered under the Act.

               (8) Pledgor agrees to indemnify and hold harmless, and to use its best efforts to cause each Person that issued the securities sold pursuant to this Agreement to agree to indemnify and hold harmless, Pledgee and each Person who controls Pledgee within the meaning of either the Act or the Securities Exchange Act of 1934 against any and all losses, claims, damages or liabilities, joint or sever-
     al, to which Pledgee or such Person may become subject under the Act, the Securities Exchange Act of 1934 or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration state ment for the registration of the Collateral as originally filed or in any amendment thereof, or in any preliminary prospectus or the prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided,
                                                                  --------
     however, that Pledgor will not be liable in any such case to the extent
     -------
     that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Pledgor by or on behalf of Pledgee specifically for use in connection with the preparation thereof.

          g.   Exoneration of Pledgee.  Other than the exercise of reasonable
               ----------------------
care in the custody and preservation of the Collateral, Pledgee shall have no duty with respect thereto. Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by Pledgee in good faith.

          h.   Waiver.  No delay on Pledgee's part in exercising any power of
               ------
sale or other right hereunder, and no notice or demand which may be given to or made upon Pledgor by Pledgee with respect to any power of sale or other right hereunder, shall constitute a waiver thereof, or limit or impair Pledgee's right to take any action or to exercise any power of sale or any other right hereunder, without notice or demand, or prejudice Pledgee's rights as against Pledgor in any respect.


          i.   Assignment.  Neither party may assign its rights under this
               ----------
agreement, except that in the event of assignment by Pledgee of its rights under the Credit Agreement in accordance therewith, the party to whom such assignment is made shall be entitled to Pledgee's rights hereunder.

          j.   Termination.  At such time as (a) all Obligations have been fully
               -----------
satisfied and (b) the Credit Agreement shall have been terminated, Pledgee shall take all steps reasonably necessary to ensure the return/release of the French Shares and shall deliver to Pledgor the Collateral at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Lien hereof and all of Pledgor's obligations hereunder shall thereupon terminate. When so released, such Collateral shall be free and clear of any lien or encumbrance hereunder.

          k.   Release.  Pledgor consents and agrees that Pledgee may at any
               -------
time, or from time to time, in Pledgee's sole discretion, exchange, release and/or surrender all or any of the Collateral, or any part(s) thereof, by whomever deposited, which is now or may hereafter be held by Pledgee in connection with all or any of the Obligations; all in such manner and upon such terms as Pledgee may deem proper, and without notice to or further assent from Pledgor, it being hereby agreed that Pledgor shall be and remain bound by this Agreement, irrespective of the existence, value or condition of any Collateral and notwithstanding (i) any such exchange, release and/or surrender and/or (ii) any settlement, compromise, surrender, release, renewal or extension of any or all of the Obligations, and/or (iii) that the Obligations may at any time or from time to time exceed the aggregate principal amount outstanding pursuant to the Credit Agreement.

          l.   Expenses.  Pledgor will reimburse Pledgee for all expenses
               --------
(including reasonable expenses for legal services of every kind) of, or incidental to the preparation or enforcement of any of the provisions of, this Agreement or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement of any of the Collateral and for the care of the Collateral and defending or asserting the rights and claims of Pledgee in respect of the Collateral, by litigation or otherwise, including but not limited to expenses of insurance and the reasonable fees and expenses of counsel for Pledgee. All such expenses shall be deemed additional Obligations.

          m.   Miscellaneous.
               -------------

               (1) Pledgee may execute any of its duties hereunder by or through agents or employees. Pledgee may consult with legal counsel and any action taken or suffered in good faith in accordance with the advice of such counsel shall be full justification and protection to it.

               (2) Neither Pledgee nor any of its officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for their own gross negligence or willful misconduct and Pledgee shall not be liable for any error of judgment made by it in good faith.


               (3) This Agreement shall be binding upon Pledgor and its successors and assigns, and shall inure to the benefit of, and be enforceable by, Pledgee and its successors, transferees and assigns. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of Pledgee and Pledgor.

               (4) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

               (5) Pledgor hereby consents to the jurisdiction of any state court located within the State of California or of any federal court located within the Central District of California, and waives personal service or any and all process upon Pledgor, and consents that all such service of process be made by registered mail directed to Pledgor at the address stated in Section 9.3 of the Credit Agreement and service so made shall be deemed to be completed five (5) business Days after the same shall have been deposited in the United States mails, postage prepaid. To the extent permitted by law, Pledgor waives trial by jury and waives any objection to venue of any action instituted hereunder.

          n.   Further Assurances; Pledgee May Perform.
               ---------------------------------------

               (1) At Pledgor's expense, Pledgor will do all such acts, and will furnish to Pledgee all such financing statements, certificates and other documents and will do or cause to be done all such other things as Pledgee may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights intended to be granted to Pledgee hereunder. To the extent permitted by applicable law, Pledgor hereby authorizes Pledgee to execute and file, in the name of Pledgor or otherwise, Uniform Commercial Code financing statements (which may be photocopies of this Agreement) which Pledgee in its sole discretion may deem necessary or appropriate.

               (2) If Pledgor fails to perform any act required by this Agreement, Pledgee may perform, or cause performance of, such act, and the expenses of Pledgee incurred in connection therewith shall be governed by
     Section 12 hereof.

          o.   Notices.  Except as otherwise provided herein, any notice
               -------
required hereunder shall be governed by the provisions of Section 9.3 of the Credit Agreement

          p.   Severability.  Any provision of this Agreement which is
               ------------
prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          q.   French Shares.  Pledgee, Pledgor and RMD have entered or shall as
               -------------
soon as possible hereafter enter into the Declaration substantially in the form attached as Exhibit A (in both the English and the French languages). Pledgee agrees to maintain the Declaration in full force and effect until the termination of this Stock Pledge Agreement, and to take such steps as may be reasonably necessary to maintain the security interest in the French Shares created thereby.

          IN WITNESS WHEREOF, the parties hereto have caused this Stock Pledge Agreement to be duly executed as of the date first above written.

                              BANQUE PARIBAS



                              By:____________________________
                                 Name:
                                 Title:


                              By:____________________________
                                 Name:
                                 Title:

                              SYNBIOTICS CORPORATION


                              By:____________________________
                                 Name:
                                 Title:

                                  SCHEDULE I

                                PLEDGED SHARES
                                --------------

     None.

                             DECLARATION OF PLEDGE
                             ---------------------

              Law No. 83-1 of January 3, 1983 modified by Law No.
                      96-597 of July 2, 1996 - Article 29.
                       Decree No. 97-509 of May 21, 1997


Made in ________, on ________.


A.   PLEDGOR
     -------

Synbiotics Corporation
San Diego, California, U.S.A.


A California (U.S.A.) corporation duly incorporated and validly existing under the laws of California, represented by Michael K. Green, Chief Financial Officer, duly authorized for the purpose hereof,

Hereinafter designated as the "PLEDGOR".

B.   ISSUING COMPANY
     ---------------

R.M. - Diagnostics S.A.S.

Registered Office [_].

A French Company incorporated with the Companies Register of [_] under n. [_], represented by _________, [title], duly authorized for the purpose hereof,

Hereinafter designated as the "ISSUER".

C.   BENEFICIARY OF THE PLEDGE
     -------------------------

Banque Paribas
Los Angeles, California, U.S.A.

represented by Lynne Lueders, Vice President, duly authorized for the purposes hereof,

Hereinafter designated as the "BENEFICIARY".

 D.  PLEDGE AGREEMENT
     ----------------

The parties declare that this Declaration of Pledge has been executed pursuant to Section 17 of the Pledge Agreement dated July __, 1997, entered into between the PLEDGOR and the BENEFICIARY (The "PLEDGE AGREEMENT"). The pledge created under the terms and conditions of the PLEDGE AGREEMENT is hereinafter referred to as the "PLEDGE".

E.   PLEDGED ACCOUNT - PLEDGED SECURITIES
     ------------------------------------

5.1  The references of the pledged account are the following:

     Account, No. __________ registered in the name of the PLEDGOR with the ISSUER'S share transfer register. [Identify the ACCOUNT HOLDER (e.g. a French Public Notary) to hold the ISSUER's share transfer register].

5.1.1     The pledged securities are:

     (1)  The ordinary shares of the ISSUER, with a nominal value of FF_____.

          Number:  __________

          Form:  ____________

          These _____ shares are hereinafter referred to as the "PLEDGED
          SHARES".

     and

     (2) all the following sums and titles:  [_]

F.   RIGHTS AND DIVIDENDS
     --------------------

The rights and dividends relating the PLEDGE SHARES are exercised in accordance with Section 4 of the PLEDGE AGREEMENT.

G.   LIEN
     ----

The BENEFICIARY has a right to hold all the shares registered on the pledge account.

H.   SECURED OBLIGATIONS
     -------------------

     The payment of certain loans and the payment or performance of the other obligations (the "Obligations") as set forth in the Credit Agreement, dated as of July __, 1997, among the Pledgor, the banks named therein and the Beneficiary (the "Credit Agreement").

I.   EXECUTION
     ---------

If an Event of Default shall occur pursuant to and as defined in the Credit Agreement, the Beneficiary shall have the rights and remedies set forth in
Section 6 of the PLEDGE AGREEMENT.

J.   TERMINATION
     -----------

At such time as (a) all Obligations have been fully satisfied and (b) the Credit Agreement shall have been terminated, the Beneficiary shall cause the security interest granted hereby and by the PLEDGE AGREEMENT to terminate, and the Pledgor and the Beneficiary shall give joint and common instructions in writing to the Account Holder to release the Pledged Shares.


_____________________________
The BENEFICIARY OF THE PLEDGE



_____________________________
The PLEDGOR/1/


____________________

/1/ Handwrite: "account No. __________ registered with the ISSUER and comprising ________ actions is validly pledged in favour of the Beneficiary".

                                   EXHIBIT D

                        FORM OF LEASEHOLD DEED OF TRUST
                        -------------------------------

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Los Angeles, California 90071
Attention:  John E. Mendez, Esq.

                                               [Space above for Recorder's use ]
                                                  [San Diego County, California]


                      LEASEHOLD DEED OF TRUST, ASSIGNMENT
                         OF LEASES AND RENTS, SECURITY
                          AGREEMENT AND FIXTURE FILING
                          ----------------------------


          THIS LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING, is made as of July __, 1997, (the "Deed of
                                                                 -------
Trust"), by SYNBIOTICS CORPORATION, a California corporation, as trustor ("Trustor"), having its principal address at 11011 Via Frontera, San Diego,
---------
California 92127, STEWART TITLE OF CALIFORNIA, INC., SAN DIEGO DIVISION, as trustee ("Trustee"), whose address is 7676 Hazard Center Drive, San Diego,
          -------
California 92108, for the benefit of BANQUE PARIBAS, LOS ANGELES AGENCY, having its principal address at 2029 Century Park East, Suite 3900, Los Angeles, California 90067, Attention: Ms. Lynne Lueders, as Agent and secured party ("Beneficiary") for the benefit of the Banks under, and any other banks from
-------------
time to time party to, the Credit Agreement (as hereinafter defined)(such Banks, the Beneficiary and other banks made a party to the Credit Agreement, if any, are hereinafter collectively referred to as the "Bank Creditors"). Capitalized
                                                 --------------
terms used but not otherwise defined herein shall have the meanings provided for such terms in that certain Credit Agreement, dated as of July __, 1997, by and among the Trustor, the Banks and Beneficiary, as Agent (as amended, modified or supplemented from time to time, the "Credit Agreement").
                                     ----------------

                             W I T N E S S E T H :
                             - - - - - - - - - -

          THIS DEED OF TRUST is executed, acknowledged and delivered by Trustor to secure and enforce the following obligations (herein called the "Obligations"):
 -----------

          (A) the payment and/or performance when due of (i) principal of and interest on the Notes issued, and Loans made, under the Credit Agreement (ii) reimbursement obligations in respect of any Letters of Credit, (iii) the Fees and (iv) all other obligations and indebtedness (including, without limitation, indemnities, fees and interest thereon) of the Trustor to the Bank Creditors now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the due performance and compliance by the Trustor with all of the terms, conditions and agreements contained in the Credit Agreement (all such principal, interest, obligations and liabilities being herein collectively called the "Credit Agreement Obligations");
                              -----------------------------

          (B) the payment when due of any and all sums advanced by the Beneficiary in order to preserve the Property or preserve its security interest in the Property;

          (C) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Trustor referred to in clause (A), after an Event of Default shall have occurred and be continuing, reimbursement of the reasonable expenses of foreclosing, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Property, or of any exercise by the Beneficiary or any Bank Creditor of its rights hereunder, together with reasonable attorneys' fees, court costs and disbursements;

          (D) all renewals, extensions, amendments and all amounts paid by any Bank Creditor as to which such Bank Creditor has the right to reimbursement under this Deed of Trust; and

          (E) all renewals, extensions, amendments and changes of, or substitutions or replacements for, all or any part of the items described above.

          NOW, THEREFORE, with reference to the foregoing recitals, in reliance thereon and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

                                GRANTING CLAUSES
                                ----------------

               TRUSTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY GRANTS, CONVEYS, ASSIGNS AND TRANSFERS:

               (A) To Trustee, IN TRUST, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, all of its present and future right, title and interest in and to that certain leasehold estate (the "Leasehold") created pursuant to
                                                ----------
     that certain lease, dated as of [____________], by and between [_________], as landlord, and the Trustor, as tenant (such lease together with any amendments, modifications, extensions, renewals or substitutions therefor is referred to herein as the "Lease", a true and
                                                          -----
     correct copy of which is attached hereto as Exhibit "A" and made a part
                                                 -----------
     hereof), and affecting that certain real property commonly known as [___________________________] and more particularly described in Exhibit
                                                                       -------
     "B" attached hereto and made a part hereof (the "Land"), together with all
     ---                                              ----
     right, title and interest that Trustor now has or may hereafter acquire in (to the extent assignable for security interest purposes):

               (1) all fixtures now or hereafter affixed to the Land, including any and all buildings, constructions and improvements now or hereafter erected upon the Land (the "Improvements", the Land and the
                                      ------------
          Improvements being hereinafter collectively called the "Premises"),
                                                                  --------
          together with all machinery, apparatus, equipment, fittings, fixtures, materials and supplies and all other property of every kind and nature whatsoever owned by Trustor, or in which Trustor has or shall have an interest, now or hereafter located, placed, attached, affixed or installed upon or in the Premises, or appurtenances thereto, and used or usable in connection with the present or future operation or occupancy of the Premises (collectively, "Equipment");
                                                    ---------

               (2) all deposits made with or other security given to utility companies by Trustor with respect to the Premises, and all advance payments of insurance premiums made by Trustor with respect thereto and all claims or demands relating to such deposits, other security and/or such insurance;

               (3) all present and future options of any kind (including, without limitation, any rights or options to extend the term of the Lease or expand the premises leased thereunder), rights of first refusal, privileges and other benefits of Trustor under the Lease;

               (4) all assignments, subleases and other agreements affecting the use or occupancy of the Premises or any portion thereof now or hereafter existing or entered into by Trustor (collectively, the "Subleases"), and all rents, additional rents, issues, profits,
          ----------
          royalties, revenue, income, proceeds and other benefits presently or in the future derived therefrom or otherwise from the Premises (collectively, the "Rents"); subject, however, to the right, power and
                              -----
          authority hereinafter conferred upon Beneficiary or reserved to Trustor to collect or apply such rents, additional rents, issues, profits, royalties, revenue, income, proceeds and other benefits;

               (5) all operating, management, franchise and use agreements, licenses or contracts relating to the development, operation or use of the Premises or any portion thereof, together with all permits, authorizations or certificates required or used in connection with the ownership of, or the operation or maintenance of the Premises to the fullest extent Trustor can grant, convey, assign and transfer such agreements, licenses or contracts;


               (6) all easements, estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises or any portion thereof;

               (7) all estate, interest, right, title, claim or demand, including claims or demands with respect to the proceeds of and any unearned premiums on any insurance policies covering the Premises or the Equipment, which Trustor now has or may hereafter acquire to the extent granted to Beneficiary in Section 1.10, and to the extent granted in Section 1.16 herein, any and all awards made for the taking by eminent domain or condemnation, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Property, including without limitation, any awards resulting from a change of grade of streets or for severance damages;

               (8) all governmental permits relating to construction, all names under or by which the Premises may at any time be operated or known (registered or unregistered, and without representation or warranty) for use, however, solely in connection with the Premises to the fullest extent Trustor can grant, convey, assign and transfer the same; and all rights to carry on business under any such names or any variant thereof, and, all trademarks, names, patents pending and goodwill to the fullest extent Trustor can grant, convey, assign and transfer the same;

               (9) all estate, right, title, claim or demand whatsoever of Trustor, either in law or in equity, in possession, reversion, remainder or expectancy, in and to the Premises or any other property described in the other paragraphs of these Granting Clauses;

               (10) all proceeds and avails of the conversion, voluntarily or involuntarily, of any of the foregoing into cash or liquidated claims, including, but not limited to, condemnation awards (subject to provisions of Section 1.16 herein) and proceeds of insurance (subject to the provisions of Section 1.10 herein), of any causes of action (whether arising in tort, contract, fraud or concealment of a material fact) for any damage or injury to any of the foregoing, or of any conveyance of the Premises or any part thereof; and

               (11) the right, in the name and on behalf of Trustor to appear in and defend any action or proceeding with respect to the Premises or any other property described in the other paragraphs of these Granting Clauses, and to commence any action or proceeding to protect the interests of Beneficiary therein.

               All of the property conveyed or intended to be conveyed to Trustee in Paragraph (A), and (1) through (11) above, is hereinafter referred to as the "Real Property."
                         -------------

               (B) To Beneficiary, as secured party, to the extent of Trustor's interest therein, a security interest in any portion of the Real Property which may be construed to be personal property and, to the extent of Trustor's right, title and interest therein, in all other personal property of every kind and description, whether now existing or hereafter acquired, now or at any time hereafter attached to, erected upon, situated in or upon, forming a part of, appurtenant to, used or useful in the construction or operation of or in connection with, or arising from the use or enjoyment of all or any portion of, or from any lease or agreement pertaining to, the Real Property, including Trustor's right, title and interest in and to the following (to the extent assignable for security interest purposes):

               (1) all equipment, machinery, fixtures, goods, inventory, accounts (including, without limitation, accounts with financial institutions and accounts receivable), general intangibles, documents, instruments and chattel paper, and all other personal property of every kind and description;


                    all substitutions and replacements of, and accessions and additions to, any of the foregoing; and


                    all proceeds of any of the foregoing, including, without limitation, proceeds of any voluntary or involuntary disposition or claim respecting any part thereof (pursuant to judgment, condemnation award or otherwise) and all goods, documents, general intangibles, chattel paper and accounts, wherever located, acquired with cash proceeds of any of the foregoing or proceeds thereof.


               All of the property conveyed or intended to be conveyed to Beneficiary in Paragraph (B), and (1) through

     (3) above, is hereinafter referred to as the "Personal Property."
                                                   -----------------

               All of the Real Property and the Personal Property is referred to herein collectively as the "Property."
                                 --------


               AND TRUSTOR COVENANTS AND AGREES WITH BENEFICIARY AS FOLLOWS:

                                   ARTICLE 1
                     REPRESENTATIONS, WARRANTIES, COVENANTS
                         AND AGREEMENTS OF THE TRUSTOR

               1.01  Title to the Property.  Trustor represents and warrants
                     ---------------------
     that it holds good and valid right, title and interest in and to the Leasehold; (ii) that this Deed of Trust is a valid first Lien upon the Property, and that Trustor has not created any other Lien upon the Property which will remain undischarged after recording of this Deed of Trust, other than those Liens permitted under Section 6.3 of the Credit Agreement; (iii) that Trustor has full power and lawful authority to encumber the Property in the manner set forth herein; and (iv) that, to the best of Trustor's actual knowledge, there are no defenses or offsets to this Deed of Trust or to the Obligations which it secures. Except for those Liens permitted under Section 6.3 of the Credit Agreement, Trustor shall not, directly or indirectly, create or suffer to be created any Lien upon any portion of the Property. Trustor shall preserve such title and the validity and priority of the Lien hereof and shall forever warrant and defend the same to Beneficiary against the claims of all Persons and parties whatsoever.

               1.02   Leasehold.
                      ---------

               (a) The provisions contained in this Deed of Trust shall be deemed to be obligations of Trustor in addition to Trustor's obligations as tenant with respect to similar matters under which Trustor is obligated under the Lease and shall not restrict or limit Trustor's duties and obligations to keep and perform promptly all of its covenants, agreements and obligations as tenant under the Lease.

               (b) Trustor shall at all times fully perform and comply with all the agreements, covenants, terms and conditions imposed upon the tenant under the Lease, and if Trustor shall fail so to do (beyond any applicable notice and cure period), and if Beneficiary's Lien on Trustor's leasehold interest under the Lease shall be materially adversely affected, Beneficiary may (but shall not be obligated to), and is hereby appointed by Trustor as

     Trustor's true and lawful attorney in fact, which appointment is coupled with an interest, to take any action Beneficiary reasonably deems necessary or desirable to prevent or cure any default thereunder, including, without limitation, performance of any of the tenant's covenants or obligations under the Lease. Upon Beneficiary's request, Trustor will submit satisfactory evidence of payment of all of its monetary obligations under the Lease (including, without limitation, rents, taxes, assessments, insurance premiums and operating expenses), and a statement of any such payments which Trustor is contesting or arbitrating pursuant to the terms of the Lease.

               (c) Trustor shall promptly (i) notify Beneficiary in writing of the receipt by it of any notice of default, including, without limitation, any notice to quit or notice to pay, from the landlord or its agent under the Lease; (ii) notify Beneficiary in writing of the receipt by it of any notice under the Lease of the termination of the Lease; (iii) cause a copy of each such notice received by Trustor from the landlord under the Lease to be delivered to Beneficiary; and (iv) cause a copy of any notice of election or the exercise of any rights of option, purchase or renewal under the Lease sent by Trustor to the landlord under the Lease, to be delivered to Beneficiary. Upon receipt by Beneficiary of any written notice of a monetary default by Trustor under the Lease or any other party as tenant thereunder, Beneficiary may rely thereon and immediately take such action as aforesaid to cure such default. Ten (10) days after receipt by Beneficiary of any written notice of a non-monetary default by Trustor under the Lease or any other party as tenant thereunder, Beneficiary may rely thereon and immediately take such action as aforesaid to cure such default. Beneficiary may pay and expend such sums of money as Beneficiary in its reasonable discretion deems necessary for such purpose, and Trustor hereby agrees to pay to Beneficiary, on demand, all such sums so paid and expended by Beneficiary, and any failure by Trustor to so reimburse Beneficiary within ten (10) days after receipt of written demand shall constitute an Event of Default hereunder. All sums so paid and expended by Beneficiary, and the interest thereon, shall be added to and be secured by the Lien of this Deed of Trust.

               (d) Except as otherwise permitted under the Credit Agreement, without obtaining the prior written consent of the Beneficiary (which consent shall not be unreasonably withheld or delayed), Trustor shall not surrender its leasehold estate and its interest created under the Lease, nor modify, terminate or cancel the Lease. Any attempted surrender, modification, termination or cancellation of the Lease by Trustor without Beneficiary's prior written consent shall be null and void.

               (e) If the Lease is cancelled or terminated, and Beneficiary or its nominee shall acquire an interest in any new lease of the property demised thereby, Trustor shall have no right, title or interest in or to the new lease or to the leasehold estate created by such new lease.

               (f) Except as otherwise permitted under the Credit Agreement, without obtaining the prior written consent of the Beneficiary (which consent shall not be unreasonably withheld or delayed), Trustor shall not enter into any sublease under the Lease or assign, directly or indirectly, any interest in the Lease.

               (g) Except as required under the Lease and permitted under the Credit Agreement, without obtaining the prior written consent of the Beneficiary (which consent shall not be unreasonably withheld or delayed), Trustor shall not consent to the subordination of the Lease to any lien on the fee estate of the landlord under the Lease.

               (h) No release or forbearance of any of Trustor's obligations under the Lease, pursuant to such Lease or otherwise, including, without limitation, Trustor's obligations with respect to the payment of rent as provided for in the Lease and the performance of all the terms, provisions, covenants, conditions and agreements contained in the Lease to be kept, performed or complied with by tenant therein, shall release Trustor from any of Trustor's obligations under this Deed of Trust. The Lien of this Deed of Trust attaches to all of Trustor's rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, including, without limitation, all of Trustor's rights to remain in possession of the Property.

               (i) Trustor hereby unconditionally assigns, transfers and sets over to Beneficiary all of Trustor's claims and rights to the payment of damages arising from any rejection by the landlord of the Lease under the Bankruptcy Code. Beneficiary shall have the right to proceed in its own name or in the name of Trustor with respect to any claim, suit, action or proceeding relating to the rejection of the Lease, including, without limitation, the right to file and prosecute, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in which landlord is debtor under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the Obligations shall have been satisfied and discharged in full. Any amounts received by Beneficiary as damages arising out of the rejection of the Lease as aforesaid shall be applied first to all reasonable costs and expenses of Beneficiary (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred in connection with the exercise of any of its rights or remedies hereunder and then to reduce the unpaid Obligations in such order as Beneficiary may determine in its sole and absolute discretion.

               (j) Without obtaining the prior written consent of the Beneficiary, the Lease and the leasehold estate therein contained shall not merge but shall always remain separate and distinct, notwithstanding the union of the fee title and the leasehold estate by purchase or otherwise, in landlord or tenant thereunder, or in any other party. In the event Trustor acquires the fee title or any other estate, title or interest in the Property, directly or indirectly, or any part thereof, the Lien of this Deed of Trust, without further act, deed, conveyance or deed of trust on behalf of Trustor shall attach to, cover and be a Lien upon such acquired estate, title or interest and such interest shall thereupon be and become a part of the security encumbered by this Deed of Trust with the same force and effect as if specifically encumbered in this Deed of Trust and in the event thereof, upon request of Beneficiary without cost or expense to Beneficiary, Trustor will execute, acknowledge and deliver all such further acts, conveyances, deeds, deeds of trust, and assurances as Beneficiary shall reasonably require to ratify and confirm Beneficiary's Lien on the acquired estate, title or interest.

               (k) If there shall be filed by or against Trustor a petition under the Bankruptcy Code, Trustor, as tenant under the Lease, or any trustee appointed by the Bankruptcy Court in such proceedings, shall immediately (but in no event later than three (3) weeks after the filing of such petition) notify Beneficiary in writing of Trustor's or the trustee's intent, as the case may be, to assume or reject the Lease pursuant to
     Section 365(a) of the Bankruptcy Code. If the intent of Trustor or such trustee is to reject the Lease or if such notice is for any reason not so given to Beneficiary or if it reasonably appears to Beneficiary that Trustor or the trustee does not intend to assume the Lease, then at any time thereafter Beneficiary shall have the right, but not the obligation, to serve upon Trustor or such trustee a notice stating that (i) Beneficiary demands that Trustor or trustee assume and assign such Lease to Beneficiary or Beneficiary's nominee pursuant to Section 365 of the Bankruptcy Code and
     (ii) Beneficiary covenants to cure or provide adequate assurance of prompt cure of all defaults and provide directly or through its nominee adequate assurance of future performance under such Lease. If Beneficiary serves upon Trustor or such trustee the notice described in the preceding sentence, Trustor or such trustee shall not seek to reject such Lease but shall forthwith (and in all events before the expiration of all applicable time periods for such assumption and assignment) seek authorization from the Bankruptcy Court to assume and assign such Lease to Beneficiary (subject to any higher or better offer therefor, as approved by the Bankruptcy Court) subject to the performance by Beneficiary of the covenant provided for in clause (ii) of the preceding sentence. Trustor agrees that Beneficiary may at any time apply to the Bankruptcy Court for a reasonable extension of any time period for the assumption of such Lease by Trustor and that the protection of Beneficiary's Lien in such Lease shall be deemed sufficient cause for such extension and Trustor shall not oppose any application by Beneficiary for such reasonable extension. If any petition, action, proceeding, motion or notice shall be commenced or filed in respect of the landlord of the leasehold estate under the Lease in connection with any case commenced or filed under the Bankruptcy Code, Beneficiary shall have the option, exercisable upon notice from Beneficiary to Trustor, to conduct with Trustor, and to control any such litigation with counsel of Beneficiary's choice. Beneficiary may proceed in its own name or in the name of Trustor in connection with any such litigation, and Trustor agrees to execute any and all powers, authorizations, consents or other documents reasonably required by Beneficiary in connection therewith. Trustor shall, upon demand, pay to Beneficiary all reasonable costs and expenses (including reasonable attorneys' fees) paid or incurred by Beneficiary in connection with the prosecution or conduct of any such proceedings. Any such reasonable costs or expenses not paid by Trustor as aforesaid shall be secured by the lien of this Deed of Trust and shall be added to the principal amount of the Obligations secured hereby. Trustor shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Lease in any such case without the prior written consent of Beneficiary.

               (l) Trustor will use its best efforts to obtain and deliver to Beneficiary within thirty (30) Business Days after written request by Beneficiary, an estoppel certificate from any landlord under the Lease setting forth (i) the name of the tenant thereunder, (ii) that such Lease has not been modified or, if either has been modified, the date of each modification (together with copies of each such modification), (iii) the rent payable under the Lease, (iv) the date to which all rental charges have been paid by tenant under the Lease, (v) whether there are any alleged defaults by tenant under the Lease and, if so, setting forth the nature thereof in reasonable detail, and (vi) as to such other matters as Beneficiary may reasonably request. Trustor shall also use its best efforts to obtain and deliver to Beneficiary a Non-Disturbance and Attornment Agreement, in form and substance reasonably satisfactory to

     Beneficiary, from each and every party holding a lien on the Property, including, without limitation, any deed of trust secured by a fee interest in the Land.

               (m) Trustor shall obtain an American Land Title Association lender's policy of title insurance in favor of Beneficiary, with those endorsements reasonably requested by Beneficiary.

               (n) Trustor represents and warrants to Beneficiary that as of the date hereof, to the best of Trustor's actual knowledge, no default under the Lease has occurred and is continuing, and such Lease is valid and subsisting for the term set forth therein.

               1.03  Deed of Trust Authorized.  The execution and delivery of
                     ------------------------
     this Deed of Trust has been duly authorized by Trustor, and there is no provision in the charter or bylaws of Trustor requiring further consent for such action by any other Person. Trustor is duly organized and validly existing under the laws of the State of California, and has all necessary material licenses, authorizations, registrations, permits and/or approvals and full power and authority to own its properties and carry on its business as presently conducted, and the execution and delivery by it of, and performance by it of its obligations under this Deed of Trust will not result in Trustor being in default under any provision of its charter or bylaws or of any other material agreement to which Trustor is a party or which materially affects the Property or any material part thereof or any other property of Trustor.

               1.04  Operation of the Property.  Trustor has, and with respect
                     -------------------------
     to the construction of any new buildings or structures upon the Premises during the term hereof will obtain, all necessary and material certificates, licenses, authorizations, registrations, permits and/or approvals necessary for the ownership, operation and management of the Property, including, without limitation, all required environmental permits, all of which, with respect to Improvements existing as of the date hereof, are, to the best of Trustor's knowledge, in full force and effect and not subject to any revocation, undisclosed amendment, release, suspension, forfeiture or the like. The present and contemplated use and occupancy of the Property does not conflict with or violate any such material certificate, license, authorization, registration, permit or approval. Trustor will promptly deliver to Beneficiary, at its reasonable request, true copies of all such material certificates, licenses, authorizations, registrations, permits and approvals.

               1.05  Agreements.  Except as permitted hereunder and under the
                     ----------
     Credit Agreement, and except for any prior encumbrance which has been or will be discharged upon recordation of this Deed of Trust, Trustor has not entered into any contract or other agreement providing for the transfer, conveyance or encumbrance of the Property or any part thereof or interest therein.

               1.06  Payment and Performance of Obligations.  Trustor shall pay
                     --------------------------------------
     all of the Obligations when due and without offset or counterclaim. Trustor shall observe and comply in all material respects with all of the terms, provisions, conditions, covenants and agreements to be observed and performed by it under this Deed of Trust.

               1.07  Maintenance, Repair, Alterations, Etc.  Trustor shall: (a)
                     -------------------------------------
     to the extent the Trustor is obligated to do so under the Lease, keep and maintain the Property in good condition and repair (subject to Trustor's maintenance and repair obligations under the Lease); (b) not construct any new Improvements or remove, demolish, change or alter any of the existing Improvements if such construction, removal, demolition, change or alteration would materially adversely affect Beneficiary's Lien or security interest hereunder; (c) subject to Sections 1.10 and 1.16 below, to the extent Trustor is obligated to do so under the Lease, promptly restore any Improvement which may be materially damaged or destroyed so that the same shall be at least equal to its value, condition, character, bulk, floor area and height immediately prior to the damage or destruction, and promptly pay when due all claims for labor performed and materials furnished therefor; (d) to the extent the Trustor is obligated to do so under the Lease, comply in all material respects with all laws, ordinances, regulations, covenants, conditions and restrictions now or hereafter affecting the Property or any part thereof or the use thereof or requiring any alterations or improvements; (e) not commit or permit any waste or deterioration (usual wear and tear excepted) of the Property; (f) to the extent the Trustor is obligated to do so under the Lease, keep and maintain the grounds, sidewalks, parking and landscape areas which are part of the Premises in good and neat order and repair; (g) comply in all material respects with the provisions of the Lease; and (h) not commit, suffer or permit any act to be done in or upon the Property in material violation of any law, ordinance, regulation, covenant, condition or restriction now or hereafter affecting the Property or any parts thereof or the use thereof.

               1.08  Required Insurance.
                     ------------------

               Trustor shall at its expense, at all times, maintain and keep in full force and effect policies of insurance as required to be maintained by the tenant under the Lease, the Credit Agreement or any documents delivered pursuant thereto.

               1.09  Policy Provisions, Etc.
                     ----------------------

               (a) Each policy of insurance maintained by Trustor pursuant to
     Section 1.08 shall (1) provide for the benefit of the Bank Creditors that 30 days' (10 days for non-payment) prior written notice of suspension, cancellation, termination, modification, non-renewal or lapse or material change of coverage shall be given to the Beneficiary; (2) name the Beneficiary for the benefit of the Bank Creditors as the loss payee (except for (i) instances where the landlord under the Lease has required that it be named a loss payee and (ii) errors and omissions insurance and other third party liability insurance); and (3) to the extent that neither the Beneficiary nor the Bank Creditors shall be liable for premiums or calls, name the Beneficiary for the benefit of the Banks as an additional insured.

               (b) Trustor shall pay as and when the same become due and payable the premiums for all insurance policies that Trustor is required to maintain hereunder, and all such policies shall be non-assessable. Trustor will deliver to Beneficiary concurrently herewith certificates setting forth in reasonable detail the terms (including, without limitation, any applicable notice requirements) of all insurance policies that Trustor is required to maintain hereunder. Trustor shall also provide to Beneficiary, upon Beneficiary's reasonable request, copies of such policies certified by the insurance companies issuing them. Trustor will deliver to Beneficiary, concurrently with each change in any such insurance policy relating to Trustor, a certificate with respect to such changed insurance policy certified by Trustor, in the same form and containing the same information as the certificates required to be delivered by Trustor pursuant to the first sentence of this subparagraph.

               (c) Not later than thirty (30) days prior to the expiration, termination or cancellation of any insurance policy which Trustor is required to maintain hereunder, Trustor shall obtain a replacement policy or policies (or a binding commitment for such replacement policy or policies), which shall be effective no later than the date of the expiration, termination or cancellation of the previous policy, and shall deliver to Beneficiary a certificate and a true and complete copy of such policy or policies which comply with the requirements of Sections 1.08 and 1.09(a), or a copy of the binding commitment for such policy or policies. Upon Beneficiary's reasonable request, Trustor shall also provide to Beneficiary originals of such policies or copies thereof certified by the insurance companies issuing them.

               (d) Upon Beneficiary's reasonable request and within thirty (30) days following the end of each policy period, and concurrently with the delivery of each replacement policy pursuant to Section 1.09(c), Trustor will deliver to Beneficiary a report or reports by Trustor setting forth the particulars as to all insurance obtained by Trustor pursuant to Section
     1.08 or Section 1.09 then in effect and stating that all premiums then due thereon have been paid to the applicable insurers, and that the same are in full force and effect.

               (e) From time to time, upon the occurrence of any material change in the use or operation of the Property, or in the availability of insurance required hereunder in the area in which the Property is located, Trustor will give Beneficiary prompt notice of such change. Trustor will not take out separate or additional insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Deed of Trust unless such insurance complies with this
     Section 1.09.

               1.10 Insurance Proceeds.
                    ------------------

               (a) Trustor shall give prompt written notice to Beneficiary of the occurrence of any material damage to or destruction of the Property, whether or not covered by insurance.

               (b) In the event of any damage to or destruction of the Property or any part thereof, all proceeds of insurance shall be payable to Beneficiary (except that if the proceeds for the loss are less than $50,000, such proceeds shall be payable directly to Trustor). Following and during the continuation of an Event of Default hereunder, Trustor hereby authorizes and empowers Beneficiary, at Beneficiary's option and in Beneficiary's reasonable discretion as attorney-in-fact for Trustor, to make proof of loss, adjust and compromise any claim in excess of $50,000 under any policy of insurance in effect with respect to the Property, appear in and prosecute any action arising from such insurance policies, collect and receive insurance proceeds and deduct therefrom Beneficiary's reasonable expenses incurred in the collection of such proceeds.

               (c) In the event of any damage to or destruction of the Premises or any part thereof, Beneficiary shall hold the balance of all insurance proceeds received (after deducting expenses) pursuant to Section 1.10(b) above, to be used to pay or reimburse Trustor in accordance with normal construction loan funding procedures for the costs of reconstructing of the Premises if the following conditions are satisfied within ninety (90) days from the date of the damage or destruction:

                    (i) Trustor satisfies Beneficiary that after such reconstruction is completed, the value of the Premises, as mutually determined by Trustor and Beneficiary, will not be less than the appraised value of the same immediately prior to the damage or destruction;

                    (ii) in Beneficiary's reasonable judgment, the amount of such proceeds is sufficient to pay all costs of such reconstruction;

                    (iii) Trustor has delivered to Beneficiary (A) a construction contract for the work of reconstruction in form and content reasonably acceptable to Beneficiary with a contractor reasonably acceptable to Beneficiary, (B) a copy of each permit and approval required by law in connection with the reconstruction, and (C) a surety bond for or guaranty to Beneficiary of payment for and completion of the reconstruction, in form and substance reasonably satisfactory to Beneficiary, in an amount no less than the estimated costs of the reconstruction under the construction contract; and

                    (iv) no Default or Event of Default has occurred and is continuing hereunder or under the Credit Agreement.

Except as otherwise provided in the Lease, if the insurance proceeds are held by Beneficiary to be used to pay or reimburse Trustor for the cost of reconstruction of the Premises, the Premises shall be promptly and diligently restored by Trustor to the equivalent of their condition immediately prior to the casualty in accordance with plans and specifications approved by Beneficiary or to such other condition as Beneficiary may approve in writing, and disbursements of such proceeds shall be in accordance with disbursement procedures acceptable to Beneficiary.

               (d) Any insurance proceeds not required to reconstruct the Premises or to satisfy the conditions set forth in clauses (i) through (iv) of Section 1.10(c) above shall be applied in the manner set forth in
     Section 4.03 hereof as if the same were proceeds of sale; provided,
                                                               --------
     however, that if after applying the insurance proceeds as set forth above
     -------
     Beneficiary determines that the remaining security is inadequate to secure the remaining Obligations, Trustor shall, immediately upon demand from Beneficiary, repay the principal of the Notes and Loans by an amount that will reduce the Obligations to a balance for which the

     Beneficiary's Lien and the Security Documents as a whole are adequate.

               (e) Provided that no Default or Event of Default has occurred and is continuing, in the event that there is damage or destruction to the Property, Trustor shall be entitled to receive all such proceeds and to apply such proceeds to the payment of the costs and expenses of repairing, restoring and operating the Property.

               (f) In the event of the foreclosure of this Deed of Trust pursuant to Section 4.01 or other transfer of the title to the Property in extinguishment, in whole or in part, of the Obligations secured hereby, all right, title and interest of Trustor in and to any insurance policy then in force or any proceeds thereof or any rights thereunder, shall pass to the purchaser or grantee at any foreclosure sale notwithstanding the amount of any bid at such foreclosure sale.

               1.11  Indemnification; Subrogation; Waivers.
                     -------------------------------------

               (a) The Trustor agrees to indemnify, defend, reimburse and hold the Beneficiary, and each of the Bank Creditors and their respective successors, assigns, officers, employees, agents, attorneys and servants (hereinafter in this Section 1.11 referred to individually as "Indemnitee"
                                                                    ----------
     and collectively as "Indemnitees") harmless from any and all liabilities,
                          -----------
     obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements (including reasonable attorneys' fees, charges and disbursements) (for the purposes of this Section 1.11 the foregoing are collectively called "expenses") of whatsoever kind or nature
                                        --------
     which may be imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Deed of Trust, any other document or the documents executed in connection herewith and therewith (other than the Environmental Indemnity Agreement) or in any other way connected with the administration of the transactions contemplated hereby and thereby or the enforcement of any of the terms of or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition or use of the Property (including, without limitation, latent or other defects, whether or not discoverable), the Trustor's violation of the laws of any country, state or other governmental body or unit, any tort relating to or arising out of Trustor's interest in the Property (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or for property damage) or any contract claim relating to or arising out of the Property. The indemnification contained in this Section 1.11 shall not be applicable to any liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses, or disbursements of any kind whatsoever, arising out of or resulting from the gross negligence or willful misconduct of the Indemnitees.

               (b) Without limiting the application of Section 1.11(a), Trustor agrees to pay, indemnify, defend and hold each Indemnitee harmless from and against any expenses which such Indemnitee may suffer, reasonably expend or reasonably incur in consequence of or growing out of any misrepresentation by Trustor in this Deed of Trust, the Credit Agreement, or in any statement or writing contemplated by or made or delivered by Trustor pursuant to or in connection with this Deed of Trust or the Credit Agreement.

               (c) Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement pursuant to this Deed of Trust or the Credit Agreement (other than amounts as to which such Indemnitee has the right to reimbursement pursuant to the Environmental Indemnity Agreement) shall constitute Obligations secured under this Deed of Trust. The indemnity obligations of Trustor contained in this Section 1.11 shall continue in full force and effect notwithstanding the full payment of all Obligations and notwithstanding the discharge thereof.

               (d) Except for any loss or damages arising out of or resulting from the gross negligence or willful misconduct of any Indemnitees, Trustor waives any and all right to claim or recover against Indemnitees for loss or damage to Trustor, the Property, Trustor's property or the property of others under Trustor's control from any cause insured against or required to be insured against by the provisions of this Deed of Trust.

               (e) All sums payable by Trustor under this Deed of Trust shall be paid without counterclaim, setoff, or deduction and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Trustor hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Property or any part thereof (except that any award or settlement applied by Beneficiary shall be credited against the Obligations); (ii) any restriction or prevention of or interference with any use of the Property or any part thereof; (iii) any title defect or encumbrance or any eviction from the Property or any part thereof by title paramount or otherwise (except that the proceeds of any title insurance policy applied by Beneficiary shall be credited against the Obligations); (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Beneficiary, any of the Bank Creditors or Trustor, or any action taken with respect to this Deed of Trust by any trustee or receiver of Beneficiary, any of the Bank Creditors or Trustor; or (v) any claim which Trustor has or might have against Beneficiary, or any of the Bank Creditors. Trustor waives to the extent permissible by law all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any of the Obligations.

               1.12  Impositions.
                     -----------

               (a) To the extent the Trustor is obligated to do so under the Lease or as a matter of law, and subject to Trustor's rights to contest payment of taxes and assessments, Trustor will pay when due all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including, without limitation, public, governmental or non-governmental levies, assessments or charges, such as assessments on appurtenant water stock, maintenance charges, owner association dues or charges and fees, levies or charges resulting from covenants, conditions and restrictions affecting the Property, which are assessed or imposed upon any of the Property, or arising in respect of the operation, occupancy, use or possession thereof (all of which taxes, assessments and other public, governmental or nongovernmental charges of like or different nature are hereinafter referred to as "Impositions"); provided, however, that if, by law, any such
                     -----------
     Imposition is payable, or may at the option of the payer be paid, in installments, Trustor may pay the same together with any accrued interest on the unpaid balance of such Imposition in installments as the same may become due.

               (b) If under the provisions of any law or ordinance now or hereafter in effect there shall be assessed or imposed: (i) a tax or assessment on the Property in lieu of or in addition to the Impositions payable by Trustor pursuant to subparagraph (a) hereof, or (ii) a license fee, tax or assessment imposed on Beneficiary and measured by or based in whole or in part upon the amount of the outstanding Obligations, then all such taxes, assessments or fees shall be deemed to be included within the term "Impositions" as defined in subparagraph (a) hereof, and Trustor shall pay and discharge or cause to be paid and discharged the same as herein provided or shall reimburse or otherwise compensate Beneficiary for the payment thereof; provided, however, that Trustor shall have no obligation to pay or discharge taxes which may be imposed on the Beneficiary's net income. In the event any such law or ordinance specifically provides that Trustor may not pay, reimburse or otherwise compensate Beneficiary for the payment of such tax, assessment or fee, then, at the option of Beneficiary, Beneficiary may declare all of the Obligations to be due and payable within sixty (60) days and the failure of Trustor to pay the Obligations within such period shall be an Event of Default entitling Beneficiary to exercise any of the remedies set forth in this Deed of Trust.

               (c) Subject to the provisions of subparagraph (d) hereof, Trustor covenants to furnish to Beneficiary, at the request of Beneficiary and within thirty (30) days after the date when any interest or penalty shall accrue for nonpayment of Impositions, official receipts of the appropriate taxing or other authority, or other proof reasonably satisfactory to Beneficiary, evidencing the payment thereof.

               (d) If an Event of Default shall occur and be continuing, at the request of Beneficiary, Trustor shall pay to Beneficiary on the first Business Day of each month an amount equal to one-twelfth of the annual total of Impositions estimated by Beneficiary to be assessed against the Property in order to pay the installment of Impositions next due on the Property. In such event, Trustor further agrees to cause all bills, statements or other documents relating to Impositions to be sent or mailed directly to Beneficiary. Provided Trustor has deposited sufficient funds with Beneficiary pursuant to this Section 1.12, Beneficiary shall pay on or prior to the due date thereof, such amounts as may be due thereunder out of the funds so deposited. Notwithstanding the foregoing, nothing contained herein shall cause Beneficiary to be deemed a trustee of said funds or obligate Beneficiary to pay any amount in excess of the amount deposited pursuant to this Section 1.12. If at any time and for any reason the funds deposited with Beneficiary are or will be insufficient to pay such amounts as may then be due, Beneficiary shall notify Trustor and Trustor shall immediately deposit an amount equal to such deficiency with Beneficiary. Should Trustor fail to deposit with Beneficiary sums sufficient to fully pay such Impositions when due, Beneficiary may, at Beneficiary's election, but without any obligation to do so, advance any amounts required to make up the deficiency. Trustor shall, on demand, reimburse Beneficiary for said amount. Should an Event of Default occur and be continuing hereunder, Beneficiary may, at any time at Beneficiary's option, apply any sums or amounts then held by it pursuant hereto (including, without limitation, any income earned thereon) to the payment or discharge of the Obligations in the manner set forth in Section 4.03 hereof as if the same were proceeds of sale. The receipt, use or application of any such sums paid by Trustor to Beneficiary hereunder shall not be construed to affect the maturity of any of the Obligations or to otherwise affect any of the rights or powers of Beneficiary hereunder or any of the obligations of Trustor hereunder.

               (e) Trustor will pay all taxes, charges, filing, registration and recording fees, excises and levies imposed in connection with the recording of this Deed of Trust or imposed upon the Bank Creditors by reason of their ownership of this Deed of Trust or any mortgage supplemental hereto, and shall pay any and all stamp taxes and other taxes required to be paid on any of the Obligations (other than taxes required to be paid by the Banks Creditors pursuant to Section 2.20 of the Credit Agreement); provided, however, that Trustor shall have no obligation to pay or discharge taxes which may be imposed on the Beneficiary's net income.
     In the event Trustor fails to make any such payment within five (5) Business Days after written notice thereof from Beneficiary, then Beneficiary shall have the right, but shall not be obligated to, pay the amount due and Trustor shall, on demand, reimburse Beneficiary for said amount.

               1.13 Utilities.  To the extent the Trustor is obligated to do so
                    ---------
     under the Lease, Trustor will pay when due all utility charges which are incurred by Trustor for the benefit of the Property or which may become a charge or Lien against the Property for gas, electricity, steam, water or sewer services furnished to the Property and all other assessments or charges of a similar nature, whether public or private, affecting the Property whether or not such taxes, assessments or charges are Liens thereon.


               1.14 Actions Affecting Property.  Trustor will appear in and
                    --------------------------
     contest any action or proceeding purporting to materially affect the security hereof or the rights or powers of Beneficiary hereunder; and Trustor will pay all reasonable costs and expenses reasonably incurred by Trustor, including cost of evidence of title and reasonable attorneys' fees, charges and disbursements in any such action or proceeding.


               1.15 Actions by Beneficiary to Preserve Property.  Should
                    -------------------------------------------
     Trustor fail to pay or perform any of the Obligations, after expiration of any applicable notice and cure period, Beneficiary may pay or perform the same in such manner and to such extent as it may reasonably deem necessary. In connection therewith, without limiting its general powers, Beneficiary shall have and is hereby given the right, but not the obligation: (a) to enter upon and take possession of the Premises; (b) to the extent permitted under the Lease, to make additions, alterations, repairs and improvements to the Property which are reasonably necessary or proper to keep the Property in good condition and repair; (c) to appear and participate in any action or proceeding affecting or which may materially and adversely affect the security hereof or the rights or powers of Beneficiary; (d) except for those Liens permitted under the Credit Agreement, to pay, purchase, contest or compromise any encumbrance, claim, charge, Lien or debt which may affect the security of this Deed of Trust or be prior or superior hereto; and (e) in exercising such powers, to pay all necessary expenses, including, without limitation, the reasonable fees, charges and disbursements and expenses of counsel or other necessary consultants. Trustor shall, on demand therefor by Beneficiary, pay or reimburse Beneficiary for all reasonable costs and expenses incurred by Beneficiary in connection with the exercise by Beneficiary of the foregoing rights, including, without limitation, cost of evidence of title, court costs, appraisal costs, surveys and reasonable attorneys' fees. In the event this Deed of Trust is placed in the hands of an attorney for the collection of any sum secured hereby, Trustor agrees to pay on demand all reasonable costs of collection, including reasonable attorneys' fees, incurred by Beneficiary, either with or without the institution of any action or proceeding, and in addition to all costs, disbursements and allowances provided by law.

               1.16 Eminent Domain.
                    --------------

               (a) Should the Property or any part thereof or interest therein, be taken or damaged by reason of any public improvements or condemnation proceeding or in any other similar manner ("Condemnation"), or should
                                                 ------------
     Trustor receive any notice or other information thereof, Trustor shall give prompt written notice thereof to Beneficiary.

               (b) If the value of the Property will, in Beneficiary's reasonable judgment, likely be materially impaired by any public improvements or condemnation proceeding, then upon the written request of Beneficiary, Trustor shall file or otherwise defend its rights under the condemnation proceeding and prosecute the same with due diligence to its final disposition and shall cause any awards or settlements to be paid over to Beneficiary for disposition pursuant to the terms of this Deed of Trust. Trustor may be the nominal party in such proceeding, but Beneficiary shall be entitled to participate in and to control the same and to be represented therein by counsel of its choice, and Trustor will deliver or cause to be delivered to Beneficiary such instruments as may be requested by it from time to time to permit such participation. If the Property or any part thereof is taken or diminished in value, or if the consent settlement is entered, by or under threat of such proceeding, the award or settlement payable to Trustor by virtue of its interest in the Property shall be and hereby is assigned, transferred and set over unto Beneficiary to be held by it, in trust, subject to the Lien and security interest of this Deed of Trust. Any such award or settlement in excess of $50,000 shall be first applied to reimburse Trustor and Beneficiary for all costs and expenses, including, without limitation, reasonable attorneys' fees, charges and disbursements, incurred in connection with the collection of such award or settlement. The balance of such award or settlement shall be, at Beneficiary's sole discretion:

                    (i) applied in the manner set forth in Section 4.03 hereof as if the same were proceeds of sale; or

                    (ii) held by Beneficiary to be used in accordance with the provisions of Section 1.10(c) above to pay or reimburse Trustor for the costs of rebuilding, reconstruction or repair of the Premises if the conditions set forth in such section are satisfied within thirty (30) days from the date of such award or settlement.

     provided, however, that if after applying the award or settlement as set
     --------  -------
     forth above Beneficiary determines that the remaining security is inadequate to secure the remaining Obligations, Trustor shall, immediately upon demand from Beneficiary, repay the principal of the Notes and Loans by an amount that will reduce the Obligations to a balance for which the Beneficiary's Lien and security interest herein is adequate.

               1.17  Successors and Assigns.  This Deed of Trust applies to,
                     ----------------------
     inures to the benefit of and binds the parties hereto and their respective successors and assigns.

               1.18  Liens.  Trustor will pay or procure the discharge of, at
                     -----
     Trustor's cost and expense, all Liens (other than those Liens expressly permitted under the Credit Agreement) upon the Property or any part thereof or interest therein within ten (10) Business Days after Trustor learns of the filing thereof. If Trustor shall fail to discharge any such Lien within such ten (10) Business Day period, then, in addition to any other right or remedy of Beneficiary, Beneficiary may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such Lien by depositing in court a bond for the amount claimed or otherwise giving security for such claim, or in such manner as is or may be prescribed by law; and all funds advanced by Beneficiary to pay such obligations, liabilities, costs and expenses (together with interest thereon at the Default Rate from the date of demand until paid) shall be reimbursed by

     Trustor upon demand by Beneficiary; and all such advances with interest thereon as aforesaid shall be secured hereby.

               1.19  Beneficiary's Powers.  Without affecting the liability of
                     --------------------
     any other Person liable for the payment of any obligation herein mentioned, and without affecting the Lien or charge of this Deed of Trust upon any portion of the Property not then or theretofore released as security for the Obligations, Beneficiary may, from time to time and without notice: (a) release any Person so liable; (b) extend the maturity or alter any of the terms of any such obligation; (c) grant other indulgences; (d) release or cause to be released at any time at Beneficiary's option any parcel, portion or all of the Property; (e) take or release any other or additional security for any obligation herein mentioned; (f) while an Event of Default is continuing, make compositions or other arrangements with debtors or other mortgagors in relation to this Deed of Trust; (g) advance additional funds to protect the security hereof; (h) while an Event of Default is continuing, pay or discharge any or all of the Obligations; (i) consent in writing to the making of any map or plat thereof; (j) join in granting any easement thereon; or (k) join in any extension agreement or any agreement subordinating the Lien or charge hereof; and, in any case referred to in clauses (g) or (h), all amounts so advanced, with interest thereon at the Default Rate from the date of demand until paid, shall be secured hereby.

               1.20  Permitted Contests. Notwithstanding anything to the
                     ------------------
     contrary contained in this Deed of Trust, Trustor at its expense may contest (after prior written notice to Beneficiary), by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or Lien therefor or any law, ordinance, regulation, covenant, condition or restriction or the application of any instrument of record affecting the Property or any part thereof or any claims of mechanics, materialmen, suppliers or vendors and Lien therefor; provided that (a) in the case of any Impositions or Lien therefor or any claims of mechanics, materialmen, suppliers or vendors and Lien therefor, such proceedings shall suspend the collection thereof from Beneficiary and the Property, (b) neither the Property nor any part thereof or interest therein will be sold, forfeited or lost if Trustor pays the amount or satisfies the condition being contested, and Trustor would have the opportunity to do so in the event of Trustor's failure to prevail in the contest, (c) Beneficiary and the Bank Creditors shall not, by virtue of such permitted contest, be in any danger of any criminal liability, or any civil liability, and neither the Property nor any interest therein would be subject to the imposition of any Lien which would have priority over the Lien of this

Deed of Trust, (d) Trustor shall have furnished to Beneficiary a good and sufficient bond or surety as reasonably requested by and reasonably satisfactory to Beneficiary if the contest of or failure to comply with such Imposition, law, ordinance, regulation, covenant, condition or restriction could result in a Lien or charge against the Property, and (e) Trustor has a reasonable basis for such contest..

          1.21  Continued Occupancy.  If at any time the then existing use or
                -------------------
occupancy of any part of the Property shall, pursuant to any zoning or other law, ordinance or regulation, be permitted only so long as such use or occupancy shall continue, Trustor shall not cause or permit such use or occupancy to be discontinued without the prior written consent of Beneficiary.

          1.22  Inspections.  Subject to the provisions of the Lease or any
                -----------
applicable law, Trustor hereby authorizes Beneficiary, its agents, representatives or workmen, to enter at any reasonable time during normal business hours after at least twenty-four (24) hours advance notice to Trustor (except that with respect to any emergency, Beneficiary, its agents, representatives or workers may enter at any time) upon or in the Premises for the purpose of inspecting the same, and for the purpose of performing any of the acts which Beneficiary is authorized to perform under the terms of this Deed of Trust.

          1.23  Actions by Trustee.  At any time, or from time to time, without
                ------------------
liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust, and without affecting the personal liability of any Person for payment of the Obligations secured hereby or the effect of this Deed of Trust upon the remainder of the Property, Trustee may (i) reconvey any part of the Property; (ii) consent in writing to the making of any map or plat thereof; (iii) join in granting any easement thereon; or (iv) join in any extension agreement or any agreement subordinating the Lien or charge hereof.

          1.24  Hypothecation, Transfers.  Trustor shall not, except as
                ------------------------
expressly permitted by the Credit Agreement, hypothecate, convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of the Property.

                                   ARTICLE 2

                    ASSIGNMENT OF LEASES AND RENTS

          2.01  Assignment of Leases and Rents.  Trustor hereby absolutely and
                ------------------------------
irrevocably assigns and transfers to Beneficiary any and all of the Subleases and Rents now or hereafter existing, and hereby gives to and confers upon Beneficiary the right, power and authority to collect such Rents. Trustor hereby irrevocably appoints Beneficiary its true and lawful attorney-in-fact, at the option of Beneficiary at any time following and during the continuation of an Event of Default, to demand, receive and enforce payment, to give receipts, releases and satisfactions and to sue, in the name of Trustor or Beneficiary, for all such Rents, and to apply such Rents to the Obligations secured hereby in the manner set forth in Section 2.05 hereof; provided, however, that absent the occurrence and continuance of an Event of Default, Trustor shall have the right to collect, use and enjoy such Rents, but not for more than the current month plus one (1) month in advance unless otherwise approved by Beneficiary. The assignment of the Subleases and Rents in this Article 2 is intended to be an absolute assignment from Trustor to Beneficiary and not merely the passing of a security interest. The Subleases and Rents are hereby assigned absolutely by Trustor to Beneficiary contingent only upon the occurrence and continuance of an Event of Default. It is understood and agreed that neither the foregoing assignment of Subleases and Rents to Beneficiary nor Beneficiary's exercise of any of its rights and remedies under this Article 2 or Article 4 hereof shall be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Premises or the use, occupancy, enjoyment or operation of any portion thereof, unless and until Beneficiary, in person or by agent, assumes actual possession thereof, nor shall appointment of a receiver for the Premises by any court at the request of Beneficiary or by agreement with Trustor or the entering into possession of the Premises or any part thereof by such receiver be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Premises or the use, occupancy, enjoyment or operation of any portion thereof.

          2.02  Collection Upon Default.  If an Event of Default occurs and is
                -----------------------
continuing, Beneficiary may, at any time-and from time to time without notice, either by itself, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Obligations hereby secured, enter upon and take possession of the Premises or any part thereof in its own name and sue for or otherwise collect such Rents, including those past due and unpaid, and apply the same, less reasonable costs and expenses of operation and collection, including, without limitation, reasonable attorneys' fees, charges and disbursements to the Obligations secured hereby in the manner set forth in
Section 2.05 hereof. The collection of such Rents or the entering upon and taking possession of the Premises or the application thereof as aforesaid, shall not, by itself, cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default.

          2.03  Assignment of Future Leases.  If requested by Beneficiary,
                ---------------------------
Trustor agrees to deliver an executed counter part or true and complete copy of any sublease or assignment, approved by Beneficiary as provided herein, and to execute and deliver all such further customary assurances and assignments of leases as Beneficiary shall from time to time reasonably require.

          2.04  Estoppel Certificates.  Trustor will use its best efforts to
                ---------------------
obtain and deliver to Beneficiary, within ten (10) Business Days after written request by Beneficiary, an estoppel certificate from the subtenant(s) or assignee(s) under any Sublease setting forth (i) the name of the Trustor as sublandlord or assignor, (ii) the rent payable under the Sublease, (iii) the date to which all rental charges have been paid by the subtenant or assignee under the Sublease, (iv) whether there are any alleged defaults under the Sublease, and, if so, setting forth the nature thereof in reasonable detail, (v) with respect to the Lease, that it has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), and (vi) such other matters as Beneficiary may reasonably request.


          2.05  Application of Income Received by Beneficiary.  Beneficiary, in
                ---------------------------------------------
the exercise of the rights and powers herein conferred upon it by Section 2.01 and Section 4.05 hereof, shall have full power to use and apply the Rents in the manner set forth in Section 4.03 hereof as if the same were proceeds of sale.

          2.06  Notices to Tenants.  Upon Beneficiary's reasonable request,
                ------------------
Trustor will promptly deliver to tenants of the Premises any notice required pursuant to any of the Subleases with respect to this Deed of Trust.

                                   ARTICLE 3
                              SECURITY AGREEMENT

          3.01  Creation of Security Interest.  This Deed of Trust creates a
                -----------------------------
Lien on the Property, and to the extent the Property is not real property under applicable law (such Property hereinafter referred to as the "Secured
                                                              -------
Property"), this Deed of Trust constitutes a security agreement under the
--------
California Uniform Commercial Code and any other applicable law.

          The grant of a security interest to Beneficiary in the granting clauses of this Deed of Trust shall not be construed to derogate from or impair the Lien or provisions of or the rights of Beneficiary under this Deed of Trust with respect to any property described herein which is real property or which the parties have agreed to treat as real property. If required by Beneficiary, at any time during the term of this Deed of Trust, Trustor will execute and deliver to Beneficiary, in form satisfactory to Beneficiary, additional security agreements, financing statements and/or other instruments covering all Personal Property or fixtures of Trustor which may at any time be furnished, placed on, or annexed or made appurtenant to the Real Property or used, useful or held for use, in the operation of the Improvements.

          Trustor hereby irrevocably constitutes and appoints Beneficiary the attorney-in-fact of Trustor, to execute, deliver and file with the appropriate filing officer or office such security agreements, financing statements and/or other instruments as Beneficiary may reasonably request or reasonably require in order to impose and perfect the Lien and security interest hereof more specifically on the Personal Property or any fixtures.

          If Trustor enters into a separate security agreement with Beneficiary relating to any of the Personal Property or fixtures, the terms of such security agreement shall govern the rights and remedies of Beneficiary in the event of a default thereunder.

          It is understood and agreed that, in order to protect Beneficiary from the effect of California Uniform Commercial Code Section 9313, as amended from time to time, in the event that (i) Trustor intends to purchase any goods which may become fixtures attached to the Premises, or any part thereof, and (ii) such goods will be subject to a purchase money security interest held by a seller or any other party:

          (a) Except as provided in Section 6.3 of the Credit Agreement, Trustor shall, before executing any security agreement or other document evidencing purchase money security interest, obtain the prior written approval of Beneficiary, and all requests for such written approval shall be in writing and contain the following information:

                (i) a description of the fixtures to be replaced, added to, installed or substituted;

                (ii) the address at which the fixtures will be replaced, added to, installed or substituted: and

                (iii) the name and address of the proposed holder and proposed amount of the security interest.

Trustor's execution of any such security agreement or other document evidencing such security interests in contravention of this subparagraph (a) shall be a material breach of Trustor's covenants under this Deed of Trust, and shall, at the option of Beneficiary, entitle Beneficiary to all rights and remedies provided for herein upon the occurrence and continuance of an Event of Default. No consent by Beneficiary pursuant to this subparagraph shall be deemed to constitute an agreement to subordinate any right of Beneficiary in fixtures or other property covered by this Deed of Trust.

          (b) If at any time Trustor fails to make any payment when due and payable on an obligation secured by a purchase money security interest in any fixture, Beneficiary, at its option, may at any time pay the amount secured by such security interest and the amount so paid shall be payable on demand by Trustor to Beneficiary.

          (c) Beneficiary shall have the right to acquire by assignment from the holder of such security interest any and all contract rights, accounts receivable, negotiable or nonnegotiable instruments, or other evidence of Trustor's indebtedness for such Personal Property or fixtures, and, upon acquiring such interest by assignment, shall have the right to enforce the security interest as assignee thereof, in accordance with the terms and provisions of the California Uniform Commercial Code then in effect, and in accordance with any other provisions of law.

          (d) Whether or not Beneficiary has paid the indebtedness secured by or taken an assignment of such security interest, Trustor covenants to pay all sums when due and payable and perform all obligations secured thereby, and if Trustor at any time shall be in default under such security agreement after the exhaustion of all applicable notice and cure periods provided for herein, it shall be a material breach of Trustor's covenants under this Deed of Trust.

          3.02  Representations, Warranties and Covenants of Trustor.  Trustor
                ----------------------------------------------------
hereby represents, warrants and covenants as follows:

          (a) Trustor is, and as to all Secured Property acquired after the date hereof will be, the sole owner of the Secured Property, free from any Lien (other than those Liens expressly permitted under the Credit Agreement), security interest, encumbrance or claim thereon of any kind whatsoever. Trustor will notify Beneficiary of, and will defend the Secured Property against, all claims and demands of all Persons at any time claiming the Secured Property or any interest therein other than such interests as are permitted herein.

          (b)   Except as otherwise provided in clauses (a) or (d) of this
Section 3.02, or in Sections 6.3 and 6.5 of the Credit Agreement, or in connection with conveyance of the Property, or a portion thereof permitted elsewhere in this Deed of Trust, Trustor will not assign, pledge, encumber, lease, sell, convey or in any manner transfer any item of the Secured Property, without the prior written consent of Beneficiary.

          (c) The Secured Property is not used or bought for personal, family or household purposes.

          (d)   Except as otherwise provided in clauses (a) or (b) of this
Section 3.02, the Secured Property will be kept on or at the Premises or at such other location as Beneficiary may approve, and Trustor will not remove any portion or item of Secured Property affixed or attached to the Premises without the prior written consent of Beneficiary which consent shall not be unreasonably withheld, except such portions or items of Secured Property which are consumed or worn out in ordinary usage or removed in the ordinary course of business and promptly replaced by Trustor with new items of equal or greater quality or utility.

          (e) Trustor maintains its principal place of business at 11011 Via Frontera, San Diego, California 92127. Trustor will immediately notify Beneficiary in writing of any change in its principal place of business.

          (f) Trustor shall cause all financing and continuation statements and other instruments with respect to the Secured Property at all times to be kept recorded, filed or registered in such manner and in such places as may be required by law to fully evidence, perfect and secure the interests of Beneficiary in the Secured Property, and shall pay all filing fees in connection therewith. At the request of Beneficiary, Trustor will join Beneficiary in executing one or more financing statements with respect to the Secured Property, and renewals, continuation statements and amendments thereof, pursuant to the Uniform Commercial Code of California in customary form, and will pay the cost of filing the same in all public offices wherever filing is necessary to the effectiveness thereof. Without limiting the foregoing, Trustor hereby irrevocably appoints Beneficiary its attorney-in-fact to execute, deliver and file such instruments for or on behalf of Trustor upon

Trustor's failure to do so within a reasonable time after demand, and Trustor will pay the cost of any such filing.

          3.03  Survival of Security Agreement.  Notwithstanding any release of
                ------------------------------
any or all of the property included in the Property which is deemed "real property", any proceedings to foreclose this Deed of Trust or its satisfaction of record, the terms hereof shall survive as a security agreement with respect to the security interest created hereby and referred to above until the repayment or satisfaction in full of the Obligations.

                                   ARTICLE 4
                        EVENTS OF DEFAULT AND REMEDIES

          4.01  Events of Default.
                -----------------

          (a) The occurrence of any of the following events shall be deemed an Event of Default hereunder (an "Event of Default"):
                                ----------------

                (i) the occurrence of an Event of Default under the Credit Agreement after the expiration of any applicable cure period;

                (ii) a default in the performance of any of Trustor's material covenants, conditions or obligations under the Lease after the expiration of any applicable cure period; or

                (iii) a default in the performance of any other covenant herein and not in the Credit Agreement after the expiration of any applicable cure period.

          (b) Upon the occurrence of an Event of Default, Beneficiary may in accordance with Section 7.2 of the Credit Agreement declare all sums secured hereby immediately due and payable, commence an action to foreclose this Deed of Trust as a mortgage, and/or deliver to Trustee a written declaration of default and demand for sale and of written notice of default and of election to cause to be sold the Property, which notice Trustee shall cause to be duly filed for record in case of foreclosure by exercise of the power of sale herein. Should Beneficiary elect to foreclose by exercise of the power of sale herein, Beneficiary shall also deposit with Trustee this Deed of Trust and such receipts and evidence of expenditures made and secured hereby as Trustee may require, and notice of sale having been given as then required by law and after lapse of such time as may then be required by law after recordation of such notice of default, Trustee, without demand on Trustor, shall sell the Property at the time and place of sale fixed by it in such notice of sale as Beneficiary may direct, either as a whole or in separate parcels, as Beneficiary may determine, at public auction to the highest bidder for cash (or by credit bid) in lawful money of the United States, payable at time of sale. Beneficiary shall have the right to direct the order in which separate parcels shall be sold and Trustor shall have no right to direct the order in which separate parcels are sold. Trustee may postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall deliver to such purchaser its deed conveying the Property, or any portion thereof, so sold but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any Person, including Trustor, Trustee or Beneficiary, may purchase at such sale by credit bid or otherwise.

          Beneficiary may proceed as to the Personal Property in accordance with Beneficiary's rights and remedies with respect to the Property or sell the Personal Property separately and without regard to the remainder of the Property in accordance with Beneficiary's rights and remedies provided by the California Uniform Commercial Code as well as other rights and remedies available at law or in equity.

          Trustor waives all rights, legal and equitable, it may now or hereafter have to require marshalling of assets or to require upon foreclosure sales of assets in a particular order, including without limitation the rights provided by California Civil Code Sections 2899 and 3433, as such Sections may be amended from time to time. Each successor and assign of Trustor, including, without limitation, a holder of a Lien subordinate to the Lien-created hereby (without implying that Trustor has, except as expressly provided herein, a right to grant an interest in, or a subordinate Lien on, the Property), by acceptance of its interest or Lien agrees that it shall be bound by the above waiver, as if it gave the waiver itself.

          4.02  Discontinuance of Proceedings.  Beneficiary, from time to time
                -----------------------------
before the Trustee's sale pursuant to Section 4.01, may rescind any notice of breach or default and of election to cause to be sold the Property by executing and delivering to Trustee a written notice of such rescission, which notice, when recorded, shall also constitute a cancellation of any prior declaration of default and demand for sale. The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations of default and demand for sale, and notices of breach or default, and of election to cause to be sold the Property to satisfy the obligations hereof, nor otherwise affect any provision, covenant or condition of this Deed of Trust or any of the rights, obligations or remedies of the parties thereunder or hereunder.

          4.03  Application of Proceeds of Sale.
                -------------------------------

          (a) Upon a sale of all or part of the Property pursuant to Section 4.01, after deducting all reasonable costs, fees and expenses of Trustee and of this Deed of Trust, Trustee shall deliver the proceeds of sale to Beneficiary for application, as follows:

                (i) First, to (A) any and all sums advanced by the Beneficiary to preserve the Property or preserve its Lien and security interest therein, and
(B) in the event of any proceeding for the collection or enforcement of any of the Obligations, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, operating, managing, preparing for sale or lease, selling or otherwise disposing of or realizing on the Property, or of any exercise by the Beneficiary of its rights hereunder, together with reasonable attorneys' fees and court costs;

                (ii) Second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding "Primary Obligations" (as hereinafter defined) shall be paid to the
             -------------------
Bank Creditors, with each Bank Creditor receiving its Pro Rata Share of the amount distributed;

                (iii) Third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding "Secondary Obligations" (as hereinafter defined) shall be paid to
             ---------------------
the Bank Creditors, with each Bank Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

                (iv) Fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the reconveyance of this Deed of Trust, to the Trustor or to whomever may be lawfully entitled to receive such surplus.

          (b)   For purposes of this Deed of Trust (i) "Pro Rata Share" shall
                                                        --------------
mean, when calculating a Bank Creditor's
portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (ii) "Primary
                                                                -------
Obligations" shall mean (A) in the case of the Credit Agreement Obligations,
-----------
all principal of, and interest on, all Loans, and all Commitment Fees and (iii) "Secondary Obligations" shall mean all Obligations other than Primary
 ---------------------
Obligations.

          (c) When payments to Bank Creditors are based upon their respective Pro Rata Shares, the amounts received by such Bank Creditors hereunder shall be applied (for purposes of making determinations under this Section 4.03 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Bank Creditor of its Pro Rata Share of any distribution would result in overpayment to such Bank Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Bank Creditors, with each Bank Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Bank Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

          (d) All payments required to be made hereunder shall be made to the Agent under the Credit Agreement for the account of the Bank Creditors.

          4.04  Beneficiary Statement.  Trustee, upon presentation to it of an
                ---------------------
affidavit signed by or on behalf of Beneficiary, setting forth any fact or facts showing a default by Trustor under any of the terms or conditions of this Deed of Trust, is authorized to accept as true and conclusive all facts and statements in such affidavit and to act hereunder in complete reliance thereon.

          4.05  Remedies Upon Default. Trustor covenants and agrees that should
                ---------------------
an Event of Default occur and be continuing, then Beneficiary, or Trustee upon written instructions from Beneficiary, may, upon prior written notice to Trustor, without releasing Trustor from any obligation here-under and without waiving its right to declare an Event of Default or impairing any declaration of default or election to cause the Property to be sold or any sale proceeding predicated thereon:

          (a) make or do the same in such manner and to such extent as either Beneficiary or Trustee may deem reasonably necessary to protect the security hereof, including, without limitation, curing and defaults or alleged defaults under the Lease. Trustor authorizes Beneficiary and Trustee to enter upon and take possession of the Premises for such purposes, and any sums reasonably expended for such purposes shall become part of the Obligations secured hereby;

          (b) commence, appear in and/or defend any action or proceedings purporting to affect the security hereof, and/or any additional or other security therefor, the interests, rights, powers and/or duties of Trustee and/or Beneficiary hereunder, whether brought by or against Trustor, Trustee or Beneficiary;

          (c) pay, purchase, contest or compromise any claim, debt, Lien, charge or encumbrance which in the judgment of either may affect or appear to affect the security of this Deed of Trust, the interests of Beneficiary or the rights, powers and/or duties of Trustee and/or Beneficiary hereunder and any sums reasonably expended for such purposes shall become part of the Obligations secured hereby; and

          (d) Beneficiary is authorized either by itself or by its agent to be appointed by it for that purpose or by a receiver appointed by a court of competent jurisdiction, to enter into and upon and take and hold possession of any portion or all of the Property, both real and personal, and exclude Trustor and all other Persons therefrom; and to operate and manage the Property and rent and lease the same, perform such reasonable acts of repair or protection as may be reasonably necessary or proper to conserve the value thereof, and collect any and all income, rents, issues, profits and proceeds therefrom, the same being hereby assigned and transferred to Beneficiary, for the benefit and protection of Beneficiary, and from time to time apply and/or accumulate such income, rents, issues, profits and proceeds in the manner set forth in Section 4.03 hereof as if the same were proceeds of sale. The collection and/or receipt of income, rents, issues, profits and/or proceeds from the Property by Beneficiary, its agent or receiver, after declaration of default and election to cause the Property to be sold under and pursuant to the terms of this Deed of Trust shall not affect or impair such default or declaration of default or election to cause the Property to be sold or any sale proceedings predicated thereon, but such proceedings may be conducted and sale effected notwithstanding the receipt and/or collection of any such income, rents, issues, profits and/or proceeds.

          Neither Trustee nor Beneficiary shall be under any obligation to make any of the payments or do any of the acts referred to in this Section 4.05 and any of the actions referred to in this Section 4.05 may be taken by Beneficiary without regard to the adequacy of the security for the Obligations.

                                   ARTICLE 5
                                FIXTURE FILING

          5.01  Fixture Filing.  This Deed of Trust shall be effective as a
                --------------
financing statement filed as a fixture filing with respect to all fixtures included in the Property and is to be filed and recorded in, among other places, the real estate records of the county where the Real Property is located.

                                   ARTICLE 6
                                 MISCELLANEOUS

          6.01  Choice of Law.  Beneficiary, Trustee and Trustor agree that the
                -------------
rights and obligations under this Deed of Trust shall be governed by and construed and interpreted in accordance with the laws of the State of California.

          6.02  Amendments. etc.  This Deed of Trust cannot be waived, changed,
                ---------------
discharged or terminated orally, but only by an instrument in writing signed in accordance with Section 9.5 of the Credit Agreement.

          6.03  Limitation of Interest.  It is the intent of Trustor and
                ----------------------
Beneficiary in the execution of this Deed of Trust and all other instruments evidencing or securing the Obligations to contract in strict compliance with the relevant usury laws. In furtherance thereof, Beneficiary and Trustor stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by relevant law. Trustor or any guarantor, endorser or other party now or hereafter becoming liable for the payment of any of the Obligations shall never be required to pay interest at a rate in excess of the maximum interest that may be lawfully charged under relevant law and the provisions of this Section 6.03 shall control over all other provisions of any instrument executed in connection herewith which may be in apparent conflict herewith. In the event it is determined that any holder of any of the Obligations has collected monies which are deemed to constitute interest and are deemed to increase the effective interest rate on the Obligations to a rate in excess of that permitted to be charged by relevant law, all such sums deemed to constitute interest in excess of such legal rate shall be applied by such holder to payment of such Obligations, as such Obligations mature, or refunded to Trustor.

          6.04  Notices.  Except as otherwise expressly provided herein, all
                -------
notices and communications shall be telecopied or delivered by messenger or national overnight courier service and all such notices and communications shall, when mailed, telecopied, or sent by overnight courier, be effective when delivered to the overnight courier, or sent by telex or telecopier and when mailed shall be effective three (3) Business Days following deposit in the mail with proper postage, except that notices and communications to the Beneficiary shall not be effective until received by the Beneficiary. All notices, requests, demands or other communications shall be in writing and addressed as follows:

          (a)   if to the Trustor, at:

                Synbiotics Corporation
                11011 Via Frontera
                San Diego, California 92127
                Attention:  Mr. Michael Green

                with a copy to:

                Brobeck, Phleger & Harrison
                550 West "C" Street, Suite 1300
                San Diego, California 92101
                Attention:  Hayden J. Trubitt, Esq.

          (b)   if to the Trustee, at:

                Stewart Title of California, Inc.
                Sand Diego Division
                7676 Hazard Center Drive
                San Diego, California 92108

          (c)   if to the Beneficiary:

                Banque Paribas
                2029 Century Park East, Suite 3900
                Los Angeles, California 90067
                Attention:  Ms. Lynne Lueders

                with a copy to:

                Skadden, Arps, Slate, Meagher & Flom LLP
                300 South Grand Avenue, Suite 3400
                Los Angeles, California 90071
                Attention:  John E. Mendez, Esq.

          (d) if to any Bank Creditor, either (i) to the Agent, at the address of the Agent specified in the Credit Agreement or (ii) at such address as such Bank Creditor shall have specified in the Credit Agreement;

          6.05  Captions.  The captions or headings at the beginning of each
                --------
Article and Section hereof are for the convenience of the parties and are not a part of this Deed of Trust.

          6.06  Subrogation. To the extent that the proceeds of the Loans are
                -----------
used, or Beneficiary advances any funds under this Deed of Trust (which advances are hereby deemed to have been advanced by Trustor's request), to pay any outstanding Lien, charge or encumbrance against the Property, Beneficiary shall be subrogated to any and all rights and Liens held by any owner or holder of such outstanding Liens, charges and encumbrances, irrespective of whether said Liens, charges or encumbrances are released.

          6.07  Non-Waiver.  Except as expressly provided to the contrary
                ----------
herein, acceptance by Beneficiary of any sum after the same is due shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums hereby secured or to declare an Event of Default. The acceptance by Beneficiary of any sum in an amount less than the sum then due shall be deemed an acceptance on account only and upon condition that it shall not constitute a waiver of the obligation of Trustor to pay the entire sum then due, and Trustor's failure to pay said entire sum then due shall be and continue to be in default notwithstanding such acceptance of such amount on account, as aforesaid, and Beneficiary shall be at all times thereafter and until the entire sum then due shall have been paid, and notwithstanding the acceptance by Beneficiary thereafter of further sums on account, or otherwise, entitled to exercise all rights in this Deed of Trust conferred upon it, upon the occurrence of an Event of Default. Consent by Beneficiary to any transaction or action of Trustor which is subject to consent or approval of Beneficiary hereunder shall not be deemed a waiver of the right to require such consent or approval to future or successive transactions or actions. No failure by Beneficiary to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Deed of Trust, which shall continue in full force and effect, or the rights of Beneficiary with respect to any other then existing or subsequent breach.

          6.08  Further Assurances.  Trustor at its own expense, will execute,
                ------------------
acknowledge and deliver all such
instruments and take all such action as may be reasonably necessary to assure to Beneficiary the Lien hereof against the Property herein described and the rights intended to be provided to Beneficiary herein.

          6.09  Additional Security.  Without notice to or consent of Trustor
                -------------------
and without impairment of the Lien and rights created by this Deed of Trust, Beneficiary may accept from Trustor or from any other Person, additional security for the Obligations. Neither the giving of this Deed of Trust nor the acceptance of any such additional security shall prevent Beneficiary from resorting, first, to such additional security, and, second, to the security created by this Deed of Trust without affecting Beneficiary's Lien and rights under this Deed of Trust.

          6.10  Books and Records.  Trustor shall make avail able to Beneficiary
                -----------------
for copying and inspection at all reasonable times during normal business hours and during the term of this Deed of Trust at Trustor's principal place of business upon receipt of five (5) Business Days' prior written notice from Beneficiary, all books and records relating to the business and operation of the Property.

          6.11  Waiver of Statute of Limitations.  The right to plead any and
                --------------------------------
all statutes of limitation as a defense to any demand secured by or made pursuant to this Deed of Trust is hereby waived to the full extent permitted by law.

          6.12  Remedies Cumulative.  No remedy herein con ferred upon or
                -------------------
reserved to Trustee or Beneficiary is intended to be exclusive of-any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by this instrument to Trustee or Beneficiary or to which either of them may be otherwise entitled may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary, and either of them may pursue inconsistent remedies.

          6.13  Recordation.  Trustee accepts this Deed of Trust when this Deed
                -----------
of Trust, duly executed and acknowledged, is made a public record as provided by law.

          6.14  Substitution of Trustee.  Beneficiary may, from time to time, by
                -----------------------
a written instrument executed and acknowledged by Beneficiary and recorded in the county or counties where the Property is located, and by otherwise complying with applicable statutory provisions, substitute a successor or successors for the Trustee named herein or acting hereunder.

          6.15  Reconveyance; Releases.
                ----------------------

          (a) After the Termination Date, Beneficiary, at the expense of the Trustor, shall promptly request Trustee in writing to reconvey the Property, or any remaining portion thereof, and shall surrender to Trustee this Deed of Trust for cancellation and retention. Upon its receipt of the written request of Beneficiary, the surrender of this Deed of Trust, and the payment of its fees, Trustee shall promptly reconvey, without warranty, the Property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto." Neither Beneficiary nor Trustee shall have any obligation or duty to determine the rights of Persons claiming to be rightful grantees of any reconveyance. As used in this Deed of Trust, "Termination Date" shall mean the date upon which the
                        -----------------
Total Commitments and all Interest Rate Protection Agreements have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full), and all Obligations then owing have been paid in full.

          (b) In the event that any part of the Property is sold in connection with a sale permitted by Section 6.5 of the Credit Agreement or otherwise released at the direction of the Required Banks and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, such Property will be sold free and clear of the Liens created by this Deed of Trust and the Beneficiary, at the request and expense of the Trustor, will duly assign, transfer and deliver to the Trustor (without recourse and without any representation or warranty) such of the Property as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Deed of Trust.

          (c) At any time that the Trustor desires that the Beneficiary take any action to acknowledge or give effect to any release of Property pursuant to clause (a) above, it shall deliver to the Beneficiary a certificate signed by an authorized officer stating that the release of the respective Property is permitted pursuant to clauses (a) or (b) above.

          (d) The Beneficiary and the Trustee shall have no liability whatsoever to any Secured Creditor as a result of any release of Property by it in accordance with this Section 6.16.

          6.16  Time of the Essence.  Time is of the essence of this Deed of
                -------------------
Trust, and the performance of all provisions hereof.

          6.17  Partial Invalidity.  If any of the provisions of this Deed of
                ------------------
Trust or the application thereof to any Person, party or circumstances shall to any extent be invalid or unenforceable, the remainder of this Deed of Trust, or the application of such provision or provisions to Persons, parties or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Deed of Trust shall be valid and enforceable to the fullest extent permitted by law.

          6.18  Request For Notice.  Trustor requests that a copy of any notice
                ------------------
of default and a copy of any notice of sale hereunder be mailed to Trustor at the address of Trustor given above.

          6.19  Irrevocable Trust.  The trust created hereby is irrevocable by
                -----------------
Trustor unless and until the Property is reconveyed to Trustor as provided in
Section 6.16 hereof.

          IN WITNESS WHEREOF, Trustor has caused this instrument to be duly executed as of the day and year first above written.


                                        TRUSTOR:


                                        SYNBIOTICS CORPORATION,
                                        a California corporation


                                        By:   ___________________________
                                              Name:
                                              Title:

                                  EXHIBIT "A"
                                  -----------


                                     LEASE
                                     -----

                                  EXHIBIT "B"
                                  -----------


                              DESCRIPTION OF LAND
                              -------------------

                                  EXHIBIT E-1

                  FORM OF OPINION OF COUNSEL TO THE BORROWER


                                  July 9, 1997


Banque Paribas, as Agent, and each
     of the Banks party
     to the Credit Agreement
     referred to below
2029 Century Park East
Suite 3900
Los Angeles, CA  90067


Ladies and Gentlemen:

          We have acted as counsel for Synbiotics Corporation, a California corporation (the "Borrower"), in connection with the execution and delivery of the Credit Agreement, dated as of July 9, 1997 (the "Credit Agreement"), among the Borrower, the several financial institutions party to the Credit Agreement (the "Banks") and Banque Paribas, as Agent for the Banks.

          This opinion is provided to the Agent and the Banks as required pursuant to Section 3.1(b)(i) of the Credit Agreement. Capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

          In connection with this opinion letter, we have examined executed copies of the Credit Agreement and the following documents:

          (a) the Notes of the Borrower, dated as of the date hereof and delivered to each of the Banks pursuant to the Credit Agreement;

          (b) the Warrant, dated as of July 9, 1997, issued by the Borrower to the Agent;

          (c) the Pledge Agreement, dated as of July 9, 1997, between the Borrower and Agent (the "Pledge Agreement");

                                     E-1-1

          (d) the Security Agreement, dated as of July 9, 1997, between the Borrower and Agent (the "Security Agreement"), and the various UCC-1 financing statements executed in connection therewith (the "Financing Statements");

          (e) the Environmental Indemnity Agreement, dated as of July 9, 1997, by the Borrower for the benefit of the Agent;

          (f) the Patent Security Agreement, dated as of July 9, 1997, by Borrower for the benefit of Agent (the "Patent Agreement");

          (g) the Trademark Security Agreement, dated as of July 9, 1997, by Borrower for the benefit of Agent (the "Trademark Agreement");

          (h) the Copyright Security Agreement, dated as of July 9, 1997, by Borrower for the benefit of Agent (the "Copyright Agreement");

          (i) each Notice and Bank Agreement, dated as of July 9, 1997 by the Borrower for the benefit of the Agent (the "Bank Notices");

          (j) certificates of public officials from the State of California; the articles of incorporation and by-laws of the Borrower, as amended to date; records of proceedings of the Board of Directors of the Borrower during or by which resolutions were adopted relating to matters covered by this opinion; and certificates of officers of the Borrower as to certain factual matters; and.

          (k) such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

          The Credit Agreement and each of the documents referred to in (a) through (i) above are hereinafter referred to as the Transaction Documents.

          In connection with the opinions expressed herein, we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Borrower pursuant to the Transaction Documents and upon certificates and statements of government officials and of officers of the Borrower. We have also examined originals or copies of such corporate documents or records of the Borrower as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion that the signatures on documents and instruments examined by us are authentic, that each document is what it purports to be, and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

          We have also examined photostatic or facsimile copies of the agreements (the "Material Agreements") identified in Schedule A attached hereto, and any consents in connection with the Material Agreements. In our examination and review we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the

                                     E-1-2

Banque Paribas, as Agent                                           July 9, 1997
and each of the Banks party                                             Page 3.
to the Credit Agreement

documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions hereinafter expressed which we did not independently establish or verify, we have relied without investigation upon certificates, statements and representations of representatives of the Borrower. We have also assumed that the Lender has filed any required California state franchise, income or similar tax returns and has paid any such required state franchise, income or similar taxes. Regarding documents executed by parties other than the Borrower, we have assumed (i) that each such other party had the power to enter into and perform all its obligations thereunder, (ii) the due authorization, execution and delivery of such documents by each such party, and (iii) that such documents constitute the legal, valid and binding obligations of each such party.

          With respect to our opinion in paragraph 1 below, we are relying solely on our review and examination of the certificates received from the Secretary of State of the State of California, without further investigation of the corporate records of the Borrower.

          Based upon the foregoing, and further subject to the assumptions, qualifications and exceptions set forth below, and except as set forth in the Transaction Documents, we hereby advise you that in our opinion:

          1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California with the corporate power and authority to own and operate (or lease, as the case may be) its properties and to carry on its business as it is now conducted.

          2. The Borrower has the corporate power and authority to enter into and perform the Transaction Documents to which it is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party.

          3. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority is required for the due execution, delivery or performance by, or enforcement against, the Borrower of the Transaction Documents to which it is a party.

          4. The Transaction Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.


          5. The execution, delivery and performance by the Borrower of the Transaction Documents to which it is a party will not (i) violate or be in conflict with any provision of the articles of incorporation or by-laws of the Borrower, (ii) violate or be in

                                     E-1-3

Banque Paribas, as Agent                                           July 9, 1997
and each of the Banks party                                             Page 4.
to the Credit Agreement

conflict with any Federal or California law or regulation having applicability to the Borrower, (iii) to our knowledge, violate or contravene any judgment, decree, injunction, writ or order of any court, or any arbitrator or other Governmental Authority, having jurisdiction over the Borrower or the Borrower's properties or by which the Borrower may be bound, (iv) violate or conflict with, or constitute a default under or result in the termination of, or accelerate the performance required by, any Material Agreement of Borrower, or result in the creation of any Lien upon any of the assets or properties of the Borrower except as contemplated under the Transaction Documents, or (v) require any filing or the approval or consent of any other party, except for (a) such filings as are necessary in connection with the security interests in the Collateral granted by the Borrower to the Lender, and (b) such landlord consents as may be required in connection with any leasehold deed of trust to be executed by Borrower for the benefit of Agent under the Credit Agreement. For purposes of this opinion the term "Material Agreement" shall mean each of the agreements identified on Schedule A attached hereto.

          6. Except for those matters disclosed in Schedule 4.4 to the Credit Agreement, we have no knowledge of any litigation or other proceedings pending or threatened against the Borrower or its properties before any court, arbitrator or governmental agency or authority with respect to the Transaction Documents or otherwise.

          7. The provisions of the Security Agreement create in favor of the Agent, as secured party, a security interest in the Collateral consisting of accounts, inventory, equipment, fixtures, chattel paper, instruments and general intangibles, and proceeds and products thereof (the "Article 9 Collateral").
The Financing Statements adequately describe the Article 9 Collateral. The security interest in the Article 9 Collateral located in the State of California will be perfected upon the proper filing of the Financing Statements with the California Secretary of State, and, as to fixtures, in the county recorder's office for the property on which the fixtures are located. Upon proper filing of the Financing Statements pursuant to the filing system established under applicable California law, no other action is necessary under the California Uniform Commercial Code ("CUCC") to perfect a security interest in the Article 9 Collateral located in the State of California.

          8. The provisions of the Security Agreement create in favor of the Agent, as secured party, a security interest in the Collateral consisting of any deposit accounts of the Borrower referred to in the Security Agreement that are located in the State of California (the "Deposit Accounts"), and such security interest will be perfected (i) upon execution of the Security Agreement with respect to Deposit Accounts maintained with the Agent, and (ii) to the extent any Deposit Accounts are not maintained with the Agent, upon delivery of the Bank Notices to the organizations with whom such Deposit Accounts are maintained.

          9.   To the extent that the Copyright Act, 17 U.S.C. (S) 101 et seq.,
                                                                       -- ---
is interpreted to require filing with the United States Copyright Office (the "Copyright Office") in order to perfect the security interest of the Agent in Collateral consisting of federally registered copyrights appropriately described in the schedules to the Security Agreement (the

                                     E-1-4

Banque Paribas, as Agent                                           July 9, 1997
and each of the Banks party                                             Page 5.
to the Credit Agreement

"Copyright Collateral"), and the Borrower has duly registered such Copyright Collateral with the Copyright Office, then the filing of the Copyright Agreement in the form presented to us in accordance with filing requirements of the Copyright Office is sufficient for such purpose of perfection with respect to such Copyright Collateral. To the extent that the Lanham Act, 15 U.S.C. (S) 1051 et seq., is interpreted to require recordation with the United States
     -- ---
Patent and Trademark Office (the "PTO") in order to perfect the security interest of the Agent in Collateral consisting of federally registered patents and trademarks appropriately described in the schedules to the Patent Agreement and the Trademark Agreement (the "Trademark Collateral"), and the Borrower has duly registered such Trademark Collateral with the PTO, then the recordation of the Patent Agreement and the Trademark Agreement in the form presented to us in accordance with recording requirements of the PTO is sufficient for such purpose of perfection with respect to such Trademark Collateral. To the extent that Title 35 of the United States Code is interpreted to require recordation with the PTO in order to perfect the security interest of the Agent in Collateral consisting of patents issued by the PTO appropriately described in the schedules to the Patent Agreement (the "Patent Collateral"), and the Borrower has been duly issued such Patent Collateral, then the recordation of the Patent Agreement in the form presented to us in accordance with recording requirements of the PTO is sufficient for such purpose of perfection with respect to such Patent Collateral.

          10. The extension of credit under the Credit Agreement does not violate the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

          11. The Borrower is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          Whenever a statement herein is qualified by the expressions "known to us," "to our knowledge," "we are not aware" or a similar phrase or expression with respect to our knowledge of matters of fact, it is intended to mean that our knowledge is based upon the records, documents, instruments and certificates described above and the current actual knowledge of the attorneys in this Firm who have devoted substantive attention to the transactions contemplated by the Loan Documents (but not including any constructive or imputed notice of any information) and that we have not otherwise undertaken any inde pendent investigations for the purpose of rendering this opinion.

          This opinion relates solely to the laws of the State of California and the federal laws of the United States, and we express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering such laws or opinions of other counsel have not been sought or obtained.

          Our opinions in paragraph 3 above and in clause (ii) of paragraph 5 above are limited to laws and regulations normally applicable to transactions of the type contemplated in

                                     E-1-5

Banque Paribas, as Agent                                           July 9, 1997
and each of the Banks party                                             Page 6.
to the Credit Agreement

the Loan Documents and do not extend to licenses, permits and approvals necessary for the conduct of the Borrower's business. In addition and without limiting the previous sentence, we express no opinion herein with respect to the effect of any land use, environmental or similar law, any state or federal antitrust law, state or federal securities antifraud laws, or any local law (i.e., below the state level). Further, we express no opinion as to compliance
 ---
or noncompliance by any Lender with any federal, state or other law (i) requiring the Lender to be licensed as a bank, (ii) pertaining to matters regulating the assets held by the Lender on the basis of portfolio requirements or the Lender's capitalization, such as loan limits and capital adequacy requirements, or (iii) otherwise applicable to the Lender and relating to its legal or regulatory status or the nature of its business.

          Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

          (a) The validity, binding nature and enforceability of the Borrower's obligations under the Transaction Documents may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally;
(ii) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of any court of competent jurisdiction in awarding specific performance or injunctive relief and other equitable remedies; and (iii), without limiting the generality of the foregoing, the effect of California court decisions and statutes which indicate that provisions of the Transaction Documents which permit the Agent or any other Person to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for the protection of the Agent or such other Person.

          (b) We wish to advise you that the effectiveness of the Financing Statements will lapse five years from the date they are filed unless a continuation statement is filed within six months prior to the expiration of that five year period.

          (c) To the extent provided by Division 9 of the CUCC, additional filings with respect to the Collateral may also be necessary to continue perfection of all or certain of the Collateral if the Borrower changes its name (or the Financing Statements otherwise become seriously misleading), if any item of Collateral located in California is removed from that State or if the Borrower changes the jurisdiction in which its chief executive office is located to a jurisdiction other than California.

          (d) To the extent that any of the Collateral consists of or constitutes "proceeds" (as such term is defined in (S) 9306 of the CUCC), the security interest therein is limited and conditioned as set forth in such (S) 9306.

                                     E-1-6

Banque Paribas, as Agent                                           July 9, 1997
and each of the Banks party                                             Page 7.
to the Credit Agreement

          (e) The opinions expressed in paragraphs 7 through 8 above are limited to the Collateral specifically described therein which is governed by relevant provisions as currently in effect of Division 9 of the CUCC. Further, except to the extent expressly stated in paragraphs 8 and 9 of this opinion letter, the opinions given above as to the perfection of the security interests do not apply to Collateral subject to perfection procedures other than the filing of a financing statement in the office of the California Secretary of State or the county recorder's office. Our opinion in paragraph 7, to the extent it covers goods, is limited to goods located in the State of California. Our opinion in paragraph 8 above is limited to California deposit accounts within the meaning of CUCC (S) 9105 subject to California law. We also express no opinion as to the title of the Borrower to any Collateral, the classification of the Collateral as equipment or fixtures or, except as expressly stated in this opinion letter, regarding the creation, attachment, perfection or priority of any security interests in any Collateral. We have assumed for purposes of the opinions in paragraphs 7 through 9 above that the Borrower has rights in the Collateral within the meaning of the CUCC, that all required consents of third parties to the grant of security interests in the Collateral have been obtained, that the Borrower is located in California for purposes of (S) 9-103(3)(b) of the CUCC, and that the Agent has given "value" within the meaning of the CUCC. Our opinion in paragraph 9 is limited to the Collateral specifically identified in Attachment 1 to the Copyright Agreement as federally registered copyrights, and in Attachment 1 to the Patent Agreement as federally registered patents, and in Attachment 1 to the Trademark Agreement as federally registered trademarks, and in connection with such opinion we assume that the Agent will comply with all applicable recording requirements of the Copyright Office and the PTO, respectively, and the statutes and regulations related thereto.

          (f) Our opinions are subject to the effect of the limitations imposed by the CUCC relating to or affecting the rights and remedies available to secured creditors.

          (g) Our opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts.

          (h) The Agent should be aware of statutory or other legal requirements of California law governing the foreclosure or sale of any real or personal property security for the Loan and otherwise relating to or affecting the enforcement of obligations secured by real property or personal property, including, without limitation, the following:

               (1) Section 726 of the California Code of Civil Procedure ("CCP") provides that any action to recover on a debt or other right secured by a mortgage or a deed of trust on real property must comply with the requirements of that section, which requirements relate to and specify the procedures for the sale of encumbered property, the application of proceeds, the rendition in certain cases of a deficiency judgment and other related matters. In such an action or proceeding, the debtor may require the creditor to exhaust all of its security before a personal judgment may be obtained against the debtor for a deficiency, and failure to comply with the provisions of Section 726 (including an attempt to

                                     E-1-7

Banque Paribas, as Agent                                           July 9, 1997
and each of the Banks party                                             Page 8.
to the Credit Agreement

exercise a right to set off with respect to any funds of the debtor that may be deposited with the creditor from time to time) may result in the creditor's loss of its lien on real property collateral;

               (2) Section 580b of the CCP provides that no deficiency judgment shall be rendered upon a purchase money obligation in favor of the vendor arising from the sale of real property where such purchase money obligation is secured by a lien on the real property purchased from the vendor or in favor of a lender where the proceeds of the loan are used to purchase a one-to-four family dwelling occupied entirely or in part by the borrower and where such loan is secured by a lien on such dwelling;

               (3) Sections 580a and 580d of the CCP, respectively, which (i) limit any deficiency after judicial foreclosure to the excess of the debt over the fair market value of the foreclosed property at the time of sale, and (ii) prevent a deficiency judgment after a nonjudicial or trustee's foreclosure sale pursuant to a power of sale;

               (4) Section 2924c of the CC provides for certain default cure rights following acceleration of the maturity of an obligation secured by a deed of trust or mortgage on real property, which may be exercised at any time within the reinstatement period described in such Section;

               (5) Section 726.5 of the CCP authorizes, under certain circumstances, a real estate-secured commercial lender to waive its lien against a parcel of "environmentally impaired" security (as therein defined) and sue the borrower without foreclosing on the real property collateral for the loan;

               (6) CUCC Section 9501 prescribes the rights and remedies of secured creditors with both real and personal property security;

               (7) CCP Sections 729.010 through 729.090 provide for certain redemption and other rights following any judicial foreclosure sale;

               (8) Section 736 of the CCP permits a lender, under certain circumstances, to sue for breach of contract relating to any "environmental provisions" (as therein defined) concerning real property security without foreclosing on the real property security or in an action brought following foreclosure, whether judicial or non-judicial; and

               (9) CC Sections 2924, 2924b and 2924c require that certain procedures be followed by the holder of a deed of trust or mortgage with power of sale before exercising any power of sale thereunder.

          (i) The enforceability of any "environmental provision" of the Loan Documents is also limited by, and also subject to compliance by the beneficiaries thereunder

                                     E-1-8

Banque Paribas, as Agent                                           July 9, 1997
and each of the Banks party                                             Page 9.
to the Credit Agreement

with, statutory or other legal requirements, including, without limitation, CCP
(S)(S) 564, 726.5 and 736 and CC (S) 2929.5. As used above, the term "environmental provision" has the meaning set forth in CCP (S) 736(f)(2).

          (j)       We express no opinion as to:

               (1) the circumstances under which rights of setoff may be exercised;

               (2) provisions purporting to require the award or payment of attorneys' fees, expenses or costs in any action where the Agent is not the prevailing party, or the impact of CC (S) 1717 et seq. on any such provisions;
                                               -- ----

               (3) under certain circumstances, provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that the election of some particular remedy or remedies does not preclude recourse to one or another remedy or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

               (4) provisions prohibiting waivers of any terms or provisions of any of the Transaction Documents other than in writing, or prohibiting oral modifications thereof or modification by course of dealing to the extent such provisions are inconsistent with applicable law;

               (5) the enforceability under certain circumstances of provisions indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts or where such indemnification or contribution is contrary to public policy or prohibited by law;

               (6) any provision providing for the exclusive jurisdiction of a particular court or purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens, in connection with any litigation arising out of or pertaining
--- ----------
to the Loan Documents;

               (7) provisions providing for an increase in the rate of interest in the event of delinquency or default;

               (8) provisions imposing a prepayment charge, fee or penalty based upon a percentage or fraction of the amount prepaid or the amount outstanding under the Credit Agreement, except in the case of a voluntary prepayment by the Borrower;

               (9) provisions purporting to waive statutory or common law rights, including the right to receive notice or to be allowed to cure, reinstate or redeem in the event

                                     E-1-9

Banque Paribas, as Agent                                           July 9, 1997
and each of the Banks party                                            Page 10.
to the Credit Agreement

of default, and provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights and defenses to obligations, in each case to the extent such rights or defenses are not waivable under applicable law;

               (10) provisions purporting to designate the Agent as the Borrower's agent or attorney in fact;

               (11) provisions purporting to waive any applicable statutes of limitation to the extent not waivable under applicable law; and

               (12) the enforceability of the second sentence of Section 7.1 of the Security Agreement insofar as it pertains to Contracts.


          This opinion is rendered as of the date first written above solely for your benefit in connection with the Transaction Documents and may not be delivered to, quoted or relied upon by any person other than you (and any regulator, successor or assign), or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Borrower. We assume no obligation to advise you of facts, circumstances, events or developments, which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.



                              Very truly yours,


                              BROBECK, PHLEGER & HARRISON LLP

                                    E-1-10

                                  Schedule A
                                  ----------


1)   License Agreement between Synbiotics and Engene

2)   Distributor Agreement between Synbiotics and Daiichi Pharmaceutical

3)   Contract Manufacturing Agreement between Synbiotics and Diamond Animal
     Health

4) License, Development, Marketing and Manufacturing Agreement between Synbiotics and Binax

5)   Purchase Agreement between SmithKline Beecham and Synbiotics

6)   Distribution Agreement between Synbiotics and Bio-Trends International

7)   Distribution Agreement between Synbiotics and Rhone Merieux, Inc.

8) Purchase Agreement between Synbiotics and International Canine Genetics, Inc. and S.R. One

9)   Collaboration Agreement between Synbiotics and AGEN

                                    E-1-11

                                  EXHIBIT E-2


                                        July 9, 1997


Banque Paribas, as Agent and as a Bank
2029 Century Park East, Suite 3900
Los Angeles, CA  90067


    Re: Credit Agreement dated as of July 9 (the "Credit Agreement") among Synbiotics Corporation (the "Borrower"), the banks party thereto (the "Banks") and Banque Paribas (the "Agent")
                        ----------------------------

Ladies and Gentlemen:

          We have acted as counsel to the Agent, in connection with the preparation, execution and delivery of the Credit Agreement and the Notes and certain other related documents. This opinion is being delivered to you pursuant to Section 3.1(b)(iii) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

          We have participated in various conferences with representatives of the Borrower and the Agent and conferences and telephone calls with Brobeck, Phleger & Harrison ("Brobeck"), the Borrower's counsel, and with your representatives, during which the Credit Agreement and related matters have been discussed, and we have also participated in the meeting held on the date hereof (the "Closing") incident to the making of the initial Loans under the Credit Agreement. We have reviewed the forms of the Credit Agreement and the exhibits thereto, including the forms of Notes and the opinion of Brobeck (the "Opinion") and officer's certificates and other documents delivered at the Closing. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies, the due authority of all persons executing the same, and we have relied as to factual matters on the documents which we have reviewed.

          Although we have not independently considered all of the matters covered by the Opinion to the extent necessary to enable us to express the conclusions therein stated, the Opinion and the certificates and other documents delivered in connection with the execution and delivery of, and as conditions to the making of the initial loans under, the Credit Agreement and the Notes are substantially responsive to the requirements of the Credit Agreement, except to the extent provided in the Waiver and Undertaking Agreement, dated the date hereof, among the Borrower, Sumitomo Bank of California and the Agent.

                         Very truly yours,

                                     E-2-1

                                   EXHIBIT F


                      FORM OF BORROWING BASE CERTIFICATE
                      ----------------------------------



BANQUE PARIBAS,
   as Agent for the Banks parties to the
   Credit Agreement referred to below
2029 Century Park East, Suite 3900
Los Angeles, California 90067

   Attention: Lynne Lueders


Ladies and Gentlemen:

          Reference is made to the Credit Agreement, dated as of July 9, 1997, among Synbiotics Corporation (the "Borrower"), the banks named therein and Banque Paribas, as agent (such Credit Agreement, as in effect on the date hereof and as it may be modified, supplemented or amended from time to time, the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as so defined.

          This Borrowing Base Certificate is provided to you pursuant to Section 5.1(e) of the Credit Agreement.

          The undersigned, chief financial officer of the Borrower, hereby certifies as follows:

          A.   Total Borrowing Base Amount.  As of the last day of the preceding
               ---------------------------
month, the Borrowing Base is $________, computed as follows:

          1.   Eligible Accounts Receivable:

               (a) Gross dollar amount of the Borrower's Accounts which arose in the ordinary course of business and which conform to the warranties contained in the Credit Agreement and in the Security Documents and which have not become unacceptable to the Required Banks in their reasonable judgment.


                                        $_________________

               (b)  Exclusions:

               Reserves for any other matter
               affecting the creditworthiness
               of Account Debtors:


                                        $_________________


               (c)  Deductions:

               (1)  Accounts with respect to goods
               not yet delivered or accepted
               or services not yet performed;


                                        $_________________

               (2)  Delinquent Accounts;


                                        $_________________

               (3)  Accounts owed by Overdue
               Account Parties or Parties
               which are not Solvent;


                                        $_________________

               (4)  cooperative advertising
               Accounts;


                                        $_________________

               (5)  Accounts subject to any
               dispute, offset, counterclaim
               or defense whatsoever;


                                        $_________________

               (6)  subject to the Federal Assign-
               ment of Claims Act;


                                        $_________________

               (7)  Accounts with respect to
               which the Account Debtor is a
               non-U.S. Person (other than RM
               and its successors);

                                        $_________________

               (8)  Accounts that are denominated
               in a currency other than Dollars;


                                        $_________________

               (9)  bill and hold Accounts (or
               deferred shipment transactions);


                                        $_________________

               (10) consigned sale Accounts;


                                        $_________________

               (11) Accounts with non-standard
               sale terms;


                                        $_________________

               (12) Amount of Accounts due from
               any Account Debtor in excess of 10% of
               the then-existing value the
               then-existing total Accounts of the
               Borrower, less any reserves; except
               that with respect to RM, Vedco
               and Henry Schein, only amounts (i) in
               excess of 25% of the then-existing
               value of the total Accounts due to
               the Borrower (unless no satisfactory
               financial statement for Vedco
               or Henry Schein Accounts);


                                        $_________________

               (13) Accounts that have been
               pledged to secure any Indebtedness
               other than Indebtedness created
               pursuant to the Loan Documents;


                                        $_________________

               (14) Accounts not reflected in the
               general ledger of the Borrower;


                                        $_________________

          (15) credits in past due Accounts;
           and


                                        $_________________

          (16) Accounts from Affiliates of
           the Borrower.


                    Total Deductions    $_________________

          (d)  Eligible Accounts
           Receivable Available for
           Borrowing Base Computation
           ((a) minus (b) minus (c)).


                                        $_________________

          (e)  Portion of Eligible
          Accounts Receivable included
          in the Borrowing Base (80% of
          the amount in 1(d)).


                                        $_________________

          2.   Eligible Inventory

          (a) The dollar value shown on the consolidated financial statements of the Borrower of all tangible personal property wheresoever located which is owned by the Borrower and held for sale or to be furnished under contracts of sale.


                                        $_________________

          (b)  Exclusions:

          (1)  inventory not lawfully owned
          by the Borrower (including consigned
          inventory from vendors);


                                        $_________________

          (2)  inventory subject to any lien,
          claim, security interest or prior
          assignment (other than those liens
          contemplated in Sections 6.3(a), (b)
          (c) and (f) of the Credit Agreement;


                                        $_________________

          (3)  inventory which, in the case of
               finished goods, has at least six
               months remaining until its expiry,
               except that finished goods with
               initial have to expiry of twelve
               months or less may be included until
               such time as such goods have for
               months remaining until their expiry;


                                        $_________________

          (4)  inventory for which the Borrower
          has no right of assignment or power
          to grant liens or security interests;


                                        $_________________

          (5)  inventory not acquired in the
          ordinary course of the Borrower's
          business;


                                        $_________________

          (6)  inventory for which no Account
          or document of title has been
          created or issued;


                                        $_________________

          (7)  inventory which is not readily
          marketable for sale by the Borrower;


                                        $_________________

          (8)  inventory which is required to
          be excluded by the Required Banks, in
          their reasonable judgment;


                                        $_________________


               Total Exclusions     $_________________

          (c) Deductions:


          (1)  the cost of inventory not
          located in the United States or at
          places of business of the Borrower;

                                        $_________________

          (2)  purchase discount reserve;


                                        $_________________

          (3)  obsolescence reserve;


                                        $_________________

          (4)  damaged inventory;


                                        $_________________

          (5)  unprocessed invoices;


                                        $_________________

          (6)  customer return reserve;


                                        $_________________

          (7)  work in process;


                                        $_________________

          (8)  packaging and labels;


                                        $_________________

          (9)  that amount prepaid for
          inventory; and


                                        $_________________

          (10) goods to be discontinued.


                                        $_________________

          (d)  Eligible Inventory Available
          for Borrowing Base Computation ((a)
          minus (b) minus (c)):.


                                        $_________________

          (e)  Portion of Eligible Inventory
          included in the Borrowing Base (50%
          of the amount in 2(d)):.


                                        $_________________

          3.   Total Borrowing Base (1(e)
          plus 2(e)).


                                        $_________________

          4.   Sum of Loans
          outstanding                   $_________________

          5.   Amount (if any) by which
          the amount in 4 exceeds the
          amount in 3./2/


          B.   No Default.  As of the date hereof, there is no Default or Event
               ----------
of Default under the Credit Agreement.

          C.   Borrowing Base Deficiency.  After giving effect to any prepayment
               -------------------------
required by the Credit Agreement, as of the date hereof, the total amount of Loans outstanding does not exceed the Borrowing Base.

_______________
/2/ If the amount in 4 exceeds the amount in 3, the Borrower must prepay in accordance with the Credit Agreement.

          D.   Certification.  The information and statements contained herein
               -------------
are true and correct as of the date hereof.

Dated: ________________


                            SYNBIOTICS CORPORATION


                            By:____________________
                             Name:
                             Title:

                                   EXHIBIT G

                                    FORM OF
                           ASSIGNMENT AND ACCEPTANCE
                           -------------------------


                                                               ___________, 199_

          Reference is made to the Credit Agreement, dated as of July 9, 1997 (as amended from time to time, the "Credit Agreement"), among SYNBIOTICS
                                    ----------------
CORPORATION, (the "Borrower"), the financial institutions party thereto and
                   --------
Banque Paribas, as Agent. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Credit Agreement.

          ________________________ /1/ (the "Assignor") and
                                             --------
_______________________ /2/ (the "Assignee") hereby agree as follows:
                                  --------

          1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, a ___% interest in and to all the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the Commitment of the Assignor on the Effective Date, such percentage interest in each Loan owing to the Assignor and each participation of the Assignor in each Letter of Credit outstanding on the Effective Date together with such percentage interest in all Fees, whether paid or unpaid, and unpaid interest, each as accrued to the Effective Date).

          2. The Assignor (a) represents and warrants that this assignment is being made in conformity with the Credit Agreement and as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $_________, the outstanding aggregate principal balance of its Loans (without giving effect to assignments thereof which have not yet become effective) is $_________ and the outstanding aggregate principal amount of its participation interests in Letters of Credit (without giving effect to assignments thereof which have not yet become effective) is $_________, and (b) makes no representation or warranty and assumes no responsibility (i) with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Note or any other instrument or document furnished thereunder or pursuant thereto, except that it represents and warrants that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interests are free and clear of adverse claims, and (ii) with respect to the financial position of the Borrower or its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of

     _____________________
     /1/  Insert legal name of assigning Lender.

     /2/ Insert legal name of financial institution to which the Assignor is assigning its rights and obligations.

any of their respective obligations under the Credit Agreement or the Note or any other instrument or document furnished thereunder or pursuant thereto.

          3. The Assignee (a) represents and warrants that (i) this assignment conforms to the provisions of the Credit Agreement and (ii) it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

          4. From and after the Effective Date (a) the Assignee shall be party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (b) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          5. This Assignment and Acceptance will be delivered to the Administrative Agent together with a processing and recordation fee of $3,000.

          6. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

          7. The effective date of this Assignment and Acceptance shall be _________________ (the "Effective Date").
                        --------------

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed and delivered by their respective duly authorized officers as of the date first written above.

                                        [NAME OF ASSIGNOR]


                                        By:__________________________

                                        Title:_______________________

                                        [NAME OF ASSIGNEE]


                                        By:__________________________

                                        Title:_______________________

Agreed to and Accepted:


SYNBIOTICS CORPORATION


By:_____________________________

   Name:________________________

   Title:_______________________

                                   EXHIBIT H

                       ENVIRONMENTAL INDEMNITY AGREEMENT
                       ---------------------------------


          THIS ENVIRONMENTAL INDEMNITY AGREEMENT, dated as of July 9, 1997 (this "Agreement"), by Synbiotics Corporation, a corporation organized under the laws of California (together with its permitted successors and assigns) (the "Borrower" and "Indemnitor"), for the benefit of Banque Paribas, as Agent for the benefit of the Banks and their respective directors, officers, employees, attorneys and agents (to the full extent permitted by law) referred to in the Credit Agreement (the "Indemnified Parties").

          Capitalized terms used in this Agreement shall have the respective meanings ascribed to them in Section 1.1 hereof and in the Credit Agreement described below.


                                  WITNESSETH:


          WHEREAS, the Indemnitor, the Agent and the other Banks have entered into a Credit Agreement, dated as of July 9, 1997, providing for the making of Loans to Borrower as contemplated therein (as amended, modified or supplemented from time to time, the "Credit Agreement");

          WHEREAS, the Borrower is the tenant under each of the two leasehold estates described on Exhibit A hereto and, after the date hereof, the Borrower
                     ---------
or any of its Subsidiaries may become the tenant under a leasehold estate or the fee owner of property, in each case subject to the terms of Section 5.10 of the Credit Agreement (each leasehold and fee interest of the Borrower and its Subsidiaries, a "Property," and collectively, the "Proper ties");

          WHEREAS, as a result of the exercise of the rights and remedies of the Indemnified Parties, the Indemnified Parties may hereafter become the tenant or holder of a Property, or portions thereof, pursuant to a judicial or nonjudicial foreclosure or by deed in lieu of foreclosure;

          WHEREAS, it is a condition precedent to the extensions of credit under the Credit Agreement that the Indemnitor shall have executed and delivered to the Indemnified Parties this Agreement;

          WHEREAS, the Indemnitor desires to execute this Agreement to satisfy the condition described in the preceding paragraph;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Indemnitor hereby agrees as follows:

          SECTION 1.  DEFINITIONS
                      -----------

          Section 1.1  Definitions.  The following terms shall have the meanings
                       -----------
herein specified unless the context otherwise requires.

          "Agreement" means this Environmental Indemnity Agreement, as modified,
           ---------
supplemented or amended from time to time.

          "Credit Agreement" shall mean the Credit Agreement, dated as of July
           ----------------
9, 1997.

          "Environmental Claim" and "Environmental Claims" mean any and all
           -------------------       --------------------
administrative, regulatory or judicial actions, suits, demands, demand letters, claims, judgments, damages (including, without limitation, punitive damages), losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, notices of noncompliance or violation, investigations or proceedings, costs and expenses of investigation and defense of any claim, whether or not such is ultimately defeated, and of any settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including, without limitation, reasonable attorneys' fees and disbursements and consultants' fees, relating in any way to Environmental Laws or any permit issued under Environmental Laws or which are incurred at any time as a result of the actual or alleged presence or Release of Hazardous Materials upon, about, beneath or above any of the Properties or migrating from any of the Properties or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation:

          (a) damages for or injunctive relief from Hazardous Materials, personal injury, or injury to property, natural resources or the environment occurring on or off of the Properties, whether foreseeable or unforeseeable, including, without limitation, the cost of demolition of any improvements on any of the Properties, interest, penalties and damages arising from claims brought by or on behalf of employees of the Indemnitor or any other third party or governmental or regulatory agency or authority (with respect to which the Indemnitor waives, for the benefit of the Indemnified Parties only, any immunity to which it may be entitled under any industrial or workers' compensation laws);

          (b) reasonable fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other reasonable costs incurred in connection with the investigation, cleanup or remediation of such Hazardous Materials or violation of the Environmental Laws including, but not limited to, the preparation of any Phase I Environmental Site Assessment, environmental site characterization, remedial investigation, feasibility study or report or the performance of any cleanup, remedial, removal, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental or regulatory agency or political subdivision, or reasonably necessary to become in compliance with all applicable Environmental Laws or otherwise expended in connection with such conditions, and including, without limitation, any reasonable attorneys' fees, costs and expenses incurred in enforcing this Agreement or collecting any sums due hereunder;

          (c) liability to any person or entity to indemnify such person or entity for costs, contribution or indemnification reasonably expended in connection with the items referenced in subparagraph (b) hereof;

          (d) administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Laws or any permit issued under any such Environmental Laws by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, fines or penalties pursuant to any applicable Environmental Laws; and

          (e) liability resulting from conditions existing as of the Closing Date upon, about, beneath or above any of the Properties, whether known or unknown by the Indemnitor or Indemnified Party as of the date hereof.

          "Hazardous Materials" shall mean collectively, (a) any petroleum or
           -------------------
petroleum products, flammable explosives, radioactive materials, radon gas, asbestos in any form that is friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCBs), (b) any hazardous waste, hazardous material, hazardous substance, toxic substance, contaminant or pollutant, as defined or regulated as such under any Environmental Law including, without limitation, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et
                                                                           --
seq., the Comprehensive Environmental Response, Compensation, and Liability Act
----
of 1980, as amended, 42 U.S.C. Section 9601 et seq., or any similar state or
                                            -- ----
local statute, and (c) any other chemical or other material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "Indemnified Costs" means all liabilities, obligations, losses,
           -----------------
damages, penalties, fines, actions, judgments, suits, claims, reasonable costs, reasonable expenses and disbursements arising out of or related to Environmental Laws or Environmental Claims.

          "Indemnified Obligations" has the meaning set forth in Section 4.3(a).
           -----------------------

          "Indemnified Parties" has the meaning set forth in the introductory
           -------------------
paragraph of this Agreement.

          "Indemnitor" has the meaning set forth in the introductory paragraph
           ----------
of this Agreement.

          "Other Parties" has the meaning set forth in Section 4.3(b).
           -------------

          "Phase I Environmental Site Assessment" means, with respect to any
           -------------------------------------
Property, a Phase One environmental site assessment (the scope and performance of which meets or exceeds the then most current ASTM Standard Practice E1527 for Environmental Site Assessments: Phase One Environmental Site Assessment Process) of such Property.

          "Property" has the meaning set forth in the second WHEREAS clause
           --------
herein.

          "Release" or "Released" means disposing, discharging, injecting,
           -------      --------
spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, including continuing migration, into or upon any land or water or air, or otherwise entering into the environment.

          "Use" means use, ownership, any development and construction of
           ---
improve ments, maintenance, management, operation and occupancy of the Properties.

          Section 1.2  Interpretation.  Unless the context otherwise clearly
                       --------------
requires, references in this Agreement to the plural include the singular and the singular the plural, and "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.


          SECTION 2.  REPRESENTATIONS AND WARRANTIES
                      ------------------------------

          The Indemnitor hereby represents and warrants that, as of the date of this Agreement and as of the date on which any deed of trust is executed in connection with the Credit Agreement (and except as otherwise disclosed by the Indemnitor pursuant to the Credit Agreement):

          Section 2.1  Hazardous Materials.  (a) To the best of Indemnitor's
                       -------------------
actual knowledge after due inquiry, Hazardous Materials have not, at any time, been generated, used, stored on, transported to or from or Released on or from any Property or generated, used, treated or stored on, transported to or from or Released or disposed of on any property adjoining or in the vicinity of such Property except for limited quantities generated, used, treated, or stored on, or transported to or from such Property in compliance with all applicable Environmental Laws.

          (b) To the best of Indemnitor's actual knowledge after due inquiry, Hazardous Materials have not at any time been treated or disposed of (including, without limitation, by incineration) on or under any Property.

          Section 2.2  Compliance with Environmental Laws; Environmental Claims.
                       --------------------------------------------------------
To the best of Indemnitor's actual knowledge after due inquiry, (a) the Indemnitor and its Subsid iaries are in compliance with all applicable Environmental Laws with respect to the Properties and the requirements of any permits issued under such laws with respect to the Properties.

          (b) There is no condition, fact, circumstance or occurrence on any Property or any property adjoining or in the vicinity of such Property or concerning the operations of the Indemnitor or any of its Subsidiaries that could reasonably be anticipated (i) to form the basis of any Environmental Claim against the Indemnitor, any of its Subsidiaries or such Property, or (ii) to cause such Property to be subject to any restrictions on the ownership, occupancy, use or transferability thereof under any Environmental Laws.

          (c) Except as otherwise disclosed in writing by the Indemnitor, there are no past, pending or threatened Environmental Claims against the Indemnitor, any of its Subsidiaries or any Property.

          Section 2.3  Storage Tanks.  There are not now and never have been
                       -------------
underground or above ground storage tanks on or under any Property, except for one above-ground liquid nitrogen storage tank.

          SECTION 3.  COVENANTS
                      ---------

          The Indemnitor hereby covenants and agrees that, until this Agreement is terminated, it shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 3:

          Section 3.1  Compliance With Environmental Laws.  The Indemnitor
                       ----------------------------------
shall, and shall cause each of its Subsidiaries to:

          (a) comply in all material respects in a timely manner and remain in compliance in all material respects with all Environmental Laws applicable to the ownership or use of the Properties;

          (b) cause each of its contractors (and their subcontractors and materials suppliers), tenants and other persons or entities occupying the Properties to comply and remain in compliance with all such Environmental Laws;

          (c) pay, or cause to be paid, immediately all costs and expenses incurred in connection with such compliance; and

          (d) keep or cause the Properties to be kept free and clear of any Liens imposed pursuant to such Environmental Laws.

          Section 3.2  Presence of Hazardous Materials.  The Indemnitor shall
                       -------------------------------
not, and shall not permit any of its Subsidiaries to:

          (a) generate, use, store, transport to or from, or Release or permit the generation, use, storage, transportation to or from, or Release of Hazardous Materials upon, about, beneath or above the Properties; or

          (b) permit any of its contractors (or their subcontractors and materials suppliers), tenants or other persons or entities occupying the Properties to generate, use, store, transport to or from, or Release or permit the generation, use, storage, transportation to or from, or Release of Hazardous Materials upon, about, beneath or above the Properties;

except, in each case, limited quantities generated, used, treated or stored at the Properties, or transported to or from the Properties, in compliance with all applicable Environmental Laws and necessary for the normal operation of the business of the Indemnitor or any of Sub sidiaries.

          Section 3.3  Treatment and Disposal.  The Indemnitor shall not, and
                       ----------------------
shall not permit any of its Subsidiaries to:

          (a) treat or dispose of (including, without limitation, by incineration) Hazardous Materials on or under the Properties; or

          (b) permit any of its tenants or other persons or entities occupying the Properties to treat or dispose of (including, without limitation, by incineration) Hazardous Materials on or under the Properties.

          Section 3.4  Inspection of the Properties.  The Agent shall have the
                       ----------------------------
right, at any time and from time to time, to request in writing that a Phase I Environmental Site Assessment be prepared at the cost and expense of the Indemnitor with respect to any Property for which the Indemnified Parties reasonably believe that a past or present Release of Hazardous Materials upon, about, beneath, above or migrating from such Property has occurred or is threatened; provided, however, that so long as a Default or Event of Default
            -----------------
shall not have occurred (whether or not such Default or Event of Default is continuing) the Indemnified Parties shall only be entitled make such request once during any twelve (12) month period. Such assessment shall be prepared by an environmental consultant selected by the Indemnified Parties and indicate the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Property. If the Indemnitor fails to provide the same within thirty (30) days after written request of the Indemnified Parties, the Indemnified Parties may order such Phase I Environmental Site Assessment and the Indemnitor shall grant and hereby grants to the Indemnified Parties and their agents access to the Properties and specifically grants to the Indemnified Parties and their agents an irrevocable non-exclusive license to undertake or have undertaken such an assessment. The cost of any such assessment shall be payable by Indemnitor within fifteen (15) days of receipt of the invoice from such environmental consultant (whether or not the Indemnitor agrees with the result of the assessment or the cost thereof). If the cost of any such assessment is not promptly paid by the Indemnitor, interest shall accrue on such amount at the Default Rate (as applied to payment of the Notes). Notwithstanding the foregoing, the Indemnified Parties are under no obligation to visit or observe the Properties or to conduct tests, and any such acts by the Indemnified Parties shall be solely for the purpose of protecting the rights of the Indemnified Parties under this Agreement. In no event shall any site visit, observation, or testing by the Indemnified Parties be deemed a representation that Hazardous Materials are not present in, on or under the Properties. Neither the Indemnitor nor any other person or entity is entitled to rely on any site visit, observation or testing by the Indemnified Parties. The Indemnified Parties owe no duty of care to protect the Indemnitor or any other person or entity against, or to inform the Indemnitor or any other person or entity of, any Hazardous Materials. The Indemnified Parties shall not be obligated to disclose to the Indemnitor or any other person or entity any report or findings made as a result of, or in connection with, any site visit, observation or testing by such party. The Agent shall give the Indemnitor forty-eight (48) hours notice before entering any Property, except in emergency cases, cases in which Indemnitor or their tenants have abandoned such Property or in cases where it is impracticable to give such notice.

          Section 3.5  Notice of Environmental Matters.  The Indemnitor shall,
                       -------------------------------
and shall cause each of its Subsidiaries to, promptly after obtaining knowledge thereof, advise the Agent in writing of any of the following:

          (a) any pending or threatened Environmental Claim against the Indemnitor, any of its Subsidiaries or any Property;

          (b) any condition or occurrence upon, about, beneath or above any Property that (i) results in material noncompliance by the Indemnitor with any applicable Environmental Laws, or (ii) could reasonably be expected to form the basis of an Environmental Claim against the Indemnitor, any of its Subsidiaries, such Property, or the Indemnified Parties;

          (c) any condition or occurrence upon, about, beneath or above any Property or any property adjoining or in the vicinity of such Property that could be anticipated to cause such Property to be subject to any restrictions on the ownership, occupancy, use or transferability thereof under any Environmental Laws; or

          (d) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Materials upon, about, beneath or above any Property.

          All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response of the Indemnitor thereto. In addition, the Indemnitor shall, or shall cause each of its Subsid iaries to, provide the Agent with copies of all communications with any person, entity or governmental agency relating to actual or alleged Environmental Claims affecting any Property, and such detailed reports of any actual or alleged Environmental Claim affecting such Property as may reasonably be requested by the Agent, no later than five (5) days after the Indemnitor or any of its Subsidiaries has sent or received such communication or report.

          Section 3.6  Indemnitor's Remedial Action.  The Indemnitor shall, and
                       ----------------------------
shall cause each of its Subsidiaries to, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up, to the reasonable satisfaction of the Required Lenders:

          (a) all Hazardous Materials from the Properties in accordance with the requirements of all applicable Environmental Laws and the orders or directives of any gov ernmental authority; and

          (b) all Hazardous Materials from the Properties that may materially adversely affect the value of the Properties, whether or not such action is required by any Environmental Laws.

          In the event that any Property is now or at any time in the future included on any list compiled by the United States or any state or political subdivision thereof of properties affected by (i) Hazardous Materials or (ii) other environmental hazards, the

Indemnitor shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to remove such Property from such list.


          Section 3.7  Use of the Properties.  The Indemnitor shall not, and
                       ---------------------
shall not permit any of its Subsidiaries to, change or permit to be changed the Use of any Property unless (a) such change is permitted by the Loan Documents and undertaken in accordance with such Loan Documents and (b) the Indemnitor shall have notified the Agent in writing that such change will not result in the presence of Hazardous Materials (other than as may be reasonably required in connection with such use) at or on such Property, and (c) the Required Banks shall have determined (and shall have communicated such determination in writing to the Indemnitor) that such change will not result in the presence of Hazardous Materials (other than as may be reasonably required in connection with such use) at or on such Property. Notwithstanding any such determination by the Required Banks and the communication thereof to the Indemnitor, in the event that such determination shall subsequently be determined to have been incorrect or shall have been rendered incorrect or should such change in Use of any Property result in the presence of Hazardous Materials (other than as may be reasonably required in connection with such use) upon, about, beneath or above such Property or any Environmental Claim, the Indemnitor agrees that the Required Banks' approval shall not release the Indemnitor from its obligation under this Agreement and the provisions of this Agreement shall apply to any such Hazardous Materials or Environmental Claim, as the case may be.

SECTION 4.  MISCELLANEOUS
            -------------

          Section 4.1  Indemnification.
                       ---------------

          (a) The Indemnitor agrees to indemnify, reimburse, defend, exonerate, pay and hold the Indemnified Parties harmless from and against any and all Environmental Claims and Indemnified Costs of any kind or nature whatsoever related to the Properties that may at any time be incurred by, imposed on or asserted against the Indemnified Parties except to the extent that any such Environmental Claims or Indemnified Costs result or arise, in whole or in part, from the gross negligence or willful misconduct of any Indemnified Party.

          (b) The obligations of the Indemnitor hereunder shall include, but not be limited to: (i) the burden and expense of defending (or settling in good faith) all claims, suits and administrative proceedings constituting Environmental Claims (with counsel chosen by the Indemnitor in consultation with the Indemnified Parties), even if such claims, suits or proceedings are groundless, false or fraudulent; (ii) conducting all negotiations relating to such Environmental Claims; and (iii) paying and discharging, when and as the same become due, any and all judgments, penalties or other sums resulting from claims, suits and administrative proceedings referred to in clause (i) due from or rendered against such Indemnified Parties (except as otherwise provided in Section 4.1(a) above). The Indemnitor shall not consent, settle nor compromise any Environmental Claim without the written consent of the Agent (which consent shall not be unreasonably withheld).

          (c) The Indemnified Parties shall retain the right to monitor the progress of any claims, suits and/or administrative proceedings defended by the Indemnitor hereunder with counsel of the Indemnified Parties own choice. The Indemnitor shall be obligated to pay the reasonable fees and disbursements of counsel appointed by the Indemnified Parties; provided, however, that: (i) the
                                       --------  -------
Indemnified Parties determine in good faith that the conduct of their defense by the Indemnitor could be prejudicial to their interests or that other reasonable grounds exist which demonstrate a lack of effectiveness or quality in the conduct of such defense by the Indemnitor, (ii) prior to retaining their own counsel for such purpose, the Indemnified Parties shall consult for a period of ten (10) Business Days with the Indemnitor and shall attempt in good faith to agree upon counsel to conduct the defense on behalf of the Indemnitor and the Indemnified Parties, and (iii) the Indemnitor shall not be required to pay for more than one law firm at any one time acting on behalf of the Indemnified Parties.

          (d) If and to the extent that the obligations of the Indemnitor under this Section 4.1 are unenforceable for any reason, the Indemnitor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations permissible under applicable law.

          (e) The Indemnified Parties shall promptly notify the Indemnitor in writing of any assertion of an Environmental Claim of which the Indemnified Parties have knowledge, and shall include in such notice all facts and circumstances which the Indemnified Parties reasonably believe give rise to an obligation of the Indemnitor to the Indemnified Parties under this Section 4.1. In the event the Indemnitor fails to defend the Indemnified Parties within a reasonable time after the Indemnified Parties give the Indemnitor written notice of the type described in the preceding sentence, the Indemnified Parties may elect to undertake their own defense through counsel of their own choice and at the expense of the Indemnitor and compromise and settle any claim against the Indemnified Parties with notice to, but without the consent of, the Indemnitor.

          (f) All Indemnified Costs incurred by the Indemnified Parties with respect to any Environmental Claim shall be immediately due and payable on receipt by the Indemnitor of a written request for payment, which request shall be accompanied by reasonable documentation of such Indemnified Costs, and shall bear interest at the Default Rate if not paid within thirty (30) days after any such demand.

          (g) In no event shall the provisions of this Agreement be deemed to constitute a waiver of, or to be in lieu of, any right or claim, including, without limitation, any right of contribution or other right of recovery that the Indemnified Parties might otherwise have against the Indemnitor under any Environmental Laws.

          Section 4.2  Rights and Remedies.  Nothing in this Agreement shall be
                       -------------------
construed to limit any claim or right which the Indemnified Parties may otherwise have at any time against the Indemnitor or any other person or entity arising from any source other than this Agreement, including any claim for fraud, misrepresentation, waste, or breach of contract other than this Agreement, and any rights of contribution or indemnity under any Environmental Laws or other applicable law, regulation or ordinance. All remedies of the Indemnified Parties against the Indemnitor are cumulative.

          Section 4.3  Waivers and Subrogation.  (a)  The Indemnitor waives any
                       -----------------------
right (except as shall be required by applicable statute and cannot be waived) to require the Indemnified Parties to (i) proceed against any other person or entity, (ii) proceed against or exhaust any security or (iii) pursue any other remedy in the Indemnified Parties' power whatsoever. The Indemnitor waives any defense based on or arising out of any defense of any other person or entity other than payment in full of the Indemnified Costs or obligations otherwise arising hereunder (the "Indemnified Obligations"), including, without
                        -----------------------
limitation, any defense based on or arising out of the disability of any other person, or the cessation from any cause of the liability of any other person or entity other than full performance of the Indemnified Obligations. The Required Banks may, at their election, foreclose on any security held by the Indemnified Parties by one or more judicial or nonjudicial sales conducted in a commercially reasonable manner, or exercise any other right or remedy it may have against any other person or entity, or any security, without affecting or impairing in any way the liability of the Indemnitor hereunder except to the extent the Indemnified Obligations have been fully performed. The Indemnitor waives any defense arising out of any such election by the Required Banks, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Indemnitor against any other person or entity or any security.

          (b) The Indemnitor hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Agreement (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of any other party (collectively, the "Other Parties"), all contractual,
                                              -------------
statutory or common law rights of reimbursement, contribution or indemnity from any Other Parties which they may at any time otherwise have as a result of this Agreement and all other rights the Indemnitor may have against any Other Parties for Environmental Claims.

          Section 4.4  Environmental Review Upon Event of Default.  If any
                       ------------------------------------------
default occurs under any of the Loan Documents which is not cured within the appropriate time provided therefor, the Required Banks shall have the right, but no obligation, at the expense of Indemnitor, at any time after the filing of a Notice of Default under any deed of trust or after foreclosure to have a comprehensive environmental assessment of any Property, in scope satisfactory to the Required Banks (including soil and groundwater sampling) prepared by an environmental consultant selected by the Required Banks in order to ascertain whether any Hazardous Materials are present in, on or under such Property (or any nearby real property which could migrate to such Property) or any violation of any Environmental Laws exists at such Property. The Indemnitor shall, on demand, pay to the Indemnified Parties all sums reasonably expended by the Indemnified Parties in connection with any such comprehensive environmental assessment (it being understood that if it is necessary for the Indemnified Parties to enforce their rights under any deed of trust, the Required Banks may order a comprehensive environmental report of such Property either before or after completion of foreclosure), together with interest thereon after such demand at the Default Rate.

          Section 4.5  Survival of Representations Warranties, Covenants and
                       -----------------------------------------------------
Indemnities.  The indemnities and covenants hereunder shall be continuing and
-----------
shall survive the expiration or termination of the Credit Agreement as unsecured rights and obligations.

          No assignment or transfer, in whole or in part, of any Property or Indemnitor's benefits, rights, duties or obligations hereunder, shall operate to release the liability of Indemnitor hereunder except with an express prior written consent of the Required Banks. The Indemnitor's obligations under this Agreement shall not be diminished or affected in any respect as a result of any notice, disclosure or knowledge, if any, to or by any of the Indemnified Parties of the Release, presence, existence or threatened Release of Hazardous Materials at, in, on, around or affecting any Property. No Indemnified Party shall be deemed to have permitted, caused, contributed to or acquiesced in any such Release, presence, existence or threatened Release of Hazardous Materials at, in, on, around or affecting any Property solely because such Indemnified Party had notice or knowledge thereof or because such Indemnified Party failed to exercise any right contained in this Agreement.

          Section 4.6  Unsecured Recourse Obligations.  All rights of the
                       ------------------------------
Indemnified Parties and obligations of the Indemnitor hereunder are and shall be, and shall be deemed to be for all purposes, unsecured and shall not constitute obligations secured by any deed of trust. Any sums payable or recovered hereunder by any person or entity are not intended to be, and shall not be or be deemed to constitute, a deficiency after foreclosure or trustee's sale under any deed of trust.

          Section 4.7  Application of Payments.  The Indemnitor hereby
                       -----------------------
acknowledges and agrees that any amounts realized by the Indemnified Parties by reason of any payments made pursuant to any Loan Document, the foreclosure of any deed of trust or other security for the Notes (including any amounts realized by reason of any credit bid in connection with any such foreclosure), any conveyance in lieu of foreclosure, any other realization upon any security for the Notes, any recoveries against the Indemnitor personally (whether pursuant to Section 726.5 of the California Code of Civil Procedure or otherwise, except for recoveries against the Indemnitor under this Agreement), and any recoveries against any person or entity other than the Indemnitor (including any guarantor), shall, to the maximum extent permitted by applicable law, be applied to pay the obligations under the other Loan Documents prior to being applied to pay obligations of the Indemnitor arising under this Agreement.

          Section 4.8  Modification and Waiver.  This Agreement may not be
                       -----------------------
amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party. No failure or delay on the part of the Indemnified Parties in exercising any right, power or privilege hereunder and no course of dealing between Indemnitor and the Indemnified Parties shall operate as a waiver thereof; nor shall any single or partial exercise of right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          Section 4.9  Notices.  All notices and other communications hereunder
                       -------
shall be made at the addresses, in the manner and with the effect provided in
Section 9.3 of the Credit Agreement.

          Section 4.10  Severability.  In case any provision in or obligation
                        ------------
under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          Section 4.11  Successors and Assigns.  This Agreement shall be binding
                        ----------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Indemnitor may
                                   --------  -------
not assign or transfer any of their rights or obligations hereunder without the prior written consent of each of the Indemnified Parties. All agreements, statements, representations and warranties made by the Indemnitor herein or in any certificate or other instrument delivered by the Indemnitor or on its behalf under this Agreement shall be considered to have been relied upon by the Indemnified Parties and shall survive the execution and delivery of this Agreement regardless of any investigation made by the Indemnified Parties or on their behalf.

          Section 4.12  Headings Descriptive, etc.  The headings of the several
                        -------------------------
sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          Section 4.13  Governing Law.  This Agreement and the rights and
                        -------------
obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of California.

          Section 4.14  Counterparts; Effectiveness.  This Agreement may be
                        ---------------------------
executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. This Agreement shall first become effective when the Indemnitor shall have executed and delivered to the Banks an executed counterpart hereof.

          Section 4.15  Waiver of Right to Trial by Jury.  To facilitate each
                        --------------------------------
party's desire to resolve disputes in an efficient and economical manner, each party to this Agreement hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action (a) arising under this Agreement, or (b) such any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to this Agreement, or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether arising in contract or tort or otherwise. Each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party to this Agreement may file an original counterpart or a copy of this Section with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

          Section 4.16  Successive Actions.  Separate and successive actions may
                        ------------------
be brought hereunder to enforce the provisions hereof at any time and from time to time. The Indemnitor hereby waives any defense they may have regarding the splitting of a cause of action or based upon the defense of res judicata, and the Indemnitor hereby covenants not to raise such defenses.

          IN WITNESS WHEREOF, the Indemnitor has executed and delivered this Agreement as of the date first written above.


                                               SYNBIOTICS CORPORATION


                                               By:____________________________
                                                 Name:________________________
                                                 Title:_______________________

Agreed to and
acknowledged by:

BANQUE PARIBAS, as
Agent for the Banks


By:____________________
  Name:____________________
  Title:_______________


By:____________________
  Name:____________________
  Title:_______________

                                   EXHIBIT A

                                  FACILITIES
                                  ----------


     The Company leases two buildings (11011 Via Frontera, San Diego, California and 16420 Via Esprillo, San Diego, California). The buildings contain approximately 49,000 square feet of space, and house the Company's corporate and sales headquarters, executive offices, research and development laboratories and manufacturing facilities.

                                   EXHIBIT I
                                   ---------

                        FORM OF COMPLIANCE CERTIFICATE
                        ------------------------------


BANQUE PARIBAS,

     as Agent for the Banks parties to the
     Credit Agreement referred to below
2029 Century Park East, Suite 3900
Los Angeles, California 90067

     Attention: Lynne Lueders

Ladies and Gentlemen:

     Reference is made to the Credit Agreement, dated as of July 9, 1997, among Synbiotics Corporation (the "Borrower"), the banks named therein and Banque Paribas, as agent (such Credit Agreement, as in effect on the date hereof and as it may be modified, supplemented or amended from time to time, the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as so defined.

     This Compliance Certificate is provided to you pursuant to Section 5.1(d) of the Credit Agreement.

     The undersigned, chief financial officer of the Borrower, hereby certifies that the information and statements contained in Schedule I hereto are true and correct as of the date hereof.

     SYNBIOTICS CORPORATION


     By:____________________
        Name:
        Title:

                    SCHEDULE 1 TO COMPLIANCE CERTIFICATE -
                               FOR PERIOD ENDING


                              SEPTEMBER 30, 1997

I. LEVERAGE RATIO - SECTION 6.1(A) measured on September 30, 1997 on a rolling four (4) fiscal quarter consolidated basis:

                              PROXY                       ACTUAL
                              OCTOBER 1, 1996             JULY 1, 1997 -
                              - JUNE 30, 1997             SEPTEMBER 30, 1997
(a)  Consolidated Total
Indebtedness, including
outstanding L/Cs                                                      -----------
(b)  Consolidated EBITDA      $2,803,000          plus ---------- =   -----------
(c)  Leverage Ratio
Requirement                                                           -----------
                                                                      -----------

II. INTEREST COVERAGE RATIO - SECTION 6.1(B) measured on September 30, 1997 on a rolling four (4) fiscal quarter consolidated basis:

                              PROXY                       ACTUAL
                              OCTOBER 1, 1996             JULY 1, 1997 -
                              - JUNE 30, 1997             SEPTEMBER 30, 1997
(a)  Consolidated EBITDA      $2,803,000          plus ---------- =   -----------
(b)  Consolidated Cash
Interest Expense              $  725,000          plus ---------- =   -----------
(c)  Interest Coverage
Ratio Requirement                                                     -----------
                                                                      -----------

III. FIXED CHARGE COVERAGE RATIO - SECTION 6.1(C) measured on September 30, 1997 on a rolling four (4) fiscal quarter consolidated basis:

                              PROXY                       ACTUAL
                              OCTOBER 1, 1996             JULY 1, 1997 -
                              - JUNE 30, 1997             SEPTEMBER 30, 1997
(a)  Consolidated EBITDA      $2,803,000          plus ---------- =   -----------
(b)  Consolidated Fixed
Charges                       $2,054,000          plus ---------- =   -----------
(c)  Fixed Charge Coverage
Ratio Requirement                                                     -----------
                                                                      -----------

IV.  CAPITAL EXPENDITURES - SECTION 6.1(D) measured on September 30, 1997:


(a)  Capital Expenditures Year to Date                 _________________________
Requirement                                            _________________________


V. CONSOLIDATED TANGIBLE NET WORTH - SECTION 6.1(E) measured on September 30, 1997:

Consolidated Tangible Net Worth at
September 30, 1997                                     _________________________
Requirement
(a)  $9,006,000                                        _________________________
(b)  100% of the net proceeds received by the
Borrower or its Subsidiaries after the Closing Date
through the sale of equity of the Borrower and/or
its Subsidiaries                                 (plus)
                                                       _________________________
  Total Requirement                                    _________________________

                    SCHEDULE 1 TO COMPLIANCE CERTIFICATE -
                               FOR PERIOD ENDING

                               DECEMBER 31,1997


I. LEVERAGE RATIO - SECTION 6.1(A) measured on December 31, 1997 on a rolling four (4) fiscal quarter consolidated basis:

                              PROXY                        ACTUAL
                              JANUARY 1, 1997              JULY 1, 1997 -
                              - JUNE 30, 1997              DECEMBER 31, 1997
(a)  Consolidated Total
Indebtedness, including
outstanding L/Cs                                                           -----------
(b)  Consolidated EBITDA      $2,986,000          plus ---------- =        -----------
(c)  Leverage Ratio
Requirement                                                                -----------
                                                                           -----------

II. INTEREST COVERAGE RATIO - SECTION 6.1(B) measured on December 31, 1997 on a rolling four (4) fiscal quarter consolidated basis:

                              PROXY                        ACTUAL
                              JANUARY 1, 1997              JULY 1, 1997 -
                              - JUNE 30, 1997              DECEMBER 31, 1997
(a)  Consolidated EBITDA         $2,986,000       plus ---------- =   -----------
(b)  Consolidated Cash
Interest Expense                 $  478,000       plus ---------- =   -----------
(c)  Interest Coverage
Ratio Requirement                                                     -----------
                                                                      -----------

III. FIXED CHARGE COVERAGE RATIO - SECTION 6.1(C) measured on December 31, 1997 on a rolling four (4) fiscal quarter consolidated basis:

                              PROXY                      ACTUAL
                              JANUARY 1, 1997            JULY 1, 1997 -
                              - JUNE 30, 1997            DECEMBER 31, 1997
(a)  Consolidated EBITDA      $2,986,000          plus ---------- =   -----------
(b)  Consolidated Fixed
Charges                       $1,364,000          plus ---------- =   -----------
(c)  Fixed Charge Coverage
Ratio Requirement                                                     -----------
                                                                      -----------

IV.  CAPITAL EXPENDITURES - SECTION 6.1(D) measured on December 31, 1997:

(a)  Capital Expenditures Year to Date                 _________________________
Requirement                                            _________________________

V.   CONSOLIDATED TANGIBLE NET WORTH - SECTION 6.1(E) measured on December 31,
1997:

Consolidated Tangible Net Worth at
December 31, 1997                                      _________________________
Requirement
(a)  $9,600,000                                        _________________________
(b)  100% of the net proceeds received by the
Borrower or its Subsidiaries after the Closing Date
through the sale of equity of the Borrower and/or
its Subsidiaries                                 (plus)
                                                       _________________________
     Total Requirement                                 _________________________

                    SCHEDULE 1 TO COMPLIANCE CERTIFICATE -
                               FOR PERIOD ENDING

                                MARCH 31, 1998

I. LEVERAGE RATIO - SECTION 6.1(A) measured on March 31, 1998 on a rolling four (4) fiscal quarter consolidated basis:

                              PROXY                       ACTUAL
                              APRIL 1, 1997               JULY 1, 1997 -
                              - JUNE 30, 1997             MARCH 31, 1998
(a)  Consolidated Total
Indebtedness, including
outstanding L/Cs                                                      -----------
(b)  Consolidated EBITDA      $736,000            plus ---------- =   -----------
(c)  Leverage Ratio
Requirement                                                           -----------
                                                                      -----------

II. INTEREST COVERAGE RATIO - SECTION 6.1(B) measured on March 31, 1998 on a rolling four (4) fiscal quarter consolidated basis:

                              PROXY                        ACTUAL
                              APRIL 1, 1996                JULY 1, 1997 -
                              - JUNE 30, 1997              MARCH 31, 1998
(a)  Consolidated EBITDA      $736,000            plus ---------- =   -----------
(b)  Consolidated Cash
Interest Expense              $236,000            plus ---------- =   -----------
(c)  Interest Coverage
Ratio Requirement                                                     -----------
                                                                      -----------

III. FIXED CHARGE COVERAGE RATIO - SECTION 6.1(C) measured on March 31, 1998 on a rolling four (4) fiscal quarter consolidated basis:

                              PROXY                        ACTUAL
                              APRIL 1, 1996                JULY 1, 1997 -
                              - JUNE 30, 1997              MARCH 31, 1998
(a)  Consolidated EBITDA      $736,000            plus ---------- =   -----------
(b)  Consolidated Fixed
Charges                       $679,000            plus ---------- =   -----------
(c)  Fixed Charge Coverage
Ratio Requirement                                                     -----------
                                                                      -----------

IV.  CAPITAL EXPENDITURES - SECTION 6.1(D) measured on March 31, 1998:

(a)  Capital Expenditures Year to Date                 _________________________
Requirement                                            _________________________


V.   CONSOLIDATED TANGIBLE NET WORTH - SECTION 6.1(E) measured on March 31,
1998:


Consolidated Tangible Net Worth at
March 31, 1998                                         _________________________
Requirement
(a)  $9,006,000                                        _________________________
(b)  75% of cumulative Consolidated Net Income
for all fiscal quarters ending after the Closing Date
(determined without making any reduction in the
amount thereof by reason of any net loss arising in
any fiscal quarter)
                                                (plus)
                                                       _________________________

(c)  100% of the net proceeds received by the
Borrower or its Subsidiaries after the Closing Date
through the sale of equity of the Borrower and/or
its Subsidiaries                                (plus)
                                                       _________________________
     Total Requirement                                 _________________________

                    SCHEDULE 1 TO COMPLIANCE CERTIFICATE -
                               FOR PERIOD ENDING

                  ___________________________________________

I. LEVERAGE RATIO - SECTION 6.1(A) measured on ____________________ on a rolling four (4) fiscal quarter consolidated basis:


(a)  Consolidated Total
Indebtedness, including
outstanding L/Cs              _________________
(b)  Consolidated EBITDA      _________________
(c)  Leverage Ratio           _________________
Requirement                   _________________

II. INTEREST COVERAGE RATIO - SECTION 6.1(B) measured on ____________________ on a rolling four (4) fiscal quarter consolidated basis:

(a)  Consolidated EBITDA      _________________
(b)  Consolidated Cash
Interest Expense              _________________
(c)  Interest Coverage        _________________
Ratio Requirement             _________________

III. FIXED CHARGE COVERAGE RATIO - SECTION 6.1(C) measured on
____________________ on a rolling four (4) fiscal quarter consolidated basis:

(a)  Consolidated EBITDA      _________________
(b)  Consolidated Fixed
Charges                       _________________
(c)  Fixed Charge Coverage    _________________
Ratio Requirement             _________________

IV.  CAPITAL EXPENDITURES - SECTION 6.1(D) measured on
                                                       ________________________:


(a)  Capital Expenditures Year to Date               ___________________________
Requirement                                          ___________________________


V.   CONSOLIDATED TANGIBLE NET WORTH - SECTION 6.1(E) measured on
                                                       ________________________:

Consolidated Tangible Net Worth
Requirement                                          ___________________________
(a)  $9,006,000                                      ___________________________
(b)  75% of cumulative Consolidated Net Income
for all fiscal quarters ending after the Closing Date
(determined without making any reduction in the
amount thereof by reason of any net loss arising in
any fiscal quarter)
                                               (plus)
                                                     ___________________________

(c)  100% of the net proceeds received by the
Borrower or its Subsidiaries after the Closing Date
through the sale of equity of the Borrower and/or
its Subsidiaries                               (plus)
                                                     ___________________________
  Total Requirement                                  ___________________________